UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Virgin Galactic Holdings, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Virgin GALACTIC

2023

Proxy Statement

and Notice of the Annual Meeting

Message from
Our Chair

April 25, 2023
Dear Fellow Stockholders:
On behalf of the Board of Directors, I cordially invite you to attend the 2023 annual meeting of stockholders (the “Annual Meeting”) of Virgin Galactic Holdings, Inc., which will be held on June 8, 2023, at 9:00 a.m., Pacific Time. In order to attend, you must register at www.viewproxy.com/SPCE/2023 by 11:59 p.m. Eastern Time on June 7, 2023.
In accordance with the Securities and Exchange Commission rules allowing companies to furnish proxy materials to their stockholders over the Internet, we have sent stockholders of record at the close of business on April 13, 2023 a Notice of Internet Availability of Proxy Materials. The notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice and the attached Proxy Statement.
Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the Annual Meeting.
Please join us on June 8, 2023
Your vote is important to us. Whether you own a few shares or many, and whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Please act as soon as possible to vote your shares. You may vote your shares on the Internet, by telephone or, if you received a paper copy of the proxy card by mail, by returning your signed proxy card in the envelope provided. You may also vote your shares online during the Annual Meeting. Instructions on how to vote while participating at the meeting live via the Internet are posted at www.viewproxy.com/SPCE/2023.
On behalf of the Board of Directors and management, it is my pleasure to express our appreciation for your continued support.
Evan Lovell
Chair of the Board

2	Virgin Galactic Holdings, Inc.

Notice of Annual Meeting of
Stockholders to be held on
June 8, 2023

Tustin, California
April 25, 2023

NOTICE IS HEREBY GIVEN that the 2023 annual meeting of stockholders (the “Annual Meeting”) of Virgin Galactic Holdings, Inc., a Delaware corporation (the “Company”), will be held on Thursday, June 8, 2023, at 9:00 a.m., Pacific Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting. In order to attend, you must register at www.viewproxy.com/SPCE/2023 by 11:59 p.m. Eastern Time on June 7, 2023. For instructions on how to register, attend and vote your shares at the Annual Meeting, see the information in the accompanying Proxy Statement in the section titled “General Information About the Annual Meeting and Voting.”

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting:
This Proxy Statement and our Annual Report are available free of charge at www.viewproxy.com/SPCE/2023.

If you have any questions about this Proxy Statement or if you would like additional copies of this Proxy Statement, please contact Alliance Advisors, our proxy solicitor, at:

Alliance Advisors, LLC
200 Broadacres Drive
Bloomfield, NJ 07003
Telephone: (877) 495-1342

The Annual Meeting is being held:

1.	to elect the director nominees listed in the Proxy Statement;
2.	to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2023;
3.	to approve, on an advisory (non-binding) basis, the compensation of our named executive officers;
4.	to approve the Company’s Amended and Restated 2019 Incentive Award Plan; and
5.	to transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

These items of business are described in the Proxy Statement that follows this notice. Holders of record of the Company’s common stock as of the close of business on April 13, 2023 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment thereof. A complete list of such stockholders will be open to the examination by any stockholder for a period of 10 days prior to the Annual Meeting for any purpose germane to the meeting by sending an email to CorporateSecretary@virgingalactic.com, stating the purpose of the request and providing proof of ownership of Company stock.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, instructions regarding how you can vote are contained in that notice. If you have received a proxy card, instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy. Note that, in light of possible timing impacts if voting by mail, we encourage stockholders to submit their proxy by Internet or telephone.

By Order of the Board of Directors

Michael Colglazier

Chief Executive Officer, President and Director

2023 Proxy Statement	3

2	Message from Our Chair
3	Notice of Annual Meeting of Stockholders to be held on June 8, 2023
5	2022 Highlights
11	Voting Roadmap
14	Proposal No. 1: Election of Directors
14	Information about Board Nominees
21	Corporate Governance
21	Composition of the Board of Directors
24	Board Structure
28	Board Oversight Responsibilities
29	Other Governance Practices and Policies
31	Director Compensation
31	Cash Compensation
31	Equity Compensation
32	Director Compensation Table for Fiscal Year 2022
33	Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm
33	Appointment of Independent Registered Public Accounting Firm
33	Change in Independent Registered Public Accounting Firm
34	Audit, Audit-Related, Tax and All Other Fees
34	Pre-Approval Policies and Practices
36	Audit Committee Report
37	Executive Officers
39	Proposal No. 3: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of Our Named Executive Officers
40	Executive Compensation
40	Compensation Discussion and Analysis
55	Compensation Committee Report
56	Executive Compensation Tables
66	Compensation Risk Assessment
66	CEO Pay Ratio
67	Pay Versus Performance
72	Proposal No. 4: Approval of the Amended and Restated Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan
81	Security Ownership of Certain Beneficial Owners and Management
83	Equity Compensation Plan Information
84	Certain Transactions with Related Persons
84	Policies and Procedures for Related Party Transactions
84	Summary of Related-Person Transactions
88	General Information about the Annual Meeting and Voting
88	Questions and Answers
94	Additional Information
94	Stockholder Proposals and Director Nominations
94	Householding
95	Delinquent Section 16(a) Reports
95	2022 Annual Report
96	ANNEX A – Amended and Restated Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan

Key Information
5	Fiscal 2022 Performance Highlights
6	Commitment to ESG
15	Skills, Experience, Qualifications and Attributes of 2023 Director Nominees
22	Director Nomination Process
24	Director Independence
24	Board Leadership Structure
28	Board’s Role in Strategy and Risk Oversight
29	Stockholder Engagement
41	2022 Pay Mix
45	Our Executive Compensation Program

Forward-Looking Statements

This proxy statement (this “Proxy Statement”) contains certain forward-looking statements within the meaning of federal securities laws with respect to Virgin Galactic Holdings, Inc. (“Virgin Galactic” or the “Company”). These forward-looking statements are statements other than those of historical fact and generally are identified by words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this proxy statement, including but not limited to the factors, risks and uncertainties included in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which are accessible on the SEC’s website at www.sec.gov and the Investor Relations section of our website at www.virgingalactic.com. These filings identify and address other important risks and uncertainties that could cause the Company’s actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

4	Virgin Galactic Holdings, Inc.

2022 Highlights

About Virgin Galactic

We are an aerospace and space travel company, pioneering human spaceflight for private individuals and researchers with our advanced air and space vehicles. Our reusable spaceflight system, developed using proprietary technology and processes, is designed to connect the world to the love, wonder and awe created by space travel and to offer customers a transformative experience. Our missions include flying passengers to space as adventurers and flying researchers and research experiments to space for scientific and educational advancement.

We believe the commercial exploration of space represents one of the most exciting and important technological initiatives of our time. Virgin Galactic is at the forefront of industry trends as the first and only publicly-traded company focused on commercial human spaceflight. Approximately 640 humans have ever traveled above the Earth’s atmosphere into space. As of December 31, 2022, Virgin Galactic has received reservations for approximately 800 spaceflight tickets. This industry is growing dramatically due to new products, new sources of private and government funding, and new technologies. Demand is emerging from new sectors and demographics, which we believe is broadening the total addressable market. As government space agencies have retired or reduced their capacity to send humans into space, private companies are beginning to make exciting inroads into the field of human space exploration.

Fiscal 2022 Performance Highlights

In 2022, we made important investments in the infrastructure and partnerships that will support our operations as a commercial spaceline and lead our Company into the future.

Some of the key business milestones from 2022 include the following:
●Prepared VMS Eve and VSS Unity for commercial service by improving the durability and capability of the ships to support an increased flight cadence.
●Invested in our supply chain and manufacturing partnerships that will equip our business to scale effectively. We also broke ground on our spaceship final assembly factory.

●Laid the foundation for an unforgettable astronaut experience by completing the conceptual design for a unique astronaut campus, including the acquisition of an incredible site for the campus close to Spaceport America, New Mexico.
●Strengthened the balance sheet by raising approximately $528 million to support necessary investments in the business that we believe will drive our long-term growth.

Virgin Galactic Values
Our exceptional teammates join for a shared purpose, and we connect through shared values. Our Company values guide our decision making and exemplify how we show up and conduct ourselves. Importantly, our values empower each of us to make a difference at the company and enable confidence in our actions.

Safety Above All We ensure safety is at the core of all our endeavors.	Bold Optimism We make the impossible inevitable.	Straight Up We are fair, transparent, honest, caring and ethical in all we do.

Insatiable Curiosity We push the boundaries of possibility to transcend the status quo.	Astronaut Driven We deliver for our Astronauts with fanatical focus on execution and experience.	Space for All We elevate all our people.

2023 Proxy Statement	5

2022 Highlights

Commitment to ESG

At Virgin Galactic, we recognize that understanding and managing our environmental, social and governance (“ESG”) impacts is not only critical to mitigating ESG-related risks, but also seizing opportunities to create value for our employees, customers, stockholders, communities and other stakeholders. We continue to develop and refine our ESG strategy to establish a framework that aligns with industry best practices, such as Sustainability Accounting Standards Board (“SASB”) standards, and contributes to global sustainable development. Our entire board of directors of the Company (the “Board” or the “Board of Directors”) supports the Company’s ESG strategy, initiatives, and policies and is committed to ongoing transparency and accountability. Additionally, the Board has delegated the authority to the Audit Committee to oversee the Company’s ESG program, and get updates from management about its progress on a quarterly basis. See page 29 of this Proxy Statement for more information about Board oversight of ESG matters and our supporting governance structure.

Diversity, Equity, Inclusion and Belonging (“DEIB”)
Our mission of opening space to more people starts with us. To achieve our bold objectives, we require a diverse set of perspectives, experiences and cultures to power our collective success. We must reflect the world we seek to inspire.
In 2022, we launched new Company values that set the standard of what we at Virgin Galactic hold as important. Our Space for All value emphasizes that we need diverse teams to achieve our mission. We seek to foster a sense of belonging, where all teammates who work here and all astronauts who journey here feel welcomed, valued, and respected.
Our DEIB strategy focuses on the communities where we live and work, our people, and our workplace culture.
Our Community
●Space Workforce Pledge 2030 - We signed a workforce pledge along with 24 other space organizations that focuses on increasing diversity across our collective workforce and in universities, as well as sponsoring K-12 programs.
●BLAST (Black Leaders in Aerospace Scholarship and Training Program) – Designed to build a diverse pipeline of emerging aerospace talent, this program continues its mission to support black scholars through an academic pipeline to successful career placement and inspire a more diverse and inclusive aerospace industry. Since the launch of the program in February 2021, we have supported 16 scholars with 10 currently in the program. Students receive a $5,000 scholarship per award, which is renewable for up to 3 years for a total of $15,000, mentoring, vocational skills, certified leadership training, summer paid internships at Virgin Galactic or one of our program partner companies, and job opportunities upon graduation.
●STEM Outreach – With the support of our customer community, as of March 2023, we have invested over $1.9 million, including $190,850 sponsored by the Company. Of this total investment, $1.2 million was awarded in 315 scholarships to 156 students pursuing STEM education, of which $844,870 was awarded to 71 women.
Our People
●Improve our representation year-over-year - Globally as of December 31, 2022, women represent 31% of our executives and 25% of our total population, while people of color represent 31% of our executives and 45% for our US population.
●DEIB Awareness Sessions - Launched Company-wide roundtable awareness sessions to equip our teammates with best practices and embed an inclusive mindset in our day-to-day work.
●Inclusive Healthcare Benefits - We offer paid parental leave for all teammates (live birth, surrogacy, adoption and fostering), healthcare travel benefits where access to a provider or procedures is limited, and gender-affirming care.
Our Culture
●Heritage Month Celebrations - We highlight our teammates, celebrate and learn about different cultures, and build awareness through internal and community events.
●Inclusion Council - Our Inclusion Council is comprised of 12 cross-functional leaders representing our businesses to drive action and accountability.

6	Virgin Galactic Holdings, Inc.

2022 Highlights

●Teammate Resource Groups - Launched “Intergalactic” teammate resource group that brings together our diverse and intersectional communities.

Risk Management
We periodically perform an Enterprise Risk Management (“ERM”) assessment to identify prominent risk areas to our business. We have established cross-functional working groups for each risk factor across different business segments to foster ongoing identification and enable mitigation of relevant risks. ESG risks are discussed in these working groups and included in our risk assessment reporting. These assessment results are discussed with our executives on a regular basis and reported quarterly to the Audit Committee and the Board.

Data Security
At Virgin Galactic, we take a risk-based approach to cyber security and customer data privacy that is intended to identify and address the highest priority information risks applicable to our business. Our information security department executes rigorous oversight of our data and the data entrusted to us across all our internal and external systems and applications. This includes regular in-house and third-party testing, auditing, patch management, identity and access management, and data loss prevention. We use several market leading tools and services to support our security program, which is oriented around compliance with industry standard control frameworks including NIST 800-171 and ISO 27001. Our data privacy program is aligned with the European General Data Protection Regulation (“GDPR”) and California Privacy Rights Act (“CPRA”).
We extend our high standards of data security to our vendors and partners as part of a broader third-party risk management program. Where applicable, we require our vendors to comply with industry standards such as ISO 27001, and show current SOC 2 Type II compliance. As a government contractor, we default to the most secure and robust cloud platforms available (e.g., Microsoft Government Community Cloud High; FedRAMP compliant), which in turn benefit our commercial business as well.
We communicate regularly with our employees regarding the importance of data security and privacy. In addition to direct updates about Internet safety, phishing, and other topics, we require annual mandatory security training and more frequent training for select employee groups.

Health and Safety
Our Safety Management System (“SMS”) is part of our Federal Aviation Administration Office of Commercial Spaceflight operator’s license and is informed by best practices and standards set by the FAA for commercial transportation. We have a proactive safety risk management process to identify potential safety hazards, minimize risks and ensure proper corrective actions where appropriate. Our process and protocols are evaluated regularly to confirm our compliance to the latest standards, monitor and document issues, and develop corrective action plans as needed with the operations teams.
COVID/Safe Work Environment
In response to the COVID-19 pandemic, we formed a COVID-19 Task Force with leadership from across the Company to provide resources and tools to assist and support our workforce with overall wellness, mental wellness to cope with stress, anxiety, isolation and loss. We continue to monitor protocols and guidelines, communicate expectations, and make accommodations to protect the safety of our employees while increasing production with strict safety protocols in place. Throughout the pandemic, we have continued to follow the latest guidance from the Centers for Disease Control and Prevention (“CDC”), as well as Occupational Safety and Health Administration (“OSHA”) guidelines. Virgin Galactic’s policy as of December 31, 2022 is that all employees are required to be fully vaccinated, unless such employees are legally entitled to an accommodation.

2023 Proxy Statement	7

2022 Highlights

Environmental
We are committed to understanding our environmental impact while using our spaceflight system to advance science and inspire action to protect our planet. Our efforts in environmental responsibility have focused primarily on energy efficiency, waste reduction, and recycling. Some of our key initiatives in this regard include the following:
●Established an Environmental Steering Committee composed of cross-functional Company leaders to develop, guide, and implement sustainability initiatives.
●Made electric vehicle charging stations available to our employees at several of our office locations.
●Completed lighting and retrofitting upgrades, featuring LEDs, timers, and motion sensors in our Mojave facilities.
●Established a single-stream recycling programs at our corporate headquarters for aluminum cans, glass, and plastics.
●Reduced the number of single-use water bottles used by featuring filtered water stations in our corporate headquarters, Mojave facilities, and Las Cruces offices.
●Diverted carbon fiber waste and scraps from trash at our Mojave facilities for recycling.
●Purchased CO2 offset credits through ClimateCare.
We continue to systematically evaluate all aspects of our operations to identify opportunities to further enhance sustainability in our Company.

Human Capital
Our teammates are the cornerstone of our success. As of December 31, 2022, we had 1,166 regular full-time teammates globally. Our teammates possess a myriad of diverse experiences from a wide variety of industries, including commercial aviation, aerospace, high-technology, consumer brands and other world-recognized organizations.
As we continue to scale across multiple locations, we are committed to the following human capital management approach, which is tied directly to our business strategy that enables sustainable growth:
●Acquisition and retention of our talent
●Development of our teammates
●Culture and engagement
Total Rewards
Our Total Rewards philosophy is to provide competitive and equitable compensation and benefits to attract and retain talent to achieve our strategic mission. In our efforts to prioritize transparency, we do not rely on state laws to provide salary ranges for our open roles. Regardless of location, we list our salary ranges for all open positions.
Our Benefits
Life consists of many changes and in addition to our healthcare and retirement benefits, we offer additional benefits to support our teammates in balancing life’s challenges.
●Wellbeing – We view wellbeing as being multi-dimensional:
●Mental Wellbeing: We introduced robust mental health support through our medical plan that provides collaborative care and access to a virtual platform to provide access in the form and timing that suits the teammate. Additionally, our Employee Assistance Program (“EAP”) benefits include confidential counseling sessions at no cost for stress and anxiety management, marital/family issues, grief and loss, and overall job pressures.

8	Virgin Galactic Holdings, Inc.

2022 Highlights

●Financial Wellbeing: In addition to a generous 401(k) company match program, employer contributions to a Health Savings Account (“HSA”), and Flexible Spending Account (“FSA”) access, we offer financial education and training on retirement planning, tax and debt counseling, and resources to assist with saving for a child’s college education.
●Physical Wellbeing: We have programs in place to support teammates with chronic condition management, wellness activities, and lifestyle coaching so that they are able to access resources that support them and their family members.
●Legal Assistance – We offer a legal plan that provides legal support at no cost and/or discounted fees for teammates for a wide range of personal legal matters, including will preparation, estate planning, court appearances, document review and preparation, debt collection defense, family law, and real estate matters.
●Inclusive Parental Benefits – Our paid parental leave program ensures diverse family structures are considered and provides access to 6-8 weeks of paid leave for new parents who expand their family via birth, adoption, surrogacy, or foster care.
●Travel Benefits – We offer travel expense coverage to ensure teammates have access to covered medical services that may be limited in certain regions/locations.
●Gender Affirming Care – We offer medically-necessary gender-affirming surgery and care.
●Flex Policy – We provide a hybrid work schedule for most positions, which allows teammates to work in a manner that is well suited for their individual work-life balance needs.
Growth & Development
At Virgin Galactic, we believe that investing in our teammates’ professional growth and career development is essential to our long-term success. Our philosophy is to encourage continuous learning that is meaningful, relevant, connected to our values, and helps our teams learn and grow.
In 2022, we provided the following offerings and plan to continue to invest in learning and development.
●Technical Training – Ongoing opportunities to help our employees stay up-to-date with on-the-job training programs and technical skill development that makes an impact both personally and professionally.
●On-Demand Learning – A cohesive learning ecosystem that includes LinkedIn Learning and custom on-the-job eLearning with a myriad of supplemental and complementary topics on leadership and overall professional development.
We believe these initiatives benefit our teammates to contribute to our overall success as a company.
Culture & Engagement
Our teammates are the cornerstone to executing our business strategy. Having a motivated and engaged workforce is critical to our success.
We recently conducted an employee engagement survey to give our leadership at all levels direct and actionable feedback to support growth of employee engagement that improves our culture. Eighty-two percent (82%), our teammates responded and provided valuable insights to guide our leaders in determining company-wide action plans tailored to each business unit.

2023 Proxy Statement	9

2022 Highlights

Our People

Data as of December 31, 2022 and based on employees who self-identify.

10	Virgin Galactic Holdings, Inc.

Voting Roadmap

Annual Meeting of Stockholders

DATE: June 8, 2023

TIME: 9:00 am Pacific

VIRTUAL MEETING LOCATION: www.viewproxy.com/SPCE/2023

RECORD DATE: April 13, 2023
How to Vote
We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote electronically. If you are a stockholder of record, there are three ways to vote by proxy:
TELEPHONE: You can vote by telephone by calling 866-804-9616 and following the instructions on the proxy card;

INTERNET: You can vote over the Internet at www.viewproxy.com/SPCE/2023 by following the instructions on the Notice and Access Card or proxy card; or

MAIL: You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail. See Page 90 for more information

Proxy Statement for the Annual Meeting of Stockholders to be held on June 8, 2023

This Proxy Statement and our annual report for the fiscal year ended December 31, 2022 (the “Annual Report” and, together with the Proxy Statement, the “proxy materials”) are being furnished by and on behalf of the Board in connection with our 2023 annual meeting of stockholders (the “Annual Meeting”). This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about April 25, 2023.

As used herein, the terms “Company,” “we,” “us,” or “our” refer to Virgin Galactic Holdings, Inc. and its consolidated subsidiaries unless otherwise stated or the context otherwise requires. The Company was a special purpose acquisition company prior to the closing of the Virgin Galactic Business Combination in October 2019 (the “Closing”). The “Virgin Galactic Business Combination” represents the completed transactions whereby the entities that previously comprised the business of Virgin Galactic (the “VG Companies”) merged with and into subsidiaries of the Company.

2023 Proxy Statement	11

Voting Roadmap

Proposals for Stockholder Voting

PROPOSAL NO. 1
to elect the director nominees listed in the Proxy Statement See Page 14 for more information	FOR

Snapshot of 2023 Director Nominees

Nominee Demographics

DIRECTOR AGE

62.9 years

Average age

- <61 Years: 2
- 61-65 Years: 5
- >65 Years: 2

DIRECTOR TENURE

1.7 years

Average tenure

- <1 Year: 2
- 1-3 Years: 4
- >3 Years: 3

GENDER DIVERSITY

44%

Diverse

50%
of Committee Chairs are women

ETHNIC/RACIAL DIVERSITY

22%

Diverse

Nominee Skills

PROPOSAL NO. 2
to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2023 See Page 33 for more information	FOR

12	Virgin Galactic Holdings, Inc.

Voting Roadmap

PROPOSAL NO. 3
to approve, on an advisory (non-binding) basis, the compensation of our named executive officers See Page 39 for more information	FOR

2022 Executive Compensation Elements

2022 Target Total Direct Compensation
CEO	Other NEOs	Description	Key Objectives
●Cash compensation to reflect individuals’ skills, experience, and overall responsibilities of the executive’s position
●Attracts and retains talent by providing a stable and reliable source of income
●Provide base salaries consistent with each executive’s responsibilities so that they are not motivated to take excessive risks

		●Earned based on achievement of safety, commercial, financial, and ESG performance metrics, as well as individual performance goals, which are approved by our Compensation Committee	●Rewards the achievement of corporate objectives and overall contributions towards achieving those objectives over a 12-month period
●Time-vested restricted stock units (“RSUs”) ●Performance share units (“PSUs”)
●Incentivizes our executives to create long-term stockholder value and focus on sustained share price appreciation
●Aligns our executive’s strategic objectives with those of our stockholders’ interests over the long-term
●Promotes retention and executive stock ownership

We incorporated performance-based awards in the long-term incentive program

Our goal is to provide an executive compensation program that enables the Company to attract, motivate, and retain highly qualified executives who are committed to the Company’s mission, performance, and culture. We do this by providing competitive compensation arrangements that are fair, reasonable, and reward our executives for driving company-wide performance and individual contributions. We also believe in executive incentive compensation programs that emphasize pay for performance. In 2021, we implemented PSUs as part of our long-term incentive program, and they remain in place today as part of our annual long-term incentive program.

PROPOSAL NO. 4
to approve the Company’s Amended and Restated 2019 Incentive Award Plan See Page 72 for more information	FOR

2023 Proxy Statement	13

Proposal No. 1:
Election of Directors

Our certificate of incorporation as currently in effect (“Certificate of Incorporation”) provides that the number of directors shall be established from time to time by our Board of Directors. In April 2023, we added two new directors, and our Board of Directors fixed the number of directors at 11. Adam Bain and George Mattson are not standing for re-election to the Board of Directors at the Annual Meeting, and the Board determined that following the Annual Meeting, the size of the Board will be reduced from 11 to nine directors.
Our Certificate of Incorporation provides that all of our directors stand for reelection annually at the annual meeting of stockholders, provided that the term of each director will continue until the election and qualification of his or her successor and is subject to his or her earlier death, resignation or removal.
Information about Board Nominees
The following pages contain certain biographical information as of April 25, 2023 for each nominee for director, including all positions held, the principal occupation and business experience for the past 5 years and the names of other publicly-held companies of which the nominee currently serves as a director or has served as a director during the past 5 years.
We believe that all of our nominees demonstrate: personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of our Board of Directors and its committees; skills and personality that complement those of our other directors, which helps build a board that is effective, collegial and responsive to the needs of our Company; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of our stockholders. The information presented below regarding each nominee also sets forth specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that such individual should serve as a director in light of our business and structure.
Board Nominees
Evan Lovell
Michael Colglazier
Wanda Austin
Tina Jonas
Craig Kreeger
Raymond Mabus, Jr.
Wanda Sigur
Diana Strandberg
W. Gilbert (Gil) West

14	Virgin Galactic Holdings, Inc.

Proposal No. 1: Election of Directors

Skills, Experience, Qualifications and Attributes of 2023 Director Nominees

Operations Management	●	●	●	●	●	●	●	●	●
Customer Experience/Marketing	●	●			●			●	●
Aerospace			●	●	●	●	●		●
Manufacturing/Engineering			●	●		●	●		●
Safety/Risk Management	●		●		●		●		●
Financial and Accounting			●	●				●	●
Public Company Board/Executive	●	●	●	●	●	●		●	●

2023 Proxy Statement	15

Proposal No. 1: Election of Directors

EVAN LOVELL Age: 53 Director Since: October 2019	Mr. Lovell, 53, has served as Chair of the Company’s Board of Directors since April 2023 (after serving as Interim Chair since February 2022) and has served on the Board of Directors since October 2019. Mr. Lovell has been a Partner of Virgin Group Holdings Limited and its affiliates (collectively, the “Virgin Group”) since October 2012 and is responsible for managing the Virgin Group’s investment team globally. Mr. Lovell has served as a director of 23andMe Holding Co. since June 2021. Mr. Lovell has served as a director of Virgin Orbit Holdings, Inc. since March 2017 and has served as its chairman since December 2021. Mr. Lovell currently serves as a member of the board of directors for a number of Virgin Group portfolio companies, including BMR Energy Ltd., V Cruises US, LLC, Virgin Cruises Intermediate Limited, Virgin Cruises Limited, Vieco 10 Limited, Virgin Hotels, LLC, Virgin Sport Group Limited, Virgin Sport Management USA, Inc. and VO Holdings, Inc. From December 2008 to June 2019, Mr. Lovell was a member of the board of directors of AquaVenture Holdings Limited, and from April 2013 to December 2016 was a member of the board of directors of Virgin America Inc. From September 1997 to October 2007, Mr. Lovell served as an investment professional at TPG Capital, where he also served on the board of a number of TPG portfolio companies. Mr. Lovell holds a bachelor’s degree in Political Science from the University of Vermont.
We believe Mr. Lovell is well qualified to serve on the Company’s Board of Directors because of his extensive experience as a seasoned investor and operator.

MICHAEL COLGLAZIER Age: 56 Director Since: July 2020	Mr. Colglazier, 56, has served as the Company’s Chief Executive Officer and as a member of the Company’s Board of Directors since July 2020 and has served as the Company’s President since February 2021. Mr. Colglazier most recently served as President and Managing Director, Disney Parks International from October 2019 until his departure in July 2020 and, from March 2018 to October 2019, as President and Managing Director, Walt Disney Parks & Resorts, Asia Pacific. In these capacities, he oversaw the operations and development of Disney parks and resorts outside of the United States, focusing on high-growth expansion and development of joint venture opportunities with government agencies. Prior to this, from January 2013 until March 2018, Mr. Colglazier was President of The Disneyland Resort, where he led a workforce of nearly 30,000 employees and drove record business performance and growth. During his 30+ year career at Disney, Mr. Colglazier served in several executive roles where he implemented a series of development and growth strategies across the world focused on product innovation and customer growth. He is currently Chairman of the CEO Roundtable for the University of California, Irvine, and a member of the Engineering Advisory Board of Rice University. He is also a past commissioner and member of the executive committee of the California Travel and Tourism Commission. Mr. Colglazier holds a bachelor’s degree in Industrial Engineering from Stanford University and holds a Master of Business Administration from Harvard Business School.
We believe Mr. Colglazier is well qualified to serve on the Company’s Board of Directors because of his extensive experience developing and growing consumer-oriented businesses strategically, commercially and operationally.

16	Virgin Galactic Holdings, Inc.

Proposal No. 1: Election of Directors

WANDA AUSTIN Age: 68 Director Since: October 2019	Dr. Austin, 68, has served on the Company’s Board of Directors since October 2019. Dr. Austin served as Interim President of the University of Southern California from August 2018 to July 2019, has held an adjunct Research Professor appointment at the University’s Viterbi School’s Department of Industrial and Systems Engineering since 2007, and became a Life Trustee in 2020. Dr. Austin has been a director of Chevron Corporation and Amgen Inc. since December 2016 and October 2017, respectively. From January 2008 to October 2016, Dr. Austin served as President and Chief Executive Officer of The Aerospace Corporation, an independent nonprofit corporation operating the only federally funded research and development center for the space enterprise and performing technical analyses and assessments for a variety of government, civil and commercial customers. Before becoming President and Chief Executive Officer, Dr. Austin served as Senior Vice President of the corporation’s National Systems Group and Engineering and Technology Group. From 2015 to January 2017, Dr. Austin served on the President’s Council of Advisors on Science and Technology, advising the President of the United States in areas where an understanding of science, technology and innovation was key to forming effective U.S. policy. Dr. Austin is also a co-founder of MakingSpace, Inc., focused on creating inclusive opportunities for collaboration, and served on the U.S. Human Spaceflight Review Committee from 2009 to 2010, the Defense Science Board from 2010 to 2016, the Space Foundation from 2013 to 2015, the California Council on Science and Technology from 2008 to 2013 and the NASA Advisory Council from 2005 to 2007 and 2014 to 2017. Dr. Austin is a fellow of the American Institute of Aeronautics and Astronautics and a member of the International Academy of Astronautics and the National Academy of Engineering. Dr. Austin is an executive advisor for World50, a community of senior executives from globally respected organizations. Dr. Austin holds a bachelor’s degree in Mathematics from Franklin & Marshall College, master’s degrees in Systems Engineering and Mathematics from the University of Pittsburgh and a doctorate in Systems Engineering from the University of Southern California.
We believe Dr. Austin is well qualified to serve on the Company’s Board of Directors because of her extensive financial and operational experience as well as her deep experience in the aerospace industry.

TINA JONAS Age: 63 Director Since: June 2021	Ms. Jonas, 63, has served on the Company’s Board of Directors since June 2021. Ms. Jonas is an independent consultant providing strategic consulting for the defense, aviation and healthcare sectors since 2015. From 2012 to 2014, Ms. Jonas served in several executive roles within UnitedHealthGroup before becoming President, UnitedHealthcare, Military and Veterans. From 2010 to 2012, Ms. Jonas served as Executive Vice President, Operations of PASSUR Aerospace, a business intelligence and aviation firm. From 2008 to 2010, Ms. Jonas served as Director, Operations, Sikorsky Aircraft. From 2004 to 2008, Ms. Jonas served as the Undersecretary Comptroller and Chief Financial Officer for the Department of Defense. From 2002 to 2004, Ms. Jonas served as the Assistant Director and Chief Financial Officer for the Federal Bureau of Investigation. From 2001 to 2002, Ms. Jonas served as Deputy Undersecretary for Financial Management for the Department of Defense. Ms. Jonas has served on the board of directors and the Audit and Finance committee of Centrus Energy Corp. since 2020, and serves on the board of directors of other privately held companies and non-profits. Ms. Jonas holds a Bachelor of Arts degree in Political Science from Arizona State University and a Master of Arts degree in Liberal Studies from Georgetown University.
Ms. Jonas is well qualified to serve on the Company’s Board of Directors because of her extensive financial and operational experience and her experience in the aviation industry.

2023 Proxy Statement	17

Proposal No. 1: Election of Directors

CRAIG KREEGER Age: 63 Director Since: October 2019	Mr. Kreeger, 63, has served on the Company’s Board of Directors since October 2019. Mr. Kreeger recently retired from his role as Chief Executive Officer of Virgin Atlantic after leading the company from February 2013 through December 2018. During his tenure at Virgin Atlantic, Mr. Kreeger was responsible for all airline operations and led the company to rebuild its balance sheet, launch its successful joint venture with Delta Airlines and develop a long-term strategy for expanding the joint venture to include Air France and KLM Royal Dutch Airlines. Prior to his tenure at Virgin Atlantic, Mr. Kreeger spent 27 years at American Airlines, where he held a variety of commercial, operational, financial and strategic roles. Mr. Kreeger spent his last 6 years at American as part of its leadership team overseeing its International Division and its Customer Service. Mr. Kreeger holds a bachelor’s degree in Economics from the University of California at San Diego and a Master of Business Administration from the University of California at Los Angeles.
We believe Mr. Kreeger is well qualified to serve on the Company’s Board of Directors because of his extensive operational, financial and managerial experience and his deep industry knowledge.

RAYMOND MABUS, JR. Age: 74 Director Since: April 2023	Mr. Mabus, 74, has served on the Company’s Board of Directors since April 2023. Mr. Mabus served as the 75th United States Secretary of the Navy from 2009 to 2017. Mr. Mabus was the United States Ambassador to the Kingdom of Saudi Arabia from 1994 to 1996, the 60th Governor of Mississippi from 1988 to 1992, and Auditor of the State of Mississippi from 1984 to 1988. Mr. Mabus is currently CEO of The Mabus Group, a consulting company which he founded in 2017, and Vice Chair of InStride, a public benefit company. Mr. Mabus has served on the board of Hilton Worldwide Holdings, Inc. since 2017. Mr. Mabus also serves on the board of World Central Kitchen and the Environmental Defense Fund. Mr. Mabus served as chairman of Kadem Sustainable Impact Corp. from 2017 to March 2023. Mr. Mabus served as a director of Dana Incorporated until April 2022. Mr. Mabus previously served as Chairman of Foamex International from 2003 to 2007 and as Chief Executive Officer from 2006 to 2007. Mr. Mabus holds a Bachelor of Arts degree in English & Political Science from the University of Mississippi, Oxford, a Master of Arts degree in Political Science from Johns Hopkins University, and a Juris Doctor degree from Harvard Law School.
We believe Mr. Mabus is well qualified to serve on our Board of Directors because of his extensive international, public policy and government relations experience as well as his significant public company executive and board experience.

18	Virgin Galactic Holdings, Inc.

Proposal No. 1: Election of Directors

WANDA SIGUR Age: 64 Director Since: December 2021	Ms. Sigur, 64, has served on the Company’s Board of Directors since December 2021. Ms. Sigur is an independent consultant for emerging space exploration and traditional aerospace industry companies, providing design, analysis, prototype build, test solutions and design partners and, since 2018, has provided these services through Lambent Engineering LLC where Ms. Sigur is President and Founder. From 1979 to 2017, Ms. Sigur held various senior level positions at Lockheed Martin Space Systems, most recently from 2014 to 2017, as Vice President and General Manager of Civil Space, where she had executive responsibility for national space programs relating to human space flight and space science missions, including planetary, solar, astrophysical, and Earth remote sensing for civil government agencies. Ms. Sigur has served as a director of Charles Stark Draper Laboratory, Inc. since March 2021. Ms. Sigur is a member of the National Academy of Engineering (NAE), the International Academy of Astronautics (IAA) and The Academy of Medicine, Engineering and Science of Texas (TAMEST). She is a member of the National Academies Science, Engineering and Medicine Aeronautics and Space Evaluation Board (ASEB) and Chair of the ASEB Space Technology Industry Government University Roundtable. Ms. Sigur holds a Bachelor of Science in Materials Science and Engineering from Rice University and a Master of Business Administration from Tulane University.
We believe Ms. Sigur is well qualified to serve on the Company’s Board of Directors because of her extensive operational experience as well as her deep experience in the aerospace industry.

DIANA STRANDBERG Age: 63 Director Since: April 2023	Ms. Strandberg, 63, has served on the Company’s Board of Directors since April 2023. Ms. Strandberg retired at year-end 2022 from Dodge & Cox, a privately owned investment manager serving individuals and institutions globally, where she held several positions since joining in 1988, including most recently serving as Senior Vice President & Director, International Equity and as an Executive Board Member, both from 2011 to 2022. Previously, Ms. Strandberg was an Equity Research Analyst at First Boston Corporation. Ms. Strandberg serves on the Advisory Board of the Smithsonian Institution, on the board of the UC Berkeley Endowment Management Company, and on the National Board of Summer Search, a youth mentoring organization. Ms. Strandberg holds a Bachelor of Arts degree in Economics from the University of California, Berkeley, and a Master of Business Administration degree from Harvard Business School.
We believe Ms. Strandberg is well qualified to serve on the Company’s Board of Directors because of her extensive financial and capital markets experience.

2023 Proxy Statement	19

Proposal No. 1: Election of Directors

W. GILBERT (GIL) WEST Age: 62 Director Since: February 2021	Mr. West, 62, has served on the Company’s Board of Directors since February 2021. Mr. West has served as Chief Operating Officer of Cruise LLC, GM’s majority-owned autonomous vehicle subsidiary, since January 2021, helping in the company’s progression towards commercialization. From 2008 to 2020, Mr. West served in various leadership positions at Delta, most recently as its Senior Executive Vice President and Chief Operating Officer, overseeing Delta’s worldwide operations, including 366 airports in 66 countries, 1,300 aircraft, 200 million customers per year, more than 70,000 employees and an annual budget of $16 billion. Prior to joining Delta, Mr. West served as President and Chief Executive Officer of Laidlaw Transit Services, a provider of transportation services, from 2006 to 2007. Mr. West previously served on the board of directors of Forward Air Corporation (Nasdaq: FWRD) until May 2021 and Genesis Park Acquisition Corp. (NYSE: GNPK) until September 2021. Mr. West has also been a member of the Brevard College Board of Trustees in North Carolina since October 2017 and previously served on the Board of Directors for the American Cancer Society and a member of its Executive Leadership Council. Mr. West holds a Bachelor of Science in Mechanical Engineering from North Carolina State University and a Master of Business Administration from National University.
We believe Mr. West is well qualified to serve on the Company’s Board of Directors because of his extensive professional experience in the transportation industry and serving as senior executive of a large public company overseeing its extensive operations.

Board Recommendation The Board of Directors unanimously recommends you vote “FOR” the election of each of the director nominees named above.

20	Virgin Galactic Holdings, Inc.

Corporate Governance

Our Board of Directors has adopted Corporate Governance Guidelines. A copy of these Corporate Governance Guidelines can be found in the “Governance — Governance Documents” section of the “Investors” page of our website located at www.virgingalactic.com, or by writing to our Corporate Secretary at our offices at 1700 Flight Way, Tustin, California 92782. Please note that the information contained on our website is not incorporated by reference in, or considered part of, this Proxy Statement. Among the topics addressed in our Corporate Governance Guidelines are:

●	Director independence and qualifications
●	Executive sessions of independent directors
●	Board leadership structure
●	Selection of new directors
●	Director orientation and continuing education
●	Limits on board service
●	Change of principal occupation
●	Term limits
●	Director responsibilities
●	Director compensation
●	Stock ownership
●	Board access to senior management
●	Board access to independent advisors
●	Board self-evaluations
●	Board meetings
●	Meeting attendance by directors and non-directors
●	Meeting materials
●	Board committees, responsibilities and independence
●	Succession planning

Composition of the Board of Directors

Our business and affairs are managed under the direction of our Board of Directors. Our Board is currently composed of 11 directors. Following the Annual Meeting, the size of the Board will be reduced from 11 to nine directors. Subject to the terms of the Stockholders’ Agreement, as further described and defined in “— Certain Transactions with Related Persons — Stockholders’ Agreement,” and our Certificate of Incorporation and Bylaws, the maximum number of directors that the Company may appoint is fifteen. Virgin Investments Limited (“VIL”) and the Company are party to the Stockholders’ Agreement pursuant to which, among other things, (i) VIL has rights to designate directors for election to the Board of Directors, and (ii) VIL has, under certain circumstances, the right to approve certain matters as set forth therein.

Under the Stockholders’ Agreement, VIL has the right to designate two directors (the “VG designees”) for as long as VIL beneficially owns 28,697,610 or more shares of our common stock, which represents 25% of the number of shares beneficially owned by Vieco USA, Inc., a Delaware corporation (“Vieco US”), the original party to the Stockholders’ Agreement, immediately following the Closing and related transactions, provided that, when such beneficial ownership falls below (x) 28,697,610 shares, VIL will have the right to designate only one director and (y) 11,479,044 shares, VIL will not have the right to designate any directors.

Under the terms of the Stockholders’ Agreement, two directors (the “Other designees”), each of whom must qualify as an “independent director” under stock exchange regulations applicable to us and one of whom must qualify as an “Audit Committee financial expert” as defined under the rules of the SEC, were originally appointed in accordance with the Stockholders’ Agreement and, thereafter, will be as determined by the Board of Directors. In addition, under the terms of the Stockholders’ Agreement, the individual serving as our Chief Executive Officer (the “CEO designee”), was appointed in accordance with the Stockholders’ Agreement to our Board of Directors and will, going forward, be determined by what individual holds the title of Chief Executive Officer of the Company.

Under the terms of the Stockholders’ Agreement, upon any decrease in the number of directors that a party is entitled to designate for nomination to our Board, such party is required to take all necessary action to cause the appropriate number of designees to offer to tender their resignation, effective as of the next annual meeting of our stockholders. If as a result of changes in ownership by such parties of our common stock such that there are no seats on our Board of Directors for which such parties have the right to designate a director, the selection of such director shall be conducted in accordance with applicable law and our certificate of incorporation and bylaws.

2023 Proxy Statement	21

Corporate Governance

VIL currently has the right to designate two directors. Messrs. Kreeger and Lovell serve as the VIL designees, and Dr. Austin serves as the only remaining Other designee. Following the departure of the second Other designee from the Board in February 2021, the Board identified and recommended Mr. West as a director nominee. In June 2021, the Board increased the size of the Board to nine directors and identified and recommended Ms. Jonas as a director nominee. In December 2021, the Board increased its size to ten directors and identified and recommended Ms. Sigur as a director nominee. In February 2022, Chamath Palihapitiya resigned as Chair and member of the Board, and the Board appointed Mr. Lovell as interim Chair of the Board. Mr. Bain was originally appointed by Mr. Palihapitiya pursuant to the Stockholders’ Agreement. Mr. Colglazier became the CEO designee in connection with his appointment as the Company’s Chief Executive Officer in July 2020. In April 2023, the Board increased its size to 11 directors and identified and recommended each of Mr. Mabus and Ms. Strandberg as director nominees. In April 2023, the Board also appointed Mr. Lovell as permanent Chair of the Board and appointed Mr. Mabus as lead independent director. Mr. Bain and Mr. Mattson are not standing for re-election to the Board of Directors at the Annual Meeting.

Pursuant to the terms of the Stockholders’ Agreement, the VG designees, and the Other designees are only able to be removed with or without cause at the request of VIL. In all other cases and at any other time, directors are only able to be removed by the affirmative vote of at least a majority of the voting power of our common stock. Pursuant to the terms of the Stockholders’ Agreement, the CEO designee will be removed at such time when the individual ceases to serve as Chief Executive Officer of the Company.

In addition, under the amended and restated trademark license agreement (the “Amended TMLA”), to the extent the Virgin Group does not otherwise have a right to place a director on our Board of Directors, such as VIL’s right to designate the VG designees under the Stockholders’ Agreement, we have agreed to provide Virgin Enterprises Limited (“VEL”) with the right to appoint one director to our Board of Directors (provided the designee is qualified to serve on the Board under all applicable corporate governance policies and regulatory and New York Stock Exchange (“NYSE”) requirements).

Director Nomination Process

Criteria for Consideration
The Nominating and Corporate Governance Committee is responsible for recommending candidates to serve on the Board and its committees. In considering whether to recommend any particular candidate to serve on the Board or its committees or for inclusion in the Board’s slate of recommended director nominees for election at the annual meeting of stockholders, the Nominating and Corporate Governance Committee considers the criteria set forth in our Corporate Governance Guidelines. Specifically, the Nominating and Corporate Governance Committee considers candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments. The Nominating and Corporate Governance Committee may consider any factors they deem relevant, including, but not limited to: the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company; the candidate’s experience as a board member of another publicly held company; the candidate’s professional and academic experience relevant to the Company’s industry; the strength of the candidate’s leadership skills; relevant social policy concerns; the candidate’s experience in finance and accounting and/or executive compensation practices and/or governance; whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable; and the candidate’s diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience, gender identification, self-identified sexual orientation, identification as an underrepresented minority or disability; and any other relevant qualifications, attributes or skills. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s tenure, performance, past attendance at meetings and participation in and contributions to the activities of the Board and its committees, as well as his or her service on other boards and committees thereof.

We consider diversity a meaningful factor in identifying qualified director nominees, but we do not have a formal diversity policy. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider potential conflicts of interest with the candidates other personal and professional pursuits.

22	Virgin Galactic Holdings, Inc.

Corporate Governance

In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders and other sources, including third party recommendations. The Nominating and Corporate Governance Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The Nominating and Corporate Governance Committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness. In connection with its annual recommendation of a slate of nominees, the Nominating and Corporate Governance Committee also may assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.

Each of the director nominees to be elected at the Annual Meeting was evaluated in accordance with our standard review process for director candidates in connection with their initial appointment in conjunction with the contractual obligations under the Stockholders’ Agreement and their nomination for election or re-election, as applicable, at the Annual Meeting.

When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each of the Board member’s biographical information set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the Annual Meeting.

Vacancies and New Directorships
Generally, vacancies or newly created directorships on the Board will be filled only by vote of a majority of the directors then in office and will not be filled by the stockholders, unless the Board determines by resolution that any such vacancy or newly created directorship will be filled by the stockholders. A director appointed by the Board to fill a vacancy will hold office until our next annual meeting of stockholders, subject to the election and qualification of his or her successor or until his or her earlier death, resignation or removal.

Stockholder Designation Rights
As described under “—Composition of the Board of Directors” above, the Stockholders’ Agreement provides for VIL to designate persons to our Board based on its voting power of our common stock and subject to additional requirements. Pursuant to the Stockholders’ Agreement and their current voting power, VIL currently has the right to designate two VG Designees to serve on the Board. Additionally, the Stockholders’ Agreement provides for the appointment of two Other designees on the Board who, thereafter, will be as determined by the Board. In addition, the Stockholders’ Agreement provides there be a CEO designee serving on the Board, who will be the person then serving as Chief Executive Officer of the Company.

VIL designated Messrs. Kreeger and Lovell for election to our Board of Directors, and Dr. Austin was designated as an Other designee. Following the departure of the second Other designee from the Board in February 2021, the Board identified and recommended Mr. West as a director nominee. In June 2021, the Board increased the size of the Board to nine directors and identified and recommended Ms. Jonas as a director nominee. In December 2021, the Board increased its size to ten directors and identified and recommended Ms. Sigur as a director nominee. In February 2022, Chamath Palihapitiya resigned as Chair and member of the Board, and the Board appointed Mr. Lovell as interim Chair of the Board. Mr. Bain was originally appointed by Mr. Palihapitiya pursuant to the Stockholders’ Agreement. Mr. Colglazier became the CEO designee in connection with his appointment as the Company’s Chief Executive Officer in July 2020. In April 2023, the Board increased its size to 11 directors and identified and recommended each of Mr. Mabus and Ms. Strandberg as director nominees. In April 2023, the Board also appointed Mr. Lovell as permanent Chair of the Board and appointed Mr. Mabus as lead independent director. Mr. Bain and Mr. Mattson are not standing for re-election to the Board of Directors at the Annual Meeting.

2023 Proxy Statement	23

Corporate Governance

Stockholder Recommendations
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders, and such candidates will be considered and evaluated under the same criteria described above. Any recommendation submitted to the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected and must otherwise comply with the requirements under our bylaws for stockholders to recommend director nominees. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Corporate Secretary, Virgin Galactic Holdings, Inc., 1700 Flight Way, Tustin, California 92782. All recommendations for director nominations received by the Corporate Secretary that satisfy our by-law requirements relating to such director nominations will be presented to the Nominating and Corporate Governance Committee for its consideration. Stockholders also must satisfy the notification, timeliness, consent and information requirements set forth in our bylaws. These timing requirements are also described under the caption “Stockholder Proposals and Director Nominations.”

Director Independence
Under our Corporate Governance Guidelines and the NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with us or any of our subsidiaries and that the NYSE’s per se bars to determining a director independent have not been triggered.

Our Board has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that none of Dr. Austin, Mr. Bain, Ms. Jonas, Mr. Kreeger, Mr. Mabus, Mr. Mattson, Ms. Sigur, Ms. Strandberg or Mr. West, representing nine of our 11 directors and seven of our nine director nominees, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors qualifies as “independent” as that term is defined under the rules of the NYSE. In making these determinations, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances the Board deemed relevant in determining their independence, including the director’s beneficial ownership of our common stock and the relationships of our non-employee directors with certain of our significant stockholders.

Board Structure

Board Leadership Structure
If the Chair of the Board is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines provide for the appointment by the independent directors of a lead independent director (the “Lead Director”). In April 2023, the Board appointed Mr. Mabus as the Lead Director. The Lead Director’s responsibilities include, but are not limited to: presiding over all meetings of the Board at which the Chair of the Board is not present, including any executive sessions of the independent directors; approving Board meeting schedules and agendas; and acting as the liaison between the independent directors and the Chief Executive Officer and Chair of the Board. Our Corporate Governance Guidelines provide that, at such times as the Chair of the Board qualifies as independent, the Chair of the Board will serve as Lead Director.

The Board believes that our current leadership structure of Chief Executive Officer and Chair of the Board being held by two separate individuals is in the best interests of the Company and its stockholders and strikes the appropriate balance between the Chief Executive Officer and President’s responsibility for the strategic direction, day-to-day leadership and performance of our Company and the Chair of the Board’s responsibility to guide overall strategic direction of our Company and provide oversight of our corporate governance and guidance to our Chief Executive Officer and President and to set the agenda for and preside over Board meetings. We recognize that different leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. Accordingly, the Board will continue to periodically review our leadership structure and make such changes in the future as it deems appropriate and in the best interests of the Company and its stockholders.

24	Virgin Galactic Holdings, Inc.

Corporate Governance

Board Committees
We have four standing committees of our Board of Directors. Each of our four standing committees of our Board of Directors has the composition and the responsibilities described below. In addition, from time to time, special committees may be established under the direction of our Board when necessary to address specific issues. Each of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Safety Committee operates under a written charter.

In connection with Mr. Bain and Mr. Mattson not standing for re-election at the Annual Meeting, effective as of May 22, 2023, the composition of the committees will be as shown below. Each of Mr. Bain and Mr. Mattson currently serves on the Compensation Committee and Nominating and Corporate Governance Committee, and will no longer serve on such committees effective as of May 22, 2023.

Director	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	Safety Committee
Evan Lovell
Wanda Austin
Raymond Mabus, Jr.
Tina Jonas
Craig Kreeger
Diana Strandberg
Wanda Sigur
W. Gilbert West
Chair	Member
Audit Committee 2023 MEMBERS: Tina Jonas (Chair) Craig Kreeger Diana Strandberg MEETINGS HELD IN 2022: 9
Our Audit Committee is responsible for, among other things:
●appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
●discussing with our independent registered public accounting firm their independence from management;
●reviewing with our independent registered public accounting firm the scope and results of their audits;
●approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
●overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
●reviewing and monitoring our accounting principles, accounting policies and financial and accounting controls and compliance with legal and regulatory requirements;
●establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and
●providing oversight with respect to the Company’s ESG strategy, initiatives and policies.
Effective as of May 22, 2023, our Audit Committee will consist of Ms. Jonas, Mr. Kreeger and Ms. Strandberg, with Ms. Jonas serving as chair. Until May 22, 2023, Mr. West will continue to serve on our Audit Committee with Ms. Jonas and Mr. Kreeger, with Ms. Jonas serving as chair. We have affirmatively determined that each member of the Audit Committee qualifies as independent under NYSE rules applicable to board members generally and under the NYSE rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), specific to Audit Committee members. All members of our Audit Committee meet the requirements for financial literacy under the applicable NYSE rules. In addition, the Board has determined that each of Ms. Jonas and Mr. Kreeger qualify as an “Audit Committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

2023 Proxy Statement	25

Corporate Governance

Compensation Committee 2023 MEMBERS: Wanda Austin (Chair) Diana Strandberg W. Gilbert West MEETINGS HELD IN 2022: 5
Our Compensation Committee is responsible for, among other things:
●reviewing and approving corporate goals and objectives with respect to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of these goals and objectives and setting the Chief Executive Officer’s compensation;
●reviewing and setting or making recommendations to our Board of Directors regarding the compensation of our other executive officers and, from time to time, other members of our leadership team;
●reviewing and making recommendations to our Board of Directors regarding director compensation;
●implementing and administering our incentive compensation and equity-based plans and arrangements; and
●retaining or obtaining advice from any compensation consultants.
Effective as of May 22, 2023, our Compensation Committee will consist of Dr. Austin, Ms. Strandberg and Mr. West, with Dr. Austin serving as chair. Until May 22, 2023, each of Mr. Bain and Mr. Mattson will continue to serve on the Compensation Committee with Dr. Austin, with Dr. Austin serving as chair. We have affirmatively determined that each member of the Compensation Committee qualifies as independent under NYSE rules, including the additional independence standards for members of a Compensation Committee, and that each qualifies as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.
The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time as further described in its charter. The Compensation Committee delegated to Mr. Colglazier the authority to grant equity awards to non-executive employees, subject to the terms of our equity plan.
Compensation Consultants
The Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, in 2022, the Compensation Committee engaged the services of Meridian Compensation Partners, LLC (“Meridian”) to assist the committee in its evaluation of the compensation provided to our executive officers.
Other than advising the Compensation Committee, neither Meridian nor any of its affiliates maintain any other direct or indirect business relationships with us or any of our subsidiaries. The Compensation Committee has considered the independence of Meridian, consistent with the requirements of the NYSE, and has determined that Meridian is independent. Further, pursuant to SEC rules, the Compensation Committee conducted a conflicts of interest assessment and determined there is no conflict of interest resulting from retaining Meridian in the year 2022.
Additionally, during 2022, Meridian did not provide any services to us other than executive and director compensation and broad-based plans that do not discriminate in scope, terms, or operation, in favor of our executive officers or directors, and that are available generally to all salaried employees.
Compensation Committee Interlocks and Insider Participation
During 2022, the members of our Compensation Committee were Dr. Austin and Messrs. Bain and Mattson, none of whom was during fiscal year 2022 an officer or employee of the Company or was formerly an officer of the Company. Related person transactions pursuant to Item 404(a) of Regulation S-K involving those who served on the Compensation Committee during 2022 are described in “Certain Transactions with Related Persons.”
During 2022, none of our executive officers served as a member of the board of directors or Compensation Committee (or other committee performing equivalent functions) of any entity that had one or more executive officers serving on our Board of Directors or Compensation Committee.

26	Virgin Galactic Holdings, Inc.

Corporate Governance

Nominating & Corporate Governance Committee 2023 MEMBERS: Raymond Mabus, Jr. (Chair) Tina Jonas Wanda Sigur MEETINGS HELD IN 2022: 5
Our Nominating and Corporate Governance Committee is responsible for, among other things:
●assisting our Board of Directors in identifying individuals qualified to become members of our Board of Directors, consistent with criteria set forth in our governance guidelines;
●recommending director nominees for election to our Board of Directors;
●reviewing the appropriate composition of our Board of Directors and its committees;
●developing and recommending to our Board of Directors a set of corporate governance guidelines and principles; and
●participating in succession planning for our Chief Executive Officer and others serving in key management positions.
Effective as of May 22, 2023, our Nominating and Corporate Governance Committee will consist of Mr. Mabus, Ms. Jonas and Ms. Sigur, with Mr. Mabus serving as chair. Until May 22, 2023, each of Mr. Bain and Mr. Mattson will continue to serve on the Nominating and Corporate Governance Committee with Ms. Jonas, with Mr. Bain serving as chair. We have affirmatively determined that each member of the Nominating and Corporate Governance Committee qualifies as independent under NYSE rules.

Safety Committee 2023 MEMBERS: Craig Kreeger (Chair) Wanda Austin Evan Lovell Wanda Sigur W. Gilbert West MEETINGS HELD IN 2022: 9
Our Safety Committee is responsible for, among other things:
●reviewing our safety performance, including processes to ensure compliance with internal policies and goals and applicable laws and regulations;
●providing input on the management of current and emerging safety issues;
●assisting our Board of Directors with oversight of our risk management and security processes;
●reviewing safety audit findings and resulting action plans; and
●periodically visiting our facilities and reviewing any safety issues.
Our Safety Committee consists of Dr. Austin, Ms. Sigur and Messrs. Kreeger, Lovell, and West, with Mr. Kreeger serving as chair.

2023 Proxy Statement	27

Corporate Governance

Board Oversight Responsibilities

Board and Board Committee Meetings, Attendance, Executive Sessions and Attendance at Annual Meeting of Stockholders
We expect all directors to attend all meetings of the Board and the committees of the Board of which they are members. During the year ended December 31, 2022, the Board met eleven times, the Audit Committee met nine times, the Compensation Committee met five times, the Nominating and Corporate Governance Committee met five times and the Safety Committee met nine times. Each of our incumbent directors attended at least 75% of the total meetings of the Board and committees thereof held during 2022 during the time that such director served on the Board or such committee in 2022.

Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, at least once a year, the independent directors meet in a private session that excludes management and any non-independent directors. The independent Chair of the Board presides at each of these meetings and, in his absence, the non-management and independent directors in attendance, as applicable, determine which member will preside at such session.

We do not have a formal policy regarding the attendance of our Board members at our annual meetings of stockholders, but we expect all directors to make every effort to attend any meeting of stockholders. All of our then-serving Board members attended our 2022 annual meeting of stockholders.

Board’s Role in Strategy and Risk Oversight
The involvement of the Board of Directors in reviewing our business strategy is an integral aspect of the Board’s assessment of management’s tolerance for risk and its determination of what constitutes an appropriate level of risk for the Company. The Board of Directors has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of executives’ management of risks relevant to the Company. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. While the full Board has overall responsibility for risk oversight, it is supported in this function by its Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Safety Committee. Each of the committees regularly reports to the Board. In addition, our Board and its committees receive periodic detailed operating performance reviews from members of management.

Audit Committee
The Audit Committee assists the Board in fulfilling its risk oversight responsibilities by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls, our compliance with legal and regulatory requirements, our enterprise risk management program and our cyber and data security risk management. Through its regular meetings with management, including the finance, legal, internal audit, tax, compliance and information technology functions, the Audit Committee reviews and discusses significant areas of our business and summarizes for the Board areas of risk and the appropriate mitigating factors.

Compensation Committee
The Compensation Committee assists the Board by overseeing and evaluating risks related to the Company’s compensation structure and compensation programs, including the formulation, administration and regulatory compliance with respect to compensation matters.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee assists the Board by overseeing and evaluating programs and risks associated with Board organization, membership and structure and corporate governance.

Safety Committee
The Safety Committee assists the Board in matters related to safety arising as a result of the Company’s business and operations and the processes used to mitigate key safety risks. Through its regular meetings with management and other advisers, its review of the Company’s policies and safety audits and results and on-site visits to the Company’s facilities and other oversight responsibilities, the Safety Committee oversees key safety risks.

28	Virgin Galactic Holdings, Inc.

Corporate Governance

Board Role in ESG Oversight
Our Board of Directors evaluates ESG-related risks and opportunities as part of its strategic oversight role, with support from its committees. In 2022, ESG oversight transitioned to the Audit Committee from the Nominating and Corporate Governance Committee. The Audit Committee periodically reviews ESG matters and reports progress to the Board. Other Board committees support our ESG priorities in connection with their specific areas of oversight.

Our ESG Executive Committee is a cross-functional committee of senior leaders responsible for developing our ESG strategy and leading our company-wide commitment to good corporate citizenship and responsible business practices. This committee consists of members from our manufacturing and spaceline operations, human resources, legal and impacted facilities and operational teams and provides quarterly updates to the Board.

BOARD OF DIRECTORS Oversight of strategy, including ESG risks and opportunities

Audit Committee Oversees ESG strategy, policies and initiatives, including our environmental programs, as well as ERM, data security and ethics/ compliance	Compensation Committee Oversees human capital and culture	Nominating and Corporate Governance Oversees governance matters	Safety Committee Oversees health and safety

MANAGEMENT
ESG Executive Committee
Primarily responsible for developing and implementing ESG strategy, initiatives and policies

Other Governance Practices and Policies

Stockholder Engagement
We seek to engage regularly with our stockholders on a variety of topics including strategy, operating performance, our executive compensation program and ESG matters. As part of these efforts, we proactively engaged with a significant component of our institutional stockholders. In 2022, we proactively contacted 26 stockholders representing 17% of our outstanding shares at the time and held discussions with 5 stockholders representing 12% of our outstanding shares at the time.

We continued our efforts in 2023, proactively contacting 13 stockholders representing approximately 26% of our outstanding shares and approximately 90% of our institutional ownership as of December 31, 2022. That outreach has already resulted in several discussions to understand their perspective on our executive compensation and ESG practices.

We also met with proxy advisory firms to understand their proxy voting guidelines and their perspectives about our executive compensation program. In order to continue to understand institutional investors’ perspectives on our executive compensation program, management intends to continue its efforts on stockholder engagement.

Committee Charters and Corporate Governance Guidelines
Our Corporate Governance Guidelines, charters of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Safety Committee and other corporate governance information are available under the Governance section of the “Investors” page of our website at www.virgingalactic.com, or by writing to our Corporate Secretary at our offices at 1700 Flight Way, Tustin, California 92782.

2023 Proxy Statement	29

Corporate Governance

Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics (the “Code of Conduct”) that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. A copy of our Code of Business Conduct and Ethics is available in the “Governance — Governance Documents” section of the “Investors” page of our website located at www.virgingalactic.com, or by writing to our Corporate Secretary at our offices at 1700 Flight Way, Tustin, California 92782. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Conduct on our website rather than by filing a Current Report on Form 8-K.

Communications with the Board
Any stockholder or any other interested party who desires to communicate with our Board of Directors, our non-management directors or any specified individual director, may do so by directing such correspondence to the attention of the Corporate Secretary at our offices at 1700 Flight Way, Tustin, California 92782. The Corporate Secretary will forward the communication to the appropriate director or directors as appropriate.

30	Virgin Galactic Holdings, Inc.

Director Compensation

In 2022, we maintained a compensation program that consists of annual cash retainer fees and long-term equity awards for our non-employee directors who are not affiliated with us and/ or the Virgin Group and the Sponsor. The eligible directors in 2022 were Dr. Austin, Mses. Jonas and Sigur and Messrs. Bain, Kreeger, Mattson and West. In 2022, our Non-Employee Director Compensation Program (“Director Compensation Program”) consisted of the components described below.

Cash Compensation

Annual Retainer: $125,000

	Annual Committee Chair Retainer ($)	Annual Committee Member (Non-Chair) Retainer ($)
Audit	25,000	10,000
Compensation	15,000	7,500
Nominating and Corporate Governance	15,000	7,500
Safety	15,000	7,500

The annual cash retainer is paid in quarterly installments in arrears. Annual cash retainers are pro-rated for any partial calendar quarter of service.

Equity Compensation

●	Initial Grant to each eligible director who is initially elected or appointed to serve on our Board of Directors: An RSU award with an aggregate value of $150,000, which will vest as to one-third of the shares subject to the award on each anniversary of the grant date, subject to continued service.
●	Annual Grant to each eligible director who is serving on our Board of Directors as of the date of the annual stockholders’ meeting: An RSU award with an aggregate value of $125,000, which will vest in full on the earlier of the one-year anniversary of the grant date or the date of the next annual meeting following the grant date, subject to continued service.

In addition, each equity award granted to the eligible directors under the Director Compensation Program will vest in full immediately prior to the occurrence of a change in control (as defined in the 2019 Incentive Award Plan (the “2019 Plan”)).

The Board believes that director compensation should fairly pay directors for work required and that compensation should align directors’ interests with the long-term interests of stockholders. The Compensation Committee reviews and makes recommendations to the Board regarding non-employee director compensation. In making such recommendations, the Compensation Committee took into consideration a market review completed by Meridian in early 2022, and no changes were made to the Director Compensation Program other than to add Adam Bain as an eligible director under the Director Compensation Program. Additionally, in 2022, the Board adopted stock ownership guidelines, which require our non-employee directors to acquire and hold shares of our common stock with a market value equal to 5x the directors’ annual retainer within five years of service in their position. In April 2023, the Board amended the Director Compensation Program to include an additional $25,000 annual retainer for the Lead Director.

Compensation under the Director Compensation Program is subject to the annual limits on non-employee director compensation set forth in the 2019 Plan.

2023 Proxy Statement	31

Director Compensation

Director Compensation Table for Fiscal Year 2022

The following table contains information concerning the compensation of our non-employee directors (who are not affiliated with us and/or the Virgin Group and the Sponsor) in fiscal year 2022. Mr. Bain became eligible to participate in the Director Compensation Program in 2022, so his cash compensation is prorated to reflect a partial year of eligibility.

Name	Fees Earned or Paid in Cash ($)	Stock Award ($)(1)	All Other Compensation ($)	Total ($)
Wanda Austin	$147,500	$125,000	—	$272,500
Adam Bain	$82,764	$125,000	—	$207,764
Tina Jonas	$157,500	$125,000	—	$282,500
Craig Kreeger	$150,000	$125,000	—	$275,000
George Mattson	$140,000	$125,000	—	$265,000
Wanda Sigur	$132,500	$125,000	—	$257,500
W. Gilbert West	$142,500	$125,000	—	$267,500
(1)	Amounts reflect the full grant-date fair value of RSU awards granted during 2022 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all stock awards made to our directors in Note 14 in our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The table below shows the aggregate numbers of RSU awards outstanding as of December 31, 2022 by each director.

Name	Restricted Stock Units Outstanding at Fiscal Year End
Wanda Austin	18,657
Adam Bain	18,657
Tina Jonas	21,480
Craig Kreeger	18,657
George Mattson	18,657
Wanda Sigur	25,835
W. Gilbert West	20,921

32	Virgin Galactic Holdings, Inc.

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Appointment of Independent Registered Public Accounting Firm

The Audit Committee appoints our independent registered public accounting firm. In this regard, the Audit Committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the Audit Committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge and experience of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm’s global capabilities relative to our business; and the firm’s knowledge of our operations. On March 2, 2023, the Audit Committee approved the engagement of Ernst & Young LLP (“E&Y”) as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and dismissed KPMG LLP (“KPMG”), which had served as our independent registered public accounting firm since 2019 until its dismissal on March 2, 2023. Neither E&Y nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors and providing audit and permissible non-audit related services. Upon consideration of these and other factors, the Audit Committee has appointed E&Y to serve as our independent registered public accounting firm for the year ending December 31, 2023.

Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of E&Y to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and it is a good corporate governance practice. If our stockholders do not ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of E&Y are expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

Change in Independent Registered Public Accounting Firm

As previously disclosed, on March 2, 2023, the Audit Committee of the Board approved the engagement of E&Y as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, effective immediately.

On March 2, 2023, the Audit Committee dismissed KPMG as the Company’s independent registered public accounting firm, effective immediately. The reports of KPMG on the Company’s financial statements for each of the two fiscal years ended December 31, 2021 and 2022 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In the fiscal years ended December 31, 2021 and 2022 and in the subsequent interim period through March 2, 2023, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the matter in its report on the financial statements for such years.

2023 Proxy Statement	33

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm

In the fiscal years ended December 31, 2021 and 2022 and in the subsequent interim period through March 2, 2023, there were no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K), except that, as reported in Part II, Item 9A of the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission on May 10, 2021, the Company reported a material weakness in its internal control over financial reporting during such period related to the Company’s classification and measurement of warrant liabilities, which resulted in the restatement of the Company’s financial statements for the fiscal years ended December 31, 2019 and 2020. As reported in Part I, Item 4 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, management concluded that the material weakness was remediated during the third quarter of 2021 and that, as of September 30, 2021, its internal control over financial reporting was effective.

The Company provided KPMG with a copy of the disclosures contained in the Company’s Current Report on Form 8-K filed on March 7, 2023 and requested that KPMG furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements contained herein. A copy of KPMG’s letter, dated March 7, 2023, is filed as Exhibit 16.1 to such Current Report on Form 8-K.

During the fiscal years ended December 31, 2021 and 2022 and the subsequent interim period through March 2, 2023, neither the Company nor anyone on its behalf consulted with E&Y with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that E&Y concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Audit, Audit-Related, Tax and All Other Fees

The following reflects KPMG fees for the audit of our financial statements for the years ended December 31, 2022 and 2021, and fees billed for other services rendered by KPMG during those periods.

	2022	2021
Audit Fees(1)	1,930,657	1,867,014
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	1,930,657	1,867,014
(1)	Audit fees include fees for services performed to comply with the standards established by the Public Company Accounting Oversight Board, including the audit of our consolidated financial statements for fiscal year 2022. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal independent auditor reasonably can provide, such as consent and assistance with and review of our SEC filings including registration statements.

Pre-Approval Policies and Practices

The formal written charter for our Audit Committee requires that the Audit Committee pre-approve all audit services to be provided to us, whether provided by our principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to us by our independent registered public accounting firm, other than de minimis non-audit services approved in accordance with applicable SEC rules.

The Audit Committee has adopted a pre-approval policy that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by our independent registered public accounting firm may be pre-approved. This pre-approval policy generally provides that the Audit Committee will not engage an independent registered public accounting firm to render any audit, audit related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee or (ii) entered into pursuant to the pre-approval policies and procedures described in the pre-approval policy. Unless a type of service to be provided by our independent registered public accounting firm has received this latter general pre-approval under the pre-approval policy, it requires specific pre-approval by the Audit Committee.

34	Virgin Galactic Holdings, Inc.

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm

On an annual basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by the Company’s independent registered public accounting firm without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. Any member of the Audit Committee to whom the committee delegates authority to make pre-approval decisions must report any such pre-approval decisions to the Audit Committee at its next scheduled meeting. If circumstances arise where it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories or above the pre-approved amounts, the Audit Committee requires pre-approval for such additional services or such additional amounts.

All of the services listed in the table above were pre-approved by our Audit Committee.

Board Recommendation The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023.

2023 Proxy Statement	35

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Audit Committee Report

The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the discussion of “Corporate Governance—Audit Committee.” Under the Audit Committee charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

In the performance of its oversight function, the Audit Committee reviewed and discussed with management and KPMG LLP, as the Company’s independent registered public accounting firm, the Company’s audited financial statements for the fiscal year ended December 31, 2022. The Audit Committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee received and reviewed the written disclosures and the letters from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB, regarding such independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the Company’s independent registered public accounting firm their independence from the Company.

Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:

Tina Jonas (Chair)
Craig Kreeger
W. Gilbert West

The Audit Committee report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

36	Virgin Galactic Holdings, Inc.

Executive Officers

The table below identifies and sets forth certain biographical and other information regarding our executive officers as of April 25, 2023. There are no family relationships among any of our executive officers or directors.

Executive Officer	Age	Position
Michael Colglazier	56	Chief Executive Officer, President and Director
Doug Ahrens	56	Executive Vice President, Chief Financial Officer and Treasurer
Alistair Burns	50	Senior Vice President, Chief Information Officer
Aparna Chitale	46	Executive Vice President, Chief People Officer
Sarah Kim	45	Executive Vice President, Chief Legal Officer and Secretary

See page 16 of this Proxy Statement for Michael Colglazier’s biography.

DOUG AHRENS

Executive Vice President, Chief Financial Officer and Treasurer	Mr. Ahrens has served as the Company’s Executive Vice President, Chief Financial Officer and Treasurer since March 2021. He has over 20 years of operational and strategic finance experience from multinational companies and most recently served as the Chief Financial Officer of Mellanox Technologies, Ltd. (Nasdaq: MLNX) from 2019 to 2020, until its acquisition by NVIDIA Corporation. Prior to this, from September 2015 to December 2018, Mr. Ahrens served as Chief Financial Officer of GlobalLogic Inc., a private software engineering firm. From October 2013 to September 2015, Mr. Ahrens served as Chief Financial Officer of Applied Micro Circuits Corporation (now MACOM Technology Solutions), while it was then-publicly traded fabless semiconductor manufacturer. Prior to October 2013, Mr. Ahrens held various finance roles at Maxim Integrated Products, Inc. and Intel. Mr. Ahrens holds a Bachelor of Science in Mechanical Engineering from the University of California, San Diego and a Master of Business Administration from Harvard Business School.

ALISTAIR BURNS

Senior Vice President, Chief Information Officer	Mr. Burns has served as the Company’s Senior Vice President, Chief Information Officer since November 2020. Mr. Burns oversees information technology strategy and infrastructure for Virgin Galactic, which supports the Company’s overall business strategy. Mr. Burns has over 25 years of experience working in some of the largest global companies in a wide variety of industries ranging from manufacturing to media. Prior to joining Virgin Galactic, Mr. Burns was the Senior Vice President and Chief Information Officer at OSI Systems, a designer and manufacturer of specialized electronic systems and components for critical applications from March 2016 to October 2020. In this role, Mr. Burns worked across a range of industries including security, defense, aerospace and healthcare. Mr. Burns has also held several senior leadership positions at FTSE 100-listed manufacturing giant Meggitt Plc, specializing in components and subsystems for aerospace, defense and energy markets. Earlier in his career, Mr. Burns spent over 15 years at Thomson Reuters where he was responsible for managing the large-scale technology infrastructure that powers the world’s financial, news and media markets.

2023 Proxy Statement	37

Executive Officers

APARNA CHITALE

Executive Vice President, Chief People Officer	Ms. Chitale has served as the Company’s Executive Vice President, Chief People Officer since September 2021. Ms. Chitale has over 20 years of strategic experience at multi-national organizations, where she has scaled and led global teams at both public and privately held companies. As Chief People Officer, Ms. Chitale leads all aspects of human resources, including diversity, equity & inclusion, talent acquisition, employee experience, learning & development, compensation & benefits and corporate security. Before joining Virgin Galactic, Ms. Chitale served as Vice President of Human Resources at Disney Parks Experiences and Products from November 2014 to September 2021. In this role, she led the HR strategy for the company’s International Parks business in Paris, Shanghai, Hong Kong, and Tokyo, as well as overseeing HR for Disney’s Engineering, Maintenance, and Safety teams. During her time at Disney, Ms. Chitale designed and implemented holistic people strategies – including diversity and inclusion programming – that supported business priorities across corporate functions, engineering, international parks, and cruise line businesses. Prior to Disney, Ms. Chitale led Human Resources for Avaya India PVT Ltd, where she built the HR infrastructure that was instrumental for rapid business growth with a strategic focus on building large engineering and technology teams. Ms. Chitale holds a master’s degree in Personal Management and Industrial Relations from the Tata Institute of Social Sciences in Mumbai, India, and a Bachelor of Science (Chemistry) degree from Pune University, India.

SARAH KIM

Executive Vice President, Chief Legal Officer and Secretary	Ms. Kim has served as the Company’s Executive Vice President, Chief Legal Officer and Secretary since December 2022. Ms. Kim oversees all aspects of the Company’s legal, compliance and regulatory functions, including transactions, strategic partnerships and investments, ensuring securities compliance and corporate governance, and overseeing the Company’s in-house legal staff and outside counsel. Ms. Kim also chairs our Environmental, Social, and Governance committee. Ms. Kim brings over 15 years of legal and finance experience. Most recently, from February 2019 to November 2022, Ms. Kim served as General Counsel, Corporate Secretary, Chief Ethics Officer and Compliance Officer for Topgolf Callaway Brands Corp. (“Topgolf Callaway”), where she oversaw all global legal matters affecting the company and its subsidiaries, and led the launch of Topgolf Callaway’s sustainability initiative. Prior to that, from November 2017 to January 2019, Ms. Kim served as Associate General Counsel for Petco Animal Supplies, Inc., where she operated as lead counsel for several of Petco’s most complex and innovative business units. Ms. Kim holds a Bachelor of Science degree in Management from the Massachusetts Institute of Technology (“MIT”) and a Juris Doctor degree from the University of California, Hastings College of the Law.

38	Virgin Galactic Holdings, Inc.

Proposal No. 3:
Approval, on an Advisory (Non-Binding) Basis, of the Compensation of Our Named Executive Officers

As required by Section 14A(a)(1) of the Exchange Act, the below resolution enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement. This proposal (the “Say-on-Pay Vote”), and commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. The Say-on-Pay Vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

We encourage our stockholders to review the “Executive Compensation” section of this Proxy Statement for more information.

As an advisory approval, this proposal is not binding upon us or our Board of Directors. However, the Compensation Committee, which is responsible for the design and administration of our executive compensation program, values the opinions of our stockholders expressed through your vote on this proposal. The Board and Compensation Committee will consider the outcome of this vote in making future compensation decisions for our named executive officers. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of Virgin Galactic Holdings, Inc. approve, on an advisory basis, the fiscal year 2022 compensation of Virgin Galactic Holdings, Inc.’s named executive officers as described in the Compensation Discussion and Analysis and disclosed in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in Virgin Galactic Holdings, Inc.’s Proxy Statement for the 2023 Annual Meeting of Stockholders.”

Board Recommendation
Our Board of Directors unanimously recommends you vote “FOR” the resolution to approve, on an advisory (non-binding) basis, the compensation of our named executive officers, as disclosed in the “Executive Compensation” section, the accompanying compensation tables and related narrative disclosure of this Proxy Statement.

2023 Proxy Statement	39

Executive Compensation

Compensation Discussion and Analysis

Introduction
This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, how each element of our executive compensation program is designed to satisfy those objectives, and the policies underlying our 2022 executive compensation program and the compensation awarded to our named executive officers for 2022. The following discussion and analysis of compensation arrangements for our named executive officers (each a “NEO” or “named executive officer”) should be read together with the compensation tables and related disclosures.

Our NEOs for fiscal year 2022 were:

●	Michael Colglazier, Chief Executive Officer, President and Director
●	Doug Ahrens, Executive Vice President, Chief Financial Officer and Treasurer
●	Alistair Burns, Senior Vice President, Chief Information Officer
●	Aparna Chitale, Executive Vice President, Chief People Officer
●	Sarah Kim, Executive Vice President, Chief Legal Officer and Secretary
●	Swami Iyer, former President, Aerospace Systems
●	Mike Moses, President, Space Missions and Safety

Effective December 5, 2022, Ms. Kim joined Virgin Galactic Holdings as our Executive Vice President, Chief Legal Officer and Secretary. Ms. Kim is responsible for overseeing all legal affairs, including corporate governance, securities law and NYSE compliance, M&A activity, and strategic transactions.

Effective January 12, 2023, Mr. Iyer departed from his position as President of Aerospace Systems, in connection with an internal reorganization. Mr. Iyer continued to serve as an external advisor until March 3, 2023.

Executive Summary

Fiscal 2022 Performance Highlights
We believe the commercial exploration of space represents one of the most exciting and important technological initiatives of our time and offers immense potential to create economic value. Virgin Galactic is at the forefront of industry trends as the first and only publicly traded company focused on commercial human spaceflight.

This industry is growing dramatically due to new products, new sources of private and government funding, and new technologies. Demand is emerging from new sectors and demographics, which we believe is broadening the total addressable market. As government space agencies have retired or reduced their capacity to send humans into space, private companies are beginning to make exciting inroads into the fields of human space exploration.

40	Virgin Galactic Holdings, Inc.

Executive Compensation

Some of the key business milestones from 2022 include the following:
●Prepared VMS Eve and VSS Unity for commercial service by improving the durability and capability of the ships to support an increased flight cadence.
●Invested in our supply chain and manufacturing partnerships that will equip our business to scale profitability, bringing on board experienced design and manufacturing partners to fabricate the major subassemblies for our future fleet. We also broke ground on our spaceship final assembly factory.

●We laid the foundation for an unforgettable astronaut experience by completing the conceptual design for a unique astronaut campus, including the acquisition of a site for the campus close to Spaceport America, New Mexico.
●Strengthened the balance sheet by raising approximately $528 million to support necessary investments in the business that we believe will drive our long-term growth.

2022 Pay Mix
Our executive compensation program utilizes annual and long-term incentive awards, including awards that are contingent on Company performance relative to our key performance metrics. The majority of the total compensation opportunity for our NEOs in 2022 was “at risk” compensation, as illustrated in the charts below. The pay mix for our CEO provides for 87% of variable compensation and, on average, 80% of variable compensation for the other NEOs, which is tied to company performance and stockholder value creation.

2022 Total Direct Compensation (at target)

CEO TARGET PAY MIX	AVERAGE TARGET PAY MIX FOR OTHER NEOs(1)

(1)	The average target pay mix for other NEOs includes Messrs. Ahrens, Burns, Iyer, Moses and Ms. Chitale. Ms. Kim is not included in the average due to her start date of December 5, 2022.

2023 Proxy Statement	41

Executive Compensation

Key Elements and Objectives of Our Executive Compensation Program
In 2022, our executive compensation program consists of fixed and variable pay, including cash and non-cash components.

The key elements of our 2022 executive compensation program are as follows:

	Base Salary	Cash-Based Incentive Compensation	Equity Based Compensation
Description	●Cash compensation to reflect individuals’ skills, experience, and overall responsibilities of the executive’s position	●Earned based on achievement of safety, commercial, financial, and ESG performance metrics, as well as individual performance goals, which are approved by our Compensation Committee
●Time-vested restricted stock units (“RSUs”)
●Performance share units (“PSUs”) earned based on the achievement of predefined stock price hurdles
●Time-vested stock options
●Performance stock options (“PSOs”)

Key Objectives
●Attract and retain talent by providing a stable and reliable source of income
●Provide base salaries consistent with each executive’s responsibilities and market competitive so that they are not motivated to take excessive risks
●Rewards the achievement of corporate objectives and overall contributions towards achieving those objectives over a 12-month period
●Incentivizes our executives to create long-term stockholder value and focus on sustained share price appreciation
●Aligns our executives’ strategic objectives with those of our stockholders’ interests over the long-term
●Promotes retention and executive stock ownership

Listening to Our Stockholders
Say-on-Pay
In 2022, 67% of votes cast were voted in favor of our fiscal year 2022 say-on-pay proposal. While a majority of our stockholders supported our executive compensation program, the Compensation Committee and management are continuously reviewing our executive compensation program and made changes to better align our executives’ compensation to the Company’s short and long-term objectives.

In 2022 our management team reached out to our largest stockholders to: (1) discuss our business, including company operational strategy and performance and (2) review and gather feedback on our executive compensation program from our largest institutional stockholders. We proactively contacted 26 stockholders representing 17% of outstanding shares and held discussions with 5 stockholders, representing 12% of outstanding shares at the time. We also met with representatives from the proxy advisory firms to better understand their voting guidelines and perspectives about our executive compensation program.

We have continued our efforts in 2023, proactively contacting 13 stockholders representing approximately 26% of our outstanding shares and approximately 90% of our institutional ownership as of December 31, 2022. That outreach has already resulted in several discussions that included senior members of our management team and a director from our Compensation Committee in an effort to better understand their perspective on our executive compensation approaches and ESG practices.

42	Virgin Galactic Holdings, Inc.

Executive Compensation

Through meetings with our institutional shareholders and the proxy advisory firms, we received valuable input regarding the Company’s executive compensation program, as well as suggestions for potential adjustments to consider moving forward. A summary of stockholder and proxy advisor feedback is as follows:

What We Heard from Stockholders/Proxy Advisors	Our Response
●Preference for increased transparency and quantifiable metrics for short-term incentive program and determination of payouts to executives.	●We expanded our disclosures to include details regarding the incentive compensation program design, performance metrics and goals, and payouts.
●Provide more information on how the compensation peer group was determined.	●We expanded our disclosures to provide additional information on peer group criteria, including the industries and characteristics reviewed and size screens considered.
●Preference for 50% of long-term incentive program to come from performance-based awards.
●Given our ongoing commitment to a performance orientated compensation program, we introduced PSUs into the program beginning of 2021.
●As a relatively new public company, many companies at our stage only utilize time-based vehicles including RSUs and options. We implemented PSUs faster than typical to demonstrate our commitment to governance expectations and as a result of our shareholder engagement efforts. Additionally, in 2022 we also granted a performance stock options (“PSO”) award to our CEO to help strengthen his long-term incentive award alignment with shareholder interests. In 2022, the CEO’s performance-based awards represented 46% and 54% time-based RSUs of his dollar-denominated value. For EVPs and above (other than the CEO), the mix of PSUs and RSUs was generally 25% and 75%, respectively (based on the dollar-denominated values of the awards rather than the grant date fair values; when the weighting of LTI mix is based on the grant date fair value, the percentage of PSUs is greater).
●We will continue to review the LTI mix and intend to increase the allocation on PSUs over time.

●Expectation of good governance and practices.
●In 2022, we adopted a clawback policy for our executive officers and stock ownership guidelines for our executive officers and non-employee directors.
●In 2023, we amended our Insider Trading Compliance Policy to prohibit, without any exceptions, the pledging of any Virgin Galactic securities.
●As part of our Amended and Restated 2019 Incentive Award Plan, which our shareholders are being asked to approve at the Annual Meeting, we’ve included a one-year minimum vesting limitation on equity awards granted after the effective date of the Amended and Restated 2019 Incentive Award Plan.

2023 Proxy Statement	43

Executive Compensation

●Appreciation for advancement in social policies and acknowledgement that ESG has been an area of increased focus for Virgin Galactic as a young public company. Encouraged the company to highlight advancements in ESG in a sustainability report or disclosure beyond a typical proxy filing.

●As a relatively new public company, we continue to develop our ESG strategy with a commitment to responsibility, transparency, and advocacy.
●In 2022, we launched a cross-functional Inclusion Council and set annual company-wide goals to improve year-over-year representation.
●We established an Environmental Steering Committee led by the Chief People Officer and Chief Legal Officer, who also serves as the Company’s recently appointed ESG Chairperson.
●The Company is also currently engaging with third party consultants to analyze the components of its ESG program.

●Appoint Lead Independent Director since the Chairperson of the Board is not independent.
●In April 2023, the Board appointed Mr. Mabus as the Lead Independent Director. The Lead Independent Director’s responsibilities include, but are not limited to: presiding over all meetings of the Board at which the Chair of the Board is not present, including any executive sessions of the independent directors; approving Board meeting schedules and agendas; and acting as the liaison between the independent directors and the Chief Executive Officer and Chair of the Board.

In order to continue to understand investors’ perspectives on our executive compensation program, our management team intends to continue its efforts on stockholder engagement throughout 2023.

Compensation Governance and Best Practices

What We Do:	What We Do Not Do:
✓Pay for performance; pay is not guaranteed
✓Annual say-on-pay vote
✓Clawback policy
✓Capped incentive awards
✓Stock ownership guidelines
✓Limited perquisites
✓Engagement with stockholders
✓Independent compensation and legal consultants

✕No single-trigger change-in-control severance arrangements
✕Do not provide guaranteed salary increases
✕Do not provide significant or excessive perquisites
✕No “liberal” share recycling
✕No repricings without shareholder approval
✕Do not maintain defined benefit pension or supplemental executive retirement plans
✕No hedging of Virgin Galactic securities by our executive officers and non-employee directors
✕No pledging of Virgin Galactic securities by our executive officers and non-employee directors

44	Virgin Galactic Holdings, Inc.

Executive Compensation

Process and Rationale for Executive Compensation Decisions
The Compensation Committee considers several factors in determining the compensation of our NEOs. The Compensation Committee does not have a predefined framework for prioritizing or weighting these factors, and the emphasis placed on specific factors may vary among our executive officers. Ultimately, it is the Compensation Committee’s judgment about these factors that forms the basis for determining our named executive officers’ compensation.

In the first quarter of each year, the Compensation Committee sets our executive officers’ salaries and cash-based incentive targets for the fiscal year and grants annual equity awards for the recently completed fiscal year. This allows the Compensation Committee to consider company and individual performance for the previous year, while planning for the year ahead.

The Compensation Committee approved the fiscal 2022 equity awards, the fiscal 2022 cash-based incentive program earned amounts and any adjustments to base salaries and bonus targets for fiscal 2022. In making these decisions and determining the amounts and mix of executive compensation, the Compensation Committee considered the following factors, among others:

●	Business performance, including operational management such as project milestones, process improvements and expense management;
●	Labor market conditions, competitive compensation for comparable positions and threats to our business due to retention-related risks;
●	Feedback from our Chief Executive Officer regarding the performance of our business and his compensation recommendations for the other NEOs;
●	Each executive officers’ individual performance and contributions to financial and strategic objectives, including expertise, skills, tenure in position and potential to assume increased responsibilities;
●	Internal working and reporting relationships and teamwork among our executive officers (for example, using the same cash-based incentive metrics and objectives for all executive officers promotes teamwork and collaboration and our executive officers’ contribution to Company-wide initiatives);
●	The Compensation Committee’s intention for compensation to be internally fair and equitable relative to roles, responsibilities and relationships, in addition to being competitively reasonable; and
●	Leadership actions that support our ethical standards, compliance culture and ESG initiatives.

Our Executive Compensation Program
The main objectives of the Company’s executive compensation program are to:

●	Attract, motivate, and retain highly qualified executives who are committed to the Company’s mission, performance, and culture, by paying them competitively;
●	Create a fair, reasonable, and balanced compensation program that rewards executives’ performance and contributions to the Company’s short- and long-term business results, while closely aligning the interests of the executives with those of stockholders; and
●	Emphasize pay for performance, with a program that aligns financial and operational achievements and shareholder value creation.

Additional objectives of our executive compensation program include:

●	Market Competitive. The Compensation Committee sets executive compensation at competitive levels to attract, motivate, engage and retain executive officers, while taking into account Virgin Galactic being at the forefront of the world’s first commercial spaceline, a leader in the development of complex technology for space tourism, and long-term commercial lifecycle. We consider practices of peer companies as reference points for comparative purposes, but do not set specific pay percentile objectives.
●	Internally Fair and Equitable. The Compensation Committee considers business and individual performance to evaluate internal fairness of compensation and monitors the compensation relationships among our executive officers.

2023 Proxy Statement	45

Executive Compensation

●	Strong Standards for Compensation Governance and Risk Management. The Compensation Committee has a comprehensive charter that provides for oversight of our executive compensation program and annually reviews the executive officer pay levels and annual and long-term incentive plan designs, and engages its compensation consultant to conduct a compensation risk assessment to ensure our programs do not incent unintended behaviors. See the discussion of our risk-assessment process under the section “Compensation Risk Assessment” on page 66 for more details on our compensation-related corporate governance practices.

We also have competitive health, welfare and retirement benefits that are generally structured in the same manner for all U.S. employees. A summary of these and several other benefits begins on page 52.

Role of the Compensation Committee in Determining Executive Compensation

Engagement of Independent Advisors
The Compensation Committee has the authority to engage an independent compensation consultant, in addition to assistance needed from external legal, finance and other special advisors. In 2022, the Compensation Committee engaged Meridian, an independent executive compensation consulting firm, to advise on all executive compensation matters under their oversight. The Compensation Committee’s engagement of Meridian did not raise any conflicts of interest. Pursuant to the engagement, Meridian:

●	Provided information, insights and advice regarding compensation philosophy, objectives and strategy;
●	Recommended peer group selection criteria and identified and recommended potential peer companies;
●	Provided analyses of competitive compensation practices for executive officers and non-employee directors;
●	Provided analyses of potential risks arising from executive and non-executive compensation programs;
●	Reviewed and commented on recommendations regarding executive officer compensation amounts;
●	Advised the Compensation Committee on specific issues as they arose; and
●	Kept the Compensation Committee informed of executive compensation trends and regulatory and governance considerations related to executive compensation.

In addition, the Company’s management team has engaged Pay Governance to provide advice to the management team on executive compensation matters. The Company’s engagement of Pay Governance did not raise any conflicts of interest.

Review of Peer Group Data

There are no direct public company peers available for benchmarking purposes. As disclosed in our 10-K, our primary competitor in establishing a suborbital commercial human spaceflight market is Blue Origin, a privately-funded company that has developed a vertically-launched, suborbital capsule. In addition, we are aware of several large, well-funded, public and private entities actively engaged in developing competitive products within the aerospace industry, including SpaceX and Boeing. Virgin Galactic cannot use Blue Origin or SpaceX as compensation benchmarking peers because they are private, and Boeing is significantly larger and not appropriate for inclusion in our peer group. Regardless, the Compensation Committee recognizes the need to assess comparable pay practices to understand the market in which the Company competes to attract and retain a highly-skilled executive team. The Compensation Committee identified peer companies to use for competitive analyses, based on recommendations made by Meridian. The peer companies were identified based on the following criteria that help capture the scope and complexity of Virgin Galactic:

●	Industries and characteristics: companies operating in similar or comparable industries and representing characteristics of Virgin Galactic, including:

Industries	Characteristics
●Aerospace & defense ●Luxury travel ●Leisure and entertainment	●High growth and entrepreneurial companies ●B2C focus ●Recent IPO ●West Coast headquarters

46	Virgin Galactic Holdings, Inc.

Executive Compensation

●	Size: companies of comparable size, with market capitalization and enterprise value generally within 1/4x to 4x that of Virgin Galactic, and revenue generally below $3B.
	●	The Compensation Committee used market capitalization as a quantitative criterion because market capitalization, a key component of which is stock price, is the key driver of equity compensation grant value, and equity compensation grant value is the single largest component of executive compensation. Further, market capitalization is directly related to stockholder benefit.
	●	The Compensation Committee also included revenues as a quantitative criterion because revenues are commonly used as a selection criterion by our peer companies, third-party compensation survey providers and proxy advisory firms.

The peer group for 2022 consisted of the following 18 companies, with Virgin Galactic positioned at approximately the median in terms of market capitalization at the time the group was reviewed and approved (November 2021):

VIRGIN GALACTIC 2022 EXECUTIVE COMPENSATION PEER GROUP
●Aerojet Rocketdyne ●Brunswick ●Curtiss-Wright ●DraftKings ●Fisker ●Hyliion Holdings	●Kratos Defense & Security Solutions ●Lordstown Motors ●Lyft ●Maxar Technologies ●Mercury Systems ●Moog	●Nikola ●Peloton Interactive ●Sunrun ●Vail Resorts ●Velodyne Lidar ●Wynn Resorts

Meridian provides analyses of peer company competitive practices to the Compensation Committee. The Compensation Committee considers these peer company competitive practices, along with the other factors described in this section, when determining the salaries, bonus targets and equity awards for our CEO and other executive officers.

For 2023, the Compensation Committee removed Brunswick and DraftKings from the peer group given relative size versus Virgin Galactic. The Compensation Committee added Joby Aviation, given that the company is pre-revenue and its relevance in terms of industry.

2022 Base Salaries
The base salaries of our NEOs are an important part of their total compensation package and are intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities, as well as the Compensation Committee’s review of market pay levels.

The following table sets forth the annual base salaries for each of our NEOs that were approved for 2022:

Named Executive Officer	2021	2022	% Change
Michael Colglazier	$1,000,000	$1,000,000	0%
Doug Ahrens	$525,000	$546,000	4%
Alistair Burns	$325,000	$350,000	8%
Aparna Chitale(1)	$400,000	$400,000	0%
Sarah Kim(1)	N/A	$400,000	N/A
Swami Iyer	$525,000	$546,000	4%
Michael Moses	$425,000	$437,750	3%
(1)	Because 2022 base salaries were reviewed in early 2022, the table does not reflect a 2022 base salary increase for Ms. Chitale and Ms. Kim as their salaries were negotiated as part of their employment commencement in September 2021 and December 2022, respectively. Ms. Kim received a prorated base salary in 2022 for her partial year of service.

2023 Proxy Statement	47

Executive Compensation

Cash-Based Incentive Compensation

2022 Executive Annual Cash Incentive Program
Each of our NEOs (other than Ms. Kim) participated in our 2022 Executive Annual Cash Incentive Program (the “Program”), which is focused on rewarding our executive officers for annual operating performance that meets or exceeds pre-established goals. For fiscal 2022, the Compensation Committee determined that annual cash compensation under the Program would be based on the achievement of certain performance goals within four separate categories, including: safety culture, commercial growth, financial, and ESG goals. Individual contributions were also assessed in how our NEOs delivered on our strategic plan to become a scaled, commercial operation and environmentally sustainable company.

The 2022 pre-established goals were reviewed and approved by the Compensation Committee at the beginning of the performance year, whereby each company performance category includes various quantitative and qualitative objectives and at year end a balance scorecard approach is used to determine the final company performance category.

Each NEO is eligible to receive an annual performance-based cash bonus based on a specified target annual bonus award amount, expressed as a percentage of the NEO’s base salary. The performance cash bonus for 2022 was calculated based on the target bonus percentage opportunity multiplied by the aggregate achievement of the Company performance goals, and then multiplied by each officer’s individual management by objectives (“MBO”) modifier, as illustrated below.

The funding payout range is zero to 200% of an executive officer’s target bonus opportunity and encompasses both upside reward and downside incentive opportunity if minimum levels of threshold performance are not achieved. The 2022 target bonus opportunities for the NEOs are as follows:

Named Executive Officer	2022 Target Bonus as a % of Base Salary
Michael Colglazier	125%
Doug Ahrens	100%
Alistair Burns	50%
Aparna Chitale	80%
Sarah Kim	N/A(1)
Swami Iyer	100%
Michael Moses	100%
(1)	Ms. Kim was not eligible for a 2022 bonus payout given her employment effective date.

Each executive officer’s bonus target is determined by the Compensation Committee based on practices of our peer companies and individual considerations. In 2022, Mr. Colglazier’s bonus target increased from 100% to 125% to reflect the scope of his role and better align with internal equity pay levels. All the other officers’ target bonuses remained unchanged.

In March 2023, the Compensation Committee assessed the Company’s 2022 achievement of the corporate performance objectives and the Program payouts recommended by the Chief Executive Officer (other than his own bonus payout). Based on the achievement of defined performance goals, the overall company performance was determined to be 74% of target.

48	Virgin Galactic Holdings, Inc.

Executive Compensation

The following table summarizes each component of the corporate performance categories, the performance goal weightings, threshold, target and maximum goal for the financial category, and our achievement of the performance metrics in 2022. See footnotes for additional disclosure on the results of the performance category outcomes.

Performance Category	Weight	Threshold	Target	Maximum	Payout as % of Target
Safety Culture(1) Flight, manufacturing, and workplace safety goals that include Total Recorded Incident reporting compared to industry standards and company-wide safety initiatives					30%
Commercial Growth(2) Commercial service launch, Astronaut sales, and other commercial objectives					5%
Financial Annual spending for the work completed					21%
Environmental, Social & Governance(3) Goals related to adopting an ESG Charter, reduction of greenhouse gas emissions, year-over-year representation, building an inclusive culture and implementation of updating tech systems					18%
Total	100%	25% Payout	100% Payout	200% Payout	74%
(1)	Safety Culture results: Total Recordable Incident Rate (TRIR, reflects recordable incident per 100 FTE) for 2022 currently at 0.32, showing 35%-85% improvement over the past three years and well below Industry Rating standards (3.35 - 4.17 for 2019-2020); Activated Company Safety initiatives such as: employee communication plan, company-wide Reliance tools and reporting, safety program assessment / audits, expanded training, Safety Quality Review Board (SQRB), and monthly facility inspections.
(2)	Commercial Growth results: Delay in commercial launch and threshold level of ticket sales and threshold achievement of commercial objectives.
(3)	ESG results: Finalized ESG charter, hired DEIB leader to deliver diversity and inclusion strategy, increased representation of diverse headcount, roll-out of Inclusion Council and 2022/2023 action plan, launch of multi-year large-scale technical programs and related milestones.

The Compensation Committee also reviewed each NEO’s performance against the executive’s performance objectives for 2022.

Mr. Colglazier. The Compensation Committee determined that Mr. Colglazier’s individual MBO performance factor was achieved at 100%, reflecting his leadership in ensuring the completion of the enhancement of Eve and establishing partnerships for the next generation spaceships. Further, Mr. Colglazier evolved our operations to ready the company for commercial service.

Mr. Ahrens. The Compensation Committee determined that Mr. Ahrens’ individual MBO performance factor was achieved at 111%, reflecting the planning and well-managed execution of the successful capital raises, while transforming the financial planning function and increasing scope by taking on real estate and sourcing and procurement operations for the company.

Mr. Burns. The Compensation Committee determined that Mr. Burns’ individual MBO performance factor was 113%, reflecting his contributions to the implementation of several technical systems to help transform and mature the Company.

2023 Proxy Statement	49

Executive Compensation

Ms. Chitale. The Compensation Committee determined that Ms. Chitale’s individual MBO performance factor was achieved at 120%, reflecting her leadership in scaling our operations to support our rapid growth in 2022 and developing the infrastructure for talent management and transformation of our HR systems and total rewards offerings. She has built out our diversity, equity and inclusion strategy and the creation of our culture and engagement initiatives.

Ms. Kim. Ms. Kim was not eligible for a 2022 bonus payout due to her December 2022 hire date.

Mr. Iyer. Mr. Iyer was not eligible for a 2022 bonus payout due to his separation from the Company in January 2023.

Mr. Moses. The Compensation Committee determined that Mr. Moses’ individual MBO performance factor was achieved at 100%, based on his leadership during the Eve enhancement, mission readiness leading to commercial preparedness, successful flight, and advancement of our safety culture.

Based on the Company’s achievement of the goals under the Company Performance components of the Program, the executive officers’ applicable target bonus opportunity was multiplied by 74%. The Program also provided for an individual MBO modifier of up to +/- 20% based on the Compensation Committee’s assessment of each executive’s individual performance in 2022 (the “Individual Performance Modifier”). The table below provides information about the executives’ bonus opportunity, company performance payout, individual performance modifier and final bonus payout.

Named Executive Officer(1)	2022 Target Bonus	Company Performance	Company Performance Bonus Payout	Individual Performance Modifier	Actual 2022 Bonus Payout(1)(2)
Michael Colglazier	$1,250,000	74%	$925,000	100%	$925,000
Doug Ahrens	$546,000	74%	$404,040	111%	$450,000
Alistair Burns	$175,000	74%	$129,500	113%	$146,335
Aparna Chitale	$320,000	74%	$236,800	120%	$285,000
Mike Moses	$437,750	74%	$323,935	100%	$325,000
(1)	Ms. Kim was not eligible for a 2022 bonus payout given her employment effective date and Mr. Iyer was not eligible for a bonus payout due his separation from the Company in January 2023.
(2)	The participating executives’ 2022 annual bonuses are set forth in this column are included in the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table” below.

Milestone-Based Cash Incentive Plan
In addition to the Program, we maintain a milestone-based cash incentive plan (the “Milestone-Based Cash Incentive Plan”) which we adopted in 2017 in which Mr. Moses participated during 2022. Under the Milestone-Based Cash Incentive Plan, certain executive officers are eligible to earn a bonus upon the Company’s achievement of three specified performance objectives (each such objective a “Qualifying Milestone”). Payment of bonuses pursuant to the Milestone-Based Cash Incentive Plan, if any, are contingent upon the applicable NEOs continued employment through the applicable payment date.

The first Qualifying Milestone was not achieved under the Milestone-Based Cash Incentive Plan. The second Qualifying Milestone was achieved, and related bonuses were paid out in 2019. The third Qualifying Milestone was amended in 2019 to include the achievement of a cash flow goal prior to, or as of, the end of calendar year 2027, subject to the executive’s continued employment through the date of payment.

Mr. Moses is eligible to earn a bonus in the amount of $1,000,000 in connection with the achievement of the third Qualifying Milestone. No other named executive officers are eligible to participate in the Milestone-Based Cash Incentive Plan. As of December 31, 2022, the third Qualifying Milestone was not achieved.

Sign-On Bonus
In connection with joining our Company in December 2022, Ms. Kim received a one-time cash bonus equal to $150,000, paid upon joining our Company.

The one-time cash bonus paid to Ms. Kim was to offset her annual bonuses being forfeited at her prior employer by joining us late in the year, as well as to encourage her to join our Company and provide leadership experience and expertise.

50	Virgin Galactic Holdings, Inc.

Executive Compensation

Equity Compensation
We maintain the 2019 Plan, under which we may grant cash and equity incentive awards to directors, employees and consultants of our Company and our affiliates, to enable us to attract and retain services, skills and experience of these individuals, which we believe are essential to our long-term success.

March 2022 Awards
In March 2022, we granted RSUs and PSUs to our NEOs, as well as time-based stock options to Messrs. Ahrens and Iyer and performance-based stock options to Mr. Colglazier. Overall, the CEO’s 2022 awards represented 46% performance-based awards (PSUs and PSOs) and 54% time-based RSUs of his dollar-denominated value. For EVPs and above (other than the CEO), the mix of PSUs and RSUs was generally 25% and 75%, respectively (based on the dollar-denominated values of the awards rather than the grant date fair values; when the weighting of LTI mix is based on the grant date fair value, the percentage of PSUs is greater).

We use the following vehicles to incentivize our executives to create long-term stockholder value and focus on sustained share price appreciation, align our executive’s strategic objectives with those of our stockholders’ interests over the long-term, and promote retention and executive stock ownership:

●	RSUs; Time-Based Stock Options. We use RSUs as part of the annual equity awards for our executive officers in order to support ownership accumulation and employment retention objectives. RSUs are also used to provide stability to our NEOs as we confront the realities of pioneering a new industry. Over time, we expect the weighting of RSUs to decrease though the Committee believes that the current weighting is appropriate and fitting to Company’s current situation and business life-cycle. The RSUs and time-based stock options have a 4-year vesting schedule: 25% vest on the one year anniversary of the grant date, and the remaining 75% vest in substantially equal quarterly installments over the following 12 quarters.
●	PSUs. Given our ongoing commitment to strong performance, good corporate governance principles, and direct performance orientation in our compensation program, we introduced PSUs in the beginning of 2021. As a relatively new public company, Virgin Galactic implemented PSUs faster than other comparable recently IPO’d companies in order to demonstrate our commitment with promoting a pay for performance philosophy and respond to shareholder feedback. In 2022, PSUs to EVPs and above (other than our CEO) generally made up 25% of the LTI awards (based on the dollar-denominated values of the awards rather than the grant date fair values). The PSUs allow recipients to earn a variable number of shares of our common stock over a three-year period (March 2022 - March 2025) based on stock price growth hurdles. The stock price CAGRs were set with consideration to the S&P 500 historical return and are intended to be rigorous and represent meaningful return to shareholders as summarized in the table below. As of December 31, 2022, none of the stock price hurdles have been met.

3-year Stock Price CAGR	PSU Payout (as a % of Target)
<5%	0%
5%	50%
10%	100%
15%	150%
20%	200%

●	PSOs. In order to further strengthen the CEO’s 2022 long-term incentive awards on performance-based compensation, the Compensation Committee approved a performance-vested stock option (“PSO”) grant to our CEO in 2022. The award is 100% performance-based and aligns with shareholder interests through stock performance hurdles and the use of options which only provide value if our share price achieves specific stock price hurdles. The PSOs will vest based on the achievement of volume weighted average prices of the Company’s common stock for a period of 20 consecutive trading days (the “20-day VWAP”), subject to the CEO’s continued service through the applicable vesting date, as shown in the table below. Any unvested PSOs will be forfeited on the fourth anniversary of the grant date. As of December 31, 2022, none of the stock price hurdles have been met.

Percentage of PSOs Vesting	20-day VWAP
25%	$10
25%	$12
25%	$15
25%	$18

2023 Proxy Statement	51

Executive Compensation

Kim Sign-On RSU Awards and Initial RSU Awards
In connection with joining the Company, we granted Ms. Kim equity awards that were meant to align her interests immediately with our stockholders’ interests and retain her over a period of time. The total value of the equity awards granted to Ms. Kim was intended to induce her to join our Company by ensuring that her compensation opportunity at Virgin Galactic reflected a lost compensation opportunity from her prior employer. On Ms. Kim’s executive’s employment start date, we granted to Ms. Kim an award of RSUs (the “Sign-On RSU Award”) which will vest as to half of the underlying RSUs on the six-month anniversary of Ms. Kim’s employment start date and as to the remaining half of the underlying RSUs on the one-year anniversary of such date, in each case, subject to continued service through the applicable vesting date. At around the same time, we granted to Ms. Kim an additional award of RSUs (the “Initial RSU Award”) and PSUs (the “Initial PSU Award”, and together with the Initial RSU Award, the “Initial Equity Awards”), with the Initial RSU Award scheduled to vest as to 25% of the underlying RSUs on the one-year anniversary of her employment start date and as to the remaining 75% in substantially equal quarterly installments over the following 12 quarters. The Initial PSU Award will vest based on the attainment of the PSU design established in 2022 and described above in more detail. The vesting of each of Ms. Kim’s awards are subject to her continued service. The dollar-denominated value of each of the Sign-On RSU Award and Initial Equity Awards are set forth in the table below.

The following table contains a summary of grants of the dollar-denominated values of the options, RSUs and PSUs granted to our named executive officers in 2022. The number of RSUs and PSUs subject to each award is determined by dividing the dollar-denominated value by our average closing price over the 20-day period prior to and including the grant date. As such, the dollar-denominated values of these awards are not equal to the accounting grant-date fair value of the awards, including the PSUs, which are valued for accounting purposes using a Monte-Carlo simulation, which we are required to disclose in the “Summary Compensation Table” later in this proxy statement:

Named Executive Officer	2022 RSUs	2022 PSUs	2022 Options		Total 2022 Equity Value
Michael Colglazier	$3,900,000	$1,300,000	$2,000,000	(1)	$7,200,000
Doug Ahrens	$2,250,000	$750,000	$1,000,000		$4,000,000
Alistair Burns	$350,000	—	—		$350,000
Aparna Chitale	$750,000	$250,000	—		$1,000,000
Sarah Kim	$975,000	$250,000	—		$1,225,000	(2)
Swami Iyer	$2,250,000	$750,000	$500,000		$3,500,000
Mike Moses	$2,062,500	$687,500	—		$2,750,000
(1)	Amount represents the PSO award granted to Mr. Colglazier during 2022.
(2)	Amount includes the value of Ms. Kim’s’ Sign-On RSU Award ($225,000), Initial RSU Award ($750,000) and Initial PSU Award of ($250,000), as approved by the Compensation Committee during the recruitment process to attract Ms. Kim to join the Company.

2021 PSU Awards
In 2021, we granted PSUs that had a performance metric related to the sales of Company spaceflights, which the Compensation Committee believed incentivized the pursuit of our strategic goal of expanding the market for commercial human spaceflights for private individuals. The PSUs allowed recipients to earn a variable number of shares of our common stock over a three-year period (fiscal 2021-2023) based on ticket sales over a two-year performance period, followed by a one-year additional time-based vesting period. No shares will be earned if ticket sales are not met. As of the end of 2022, the performance goals had not yet been achieved and the awards were forfeited in full.

Employee Benefits and Perquisites
Health/Welfare Plans. In 2022, the NEOs had the opportunity to participate in same health and welfare plans and retirement plan as provided by the Company to other executive officers.

Retirement Plans. In 2022, the NEOs participated in our 401(k) retirement savings plan (the “401(k) Plan”). The Internal Revenue Code of 1986, as amended (the “Code”), allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) Plan. In 2022, contributions made by participants in the 401(k) Plan were matched up to a specified percentage of the employee contributions on behalf of the named executive officers. These matching contributions are fully vested after one year of employment with the Company.

52	Virgin Galactic Holdings, Inc.

Executive Compensation

Perquisites. We offer financial and tax planning for our executive officers to address the complex tax and financial situations that may exist. It is paid by the Company, treated as imputed income to the executive, and is not grossed-up for tax purposes. In addition, for 2022, we reimbursed Mr. Iyer for certain relocation expenses on a tax grossed-up basis.

Severance and Change in Control-Based Compensation
We have entered into employment agreements with each of our named executive officers that provides for severance upon a termination of employment without cause or for good reason. We believe that job security and terminations of employment, both within and outside of the change of control context, are causes of significant concern and uncertainty for our executive officers and that providing protections to our executive officers in these contexts is therefore appropriate in order to alleviate these concerns and allow the executives to remain focused on their duties and responsibilities to our Company in all situations. These are described and quantified below under “Potential Payments Upon Termination or Change in Control.”

In connection with Mr. Iyer’s departure as part of our internal reorganization in January 2023, Mr. Iyer was entitled to receive the severance payments and benefits under his employment agreement, which included (i) a cash amount equal to 1.5 multiplied by the sum of his annual base salary as of the date of his departure and target bonus amount, payable over six months, (ii) Company-subsidized healthcare coverage for eighteen months following the date of his ultimate separation in March 2023 and (iii) accelerated vesting of Mr. Iyer’s time-based equity awards with respect to the number of shares underlying each such award that would have vested during the 18-month period following Mr. Iyer’s separation date had he remained in continuous service with us during such 18-month period. All other equity awards held by Mr. Iyer which were outstanding and unvested, including all unvested performance-based awards, were forfeited without consideration.

Executive Compensation Governance Components

Stock Ownership Guidelines
In March 2022, the Compensation Committee adopted stock ownership guidelines for our executive officers at the level of Executive Vice President and above and non-employee directors. Our executive officers and non-employee directors are expected to acquire and hold shares of our common stock with a market value equal to a multiple of their base salary (or annual retainer, for non-employee directors), as indicated in the table below, within five years of service in their position. Our stock ownership policy more closely aligns the interests of our executive officers and non-employee directors with the interests of our stockholders and exposes our executive officers and non-employee directors to downside equity performance risk. Our Compensation Committee will review compliance with our stock ownership policy at least once a year during its first quarterly meeting.

Shares counted towards compliance include actual shares owned and unvested RSUs. Shares subject to outstanding and unexercised stock options or warrants, performance-based equity incentive awards and all other derivative securities do not count toward compliance.

Position	Salary/Cash Retainer Multiple Threshold ($)
CEO	5x
Presidents and Executive Vice Presidents	3x
Non-Employee Board of Directors	5x

2023 Proxy Statement	53

Executive Compensation

Clawback Policy
In March 2022, the Compensation Committee adopted a clawback policy. The clawback policy applies to equity awards and other incentive compensation awarded to executive officers granted after the effective date of the clawback policy. The Compensation Committee has discretion to apply the clawback policy to recover covered incentive compensation in all of the events described below.

Events that Trigger Action	Covered Compensation
Misconduct resulting in a material accounting restatement.	Excess amount of incentive award paid within three years before restatement date.
Intentional misconduct resulting in the miscalculation and/or misrepresentation of the achievement of non-financial performance objectives.	Excess amount of incentive award paid within three years before achievement of performance objectives is re-determined.
Material misconduct which results or could result in reputational harm or financial loss to the Company.	Awards paid within three years before or after the misconduct event.

Anti-Hedging/Pledging Policy
Our Board of Directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts; short sales; and transactions in publicly traded options, such as puts, calls and other derivatives involving our equity securities. The policy also prohibits pledging our securities to secure margin or other loans.

Tax and Accounting Considerations
As a general matter, our Board of Directors and the Compensation Committee review and consider the various tax and accounting implications of compensation programs we utilize.

Code Section 409A
Section 409A of the Code, or “Section 409A”, requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A.

Code Section 280G
Section 280G of the Code, or “Section 280G”, disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change of control. In addition, Section 4999 of the Code imposes a 20% excise tax on the individual with respect to the excess parachute payment. Parachute payments are compensation linked to or triggered by a change of control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans, including stock options, restricted stock and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G based on the executive’s prior compensation. In approving the compensation arrangements for our named executive officers, our Board of Directors or Compensation Committee considers all elements of the cost to the Company of providing such compensation, including the potential impact of Section 280G. However, our Board of Directors or Compensation Committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G and the imposition of excise taxes under Section 4999 when it believes that such arrangements are appropriate to attract and retain executive talent.

54	Virgin Galactic Holdings, Inc.

Executive Compensation

Accounting for Stock-Based Compensation
We follow the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, or “ASC Topic 718”, for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date fair value of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of stock options, RSUs and PSUs under our 2019 Plan are accounted for under ASC Topic 718. Our Board of Directors or Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plan and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Compensation Committee Report

The Compensation Committee has discussed and reviewed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors:

Dr. Wanda Austin (Chair)
Adam Bain
George Mattson

The Compensation Committee report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

2023 Proxy Statement	55

Executive Compensation

Executive Compensation Tables

Summary Compensation Table
The following table sets forth information concerning the compensation of the named executive officers for the years ended December 31, 2022, 2021 and 2020.

Name and Principal Positions	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Michael Colglazier Chief Executive Officer, President And Director	2022	1,000,000	—	6,818,252	2,000,000	925,000	38,616	10,781,868
	2021	1,000,000	500,000	5,000,000	—	880,000	25,794	7,405,794
	2020	442,308	500,000	13,098,600	7,540,000	452,055	22,637	22,055,600
Doug Ahrens Executive Vice President, Chief Financial Officer and Treasurer	2022	540,346	—	3,435,354	1,000,000	450,000	56,235	5,481,935
	2021	433,125	—	3,500,000	—	392,000	45,909	4,371,034
Alistair Burns Senior Vice President, Chief Information Officer	2022	343,269	—	337,617	—	146,335	18,617	845,838
Aparna Chitale Executive Vice President, Chief People Officer	2022	400,000	—	1,145,128	—	285,000	21,056	1,851,184
Sarah Kim(6) Executive Vice President, Chief Legal Officer and Secretary	2022	23,077	150,000	1,305,308	—	—	1,385	1,479,770
Swami Iyer(7) Former President, Aerospace Systems	2022	540,346	—	3,435,354	500,000	—	200,234	4,675,934
	2021	403,846	150,000	3,300,000	—	352,800	290,240	4,496,886
Michael Moses President, Space Missions and Safety	2022	434,549	—	3,149,080	—	325,000	44,645	3,953,274
	2021	423,846	—	2,500,000	—	340,000	22,554	3,286,400
	2020	358,615	—	5,963,711	2,837,149	165,000	18,504	9,342,979
(1)	With respect to 2022, the amount for Ms. Kim reflects a sign-on cash bonus in pursuant to her employment agreement, which was paid in 2022. Refer to the section titled “Cash-Based Incentive Compensation – Sign-On Bonus” above for further detail related to such one-time cash bonus.
(2)	The amounts shown in this column represent the grant date fair value of RSUs and PSUs awarded to the named executive officers in the applicable year, computed in accordance with the requirements of FASB ASC Topic 718, but excluding any impact of forfeitures as required by SEC regulations. We provide information regarding the assumptions used to calculate the value of all RSU and PSU awards made to executives in Note 14 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.
(3)	The amounts shown in this column represent the grant date fair value of stock options awarded to the named executive officers in the applicable year, computed in accordance with the requirements of FASB ASC Topic 718, but excluding any impact of forfeitures as required by SEC regulations. We provide information regarding the assumptions used to calculate the value of all option awards made to executives in Note 14 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. As required pursuant of SEC disclosure rules, the grant date fair value of performance stock options granted to Mr. Colglazier are computed based on the probable outcome of the performance conditions as of the grant date.
(4)	The amounts shown represent the aggregate annual performance-based cash incentives earned in the applicable year, based upon the achievement of certain Company metrics and individual performance goals. The fiscal 2022 achievement for each named executive officer is described above in the section titled “Cash-Based Incentive Compensation – 2022 Executive Annual Cash Incentive Program.”
(5)	For 2022, amounts in this column include the amounts set forth in the table below:

Named Executive Officer	401(k) Plan Contribution ($)(a)	Group Term Life Premium ($)	Financial Services ($)	Relocation Expense Reimbursement ($)	Insurance Premium(b) ($)	Tax Equalization ($)(c)
Michael Colglazier	18,300	3,830	14,760	—	1,371	355
Doug Ahrens	18,300	3,969	16,475	15,354	1,371	766
Alistair Burns	15,250	1,996	—	—	1,371	—
Aparna Chitale	18,300	1,385	—	—	1,371	—
Sarah Kim	1,385	—	—	—	—	—
Swami Iyer	18,300	1,385	20,649	82,307	1,371	76,222
Michael Moses	18,300	2,672	21,778	—	1,371	524

56	Virgin Galactic Holdings, Inc.

Executive Compensation

	(a)	Amounts include 401(k) safe harbor and employer matching contributions made in 2022.
	(b)	Amounts include life and disability insurance premiums paid on behalf of each executive.
	(c)	The amount shown for Mr. Iyer represents the aggregate amount of tax equalization payments made to Mr. Iyer in respect of federal, state and local taxes incurred by him as a result of the relocation expenses paid on behalf of Mr. Iyer in 2022. Refer to the section titled “General Description of Employment Agreements” below for further detail. The amounts shown for the remaining executives represent FICA tax equalization payments made to the executives as a result of certain imputed income in 2022.
(6)	Ms. Kim was hired as our Executive Vice President, Chief Legal Officer and Secretary in December 2022, and her base salary was pro-rated to reflect the portion of Fiscal 2022 during which she was employed with the Company.
(7)	Mr. Iyer ceased to serve as our President, Aerospace Systems in January 2023.

Grants of Plan-Based Awards in Fiscal 2022

			Estimated Possible Payout Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payout Under Equity Incentive Plan Awards(2)			All Other Stock Awards Number of Shares of Stock (#)	All Other Stock Awards Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael Colglazier	Annual RSU	03/17/2022	—	—	—	—	—	—	473,818	—	—	4,259,624
	Annual PSU	03/17/2022	—	—	—	78,970	157,940	315,880	—	—	—	2,558,628
	PSO	03/17/2022	—	—	—	101,420	405,680	—	—	—	8.99	2,000,000
	Annual cash	03/17/2022	312,500	1,250,000	2,500,000	—	—	—	—	—	—	—
Doug Ahrens	Annual RSU	03/16/2022	—	—	—	—	—	—	271,641	—	—	2,170,412
	Annual PSU	03/16/2022	—	—	—	45,274	90,547	181,094	—	—	—	1,264,942
	Stock Option	03/16/2022	—	—	—	—	—	—	—	202,020	7.99	1,000,000
	Annual Cash	03/16/2022	136,500	546,000	1,092,000	—	—	—	—	—	—	—
Alistair Burns	Annual RSU	03/16/2022	—	—	—	—	—	—	42,255	—	—	337,617
	Annual cash	03/16/2022	43,750	175,000	350,000	—	—	—	—	—	—	—
Aparna Chitale	Annual RSU	03/16/2022	—	—	—	—	—	—	90,547	—	—	723,471
	Annual PSU	03/16/2022	—	—	—	15,092	30,183	60,366	—	—	—	421,657
	Annual cash	03/16/2022	80,000	320,000	640,000	—	—	—	—	—	—	—
Sarah Kim	Sign-on RSU	12/05/2022	—	—	—	—	—	—	43,617	—	—	223,319
	Initial RSU	12/05/2022	—	—	—	—	—	—	145,391	—	—	744,402
	Initial PSU	12/05/2022	—	—	—	24,232	48,464	96,928	—	—	—	337,587
Swami Iyer	Annual RSU	03/16/2022	—	—	—	—	—	—	271,641	—	—	2,170,412
	Annual PSU	03/16/2022	—	—	—	45,274	90,547	181,094	—	—	—	1,264,942
	Stock Option	03/16/2022	—	—	—	—	—	—	—	101,010	7.99	500,000
	Annual cash	03/16/2022	136,500	546,000	1,092,000	—	—	—	—	—	—	—
Michael Moses	Annual RSU	03/16/2022	—	—	—	—	—	—	249,004	—	—	1,989,542
	Annual PSU	03/16/2022	—	—	—	41,501	83,002	166,004	—	—	—	1,159,538
	Annual cash	03/16/2022	109,438	437,750	875,500	—	—	—	—	—	—	—
(1)	Amounts shown in this column represent potential payouts for fiscal year 2022 to our named executive officers under the 2022 Executive Annual Cash Incentive Program. The target amount is based on a percentage of the individual’s fiscal year 2022 base salary. For further discussion of the 2022 annual bonuses, see the section titled “Cash-Based Incentive Compensation – 2022 Executive Annual Cash Incentive Program.”
(2)	PSUs and PSOs are eligible to vest based on the achievement of certain stock price performance-based goals over a three-year period.
(3)	Amounts shown in this column represent the grant date fair value of RSUs, PSUs, stock options, and PSOs awarded to the named executive officers in fiscal year 2022, computed in accordance with the requirements of FASB ASC Topic 718, but excluding any impact of forfeitures as required by SEC regulations. We provide information regarding the assumptions used to calculate the value of all stock awards made to executives in Note 14 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

2023 Proxy Statement	57

Executive Compensation

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table
The following is a description of the employment agreements we have entered into with our named executive officers.

General Description of Employment Agreements
Each agreement will continue until terminated in accordance with its terms, and provides for an annual base salary, target annual bonus and eligibility to participate in customary health, welfare and fringe benefit plans, provided by the Company to its executive officers.

The employment agreements also contain customary confidentiality and non-solicitation provisions, and also includes a “best pay” provision under Section 280G of the Code, pursuant to which any “parachute payments” that become payable to the executive will either be paid in full or reduced, so that such payments are not subject to the excise tax under Section 4999 of the Code, whichever results in the better after-tax treatment to the executive.

Michael Colglazier Employment Agreement
On July 10, 2020, we entered into an employment agreement with Mr. Colglazier. Mr. Colglazier’s service pursuant to the employment agreement will continue for a period of five years, unless earlier terminated in accordance with its terms. Pursuant to his employment agreement, Mr. Colglazier serves as the Chief Executive Officer and President of the Company and reports directly to the Company’s Board of Directors. During the employment period, the Company is obligated to cause Mr. Colglazier to be nominated to stand for election to the Board of Directors, unless an event constituting “cause” has occurred and not been cured or Mr. Colglazier has issued a termination notice.

Under the employment agreement, Mr. Colglazier is entitled to receive an initial annual base salary of $1,000,000, subject to annual review by the Board of Directors or a subcommittee thereof and to increase in its discretion, and is eligible to receive an annual performance bonus targeted at 100% of his then-current annual base salary, ranging from a minimum threshold of 50% to a maximum of 150% based on whether performance objectives are achieved. The actual amount of any annual bonus will be determined by reference to the attainment of applicable Company and/or individual performance objectives, as determined by the Board of Directors or a subcommittee thereof.

Mr. Colglazier also received a one-time cash bonus equal to $1,000,000, one-half paid following his employment start date and one-half paid following the first anniversary of his employment start date. In addition, Mr. Colglazier (i) was entitled to receive reimbursement of (or Company-paid) legal fees of $15,000 in connection with the negotiation of his employment agreement and (ii) subject to availability, will be entitled to join a spaceflight in connection with the performance of his duties (on a tax grossed-up basis to him) and may invite three guests to join a spaceflight.

In connection with joining our Company, effective as of Mr. Colglazier’s employment start date we granted to Mr. Colglazier a stock option to purchase 500,000 shares, an award of RSUs covering 70,000 shares (the “Signing RSU Award”) and an additional award of RSUs covering 500,000 shares (the “Additional RSU Award”).

Mr. Colglazier’s stock option is scheduled to vest and become exercisable in substantially equal monthly installments over the 60 months following his employment start date. Half of the Signing RSU Award was vested as of Mr. Colglazier’s employment start date and half vested on the one year anniversary of such date. The Additional RSU Award vested as to 25% of the RSUs subject to the award on the one year anniversary of his employment start date and is scheduled to vest as to the remaining 75% in substantially equal quarterly installments over the following 12 quarters. The vesting of each of Mr. Colglazier’s awards are subject to his continued service.

Mr. Colglazier remains eligible to receive a discretionary annual equity award; provided, that Mr. Colglazier is not entitled to receive an annual equity award, and the grant of any annual equity award (and the terms and amount of such award) will be subject to the Compensation Committee’s discretion and approval.

58	Virgin Galactic Holdings, Inc.

Executive Compensation

Doug Ahrens Employment Agreement
On February 22, 2021, we entered into an employment agreement with Mr. Ahrens. Pursuant to his employment agreement, beginning on March 1, 2021, Mr. Ahrens serves as Executive Vice President, Chief Financial Officer and Treasurer of the Company and reports directly to the Chief Executive Officer of the Company. Mr. Ahrens’ service pursuant to the employment agreement will continue until terminated in accordance with its terms.

Under the employment agreement, Mr. Ahrens is entitled to receive an initial annual base salary of $525,000, subject to increase by the Board or a subcommittee thereof in its discretion, and is eligible to receive an annual performance bonus targeted at 100% of his then-current annual base salary. The actual amount of any annual bonus will be determined by reference to the attainment of applicable Company and/or individual performance objectives, as determined by the Board or a subcommittee thereof. Mr. Ahrens was entitled to receive reimbursement for expenses incurred in connection with his relocation to Tustin, California, on or prior to July 1, 2022, and for up to $10,000 for legal fees incurred in connection with the negotiation of the employment agreement.

In connection with joining our Company, we granted to Mr. Ahrens an award of RSUs with a dollar-denominated value of $1,000,000 (the “Ahrens Sign-On RSU Award”), as well as an additional award of RSUs with a dollar-denominated value of $2,500,000 (the “Ahrens Initial RSU Award”). The Ahrens Sign-On RSU Award vested with respect to 50% of the RSUs subject to the award as of the six-month anniversary of Mr. Ahrens’s employment start date, and is scheduled to vest with respect to the remaining 50% of the RSUs subject to the award on the 12-month anniversary of such date. The Ahrens Initial RSU Award vested as to 25% of the RSUs subject to the award on the 12-month anniversary of Mr. Ahrens’s employment start date and is scheduled to vest as to the remaining 75% in substantially equal quarterly installments over the following 12 quarters. The vesting of each of Mr. Ahrens’s awards are subject to his continued service through the applicable vesting date.

Mr. Ahrens remains eligible to receive a discretionary annual equity award with a target grant-date fair value equal to $2,500,000; provided, that Mr. Ahrens is not entitled to receive an annual equity award, and the grant of any annual equity award (and the terms and amount of such award) will be subject to the Compensation Committee’s discretion and approval.

Alistair Burns Offer Letter
On October 6, 2020, we entered into an offer letter with Mr. Burns. Pursuant to his offer letter, Mr. Burns serves as the Senior Vice President, Chief Information Officer of our Company, commencing as of November 16, 2020. Under the offer letter, Mr. Burns was entitled to receive an initial annual base salary of $325,000, and an annual performance bonus target of 35% of his annual base salary. The actual amount of any such bonus will be determined by reference to the attainment of applicable Company and/or individual performance objectives, as determined by the Company’s Board of Directors or a subcommittee thereof.

Aparna Chitale Employment Agreement
On September 11, 2021, we entered into an employment agreement with Ms. Chitale. Pursuant to her employment agreement, beginning on September 30, 2021, Ms. Chitale serves as Executive Vice President, Chief People Officer of the Company and reports directly to the Chief Executive Officer of the Company. Ms. Chitale’s service pursuant to the employment agreement will continue until terminated in accordance with its terms.

Under the employment agreement, Ms. Chitale is entitled to receive an initial annual base salary of $400,000, subject to increase by the Board or a subcommittee thereof in its discretion, and is eligible to receive an annual performance bonus targeted at 80% of her then-current annual base salary. The actual amount of any annual bonus will be determined by reference to the attainment of applicable Company and/or individual performance objectives, as determined by the Board or a subcommittee thereof.

Ms. Chitale received a one-time cash bonus equal to $300,000, and was entitled to receive a gross-up payment in an amount equal to the aggregate federal, state and local taxes actually imposed on Ms. Chitale for such bonus (calculated at Ms. Chitale’s then-applicable marginal tax rate). In the event that Ms. Chitale voluntarily terminates her employment for any reason prior to September 11, 2023, then within 90 days of such termination, she will be required to repay to the Company an amount equal to $300,000 multiplied by a fraction, the numerator of which is 730 less the number of days during which Ms. Chitale was employed by our Company, and the denominator of which is 730. The Company is authorized to offset and reduce any amounts otherwise due to Ms. Chitale for any amounts she must repay to the Company as described above.

2023 Proxy Statement	59

Executive Compensation

In connection with joining our Company, we granted to Ms. Chitale an award of RSUs with a dollar-denominated value of $500,000 (the “Chitale Sign-On RSU Award”). The Chitale Sign-On RSU Award vested with respect to 50% of the RSUs subject to the award as of Ms. Chitale’s employment start date, and is scheduled to vest with respect to the remaining 50% of the RSUs subject to the award on the 12-month anniversary of such date. In the event that Ms. Chitale voluntarily terminates her employment for any reason prior to September 11, 2023, then within 90 days of such termination, she will be required to repay to the Company an amount equal to (i) $500,000 multiplied by a fraction, the numerator of which is 730 less the number of days during which Ms. Chitale was employed by our Company, and the denominator of which is 730, minus (ii) the value of the unvested RSUs underlying the Chitale Sign-On RSU Award as of September 30, 2021, which shall be forfeited. The Company is authorized to offset and reduce any amounts otherwise due to Ms. Chitale for any amounts she must repay to the Company as described above.

In addition, Ms. Chitale was granted an equity award with a dollar-denominated value of $1,000,000, 75% of which was granted in the form of RSUs (the “Chitale Initial RSU Award”) and 25% of which was granted in the form of PSUs (the “Chitale Initial PSU Award”). The Chitale Initial RSU Award will vest as to 25% of the RSUs subject to the award on the 12-month anniversary of Ms. Chitale’s employment start date and as to the remaining 75% in substantially equal quarterly installments over the following 12 quarters. The Chitale Initial PSU Award will vest based on the achievement of certain performance objectives.

Ms. Chitale remains eligible to receive a discretionary annual equity award with a target grant-date fair value equal to $1,000,000; provided, that Ms. Chitale is not entitled to receive an annual equity award, and the grant of any annual equity award (and the terms and amount of such award) will be subject to the Compensation Committee’s discretion and approval.

The vesting of each of Ms. Chitale’s awards are subject to her continued service through the applicable vesting date.

Sarah Kim Employment Agreement
On October 24, 2022, we entered into an employment agreement with Ms. Kim. Pursuant to her employment agreement, beginning on December 5, 2022, Ms. Kim serves as Executive Vice President, Chief Legal Officer and Secretary of the Company and reports directly to the Chief Executive Officer of the Company. Ms. Kim’s service pursuant to the employment agreement will continue until terminated in accordance with its terms.

Under the employment agreement, Ms. Kim is entitled to receive an initial annual base salary of $400,000, subject to increase by the Board or a subcommittee thereof in its discretion, and, beginning in calendar year 2023, is eligible to receive an annual performance bonus targeted at 80% of her then-current annual base salary. The actual amount of any annual bonus will be determined by reference to the attainment of applicable Company and/or individual performance objectives, as determined by the Board or a subcommittee thereof.

Ms. Kim received a one-time cash bonus equal to $150,000, less applicable withholdings and deductions. In the event that Ms. Kim voluntarily terminates her employment for any reason prior to December 5, 2024, then within 90 days of such termination, she will be required to repay to the Company an amount equal to $150,000 multiplied by a fraction, the numerator of which is 731 less the number of days during which Ms. Kim was employed by our Company, and the denominator of which is 731. The Company is authorized to offset and reduce any amounts otherwise due to Ms. Kim for any amounts she must repay to the Company as described above.

In connection with joining our Company, we granted to Ms. Kim an award of RSUs with a dollar-denominated value of $225,000 (the “Kim Sign-On RSU Award”). The Kim Sign-On RSU Award is scheduled to vest with respect to 50% of the RSUs subject to the award as of the 6-month anniversary of Ms. Kim’s employment start date, and with respect to the remaining 50% of the RSUs subject to the award on the 12-month anniversary of such date.

In addition, Ms. Kim was granted an equity award with a dollar-denominated value of $1,000,000, 75% of which was granted in the form of RSUs (the “Kim Initial RSU Award”) and 25% of which was granted in the form of PSUs (the “Kim Initial PSU Award”). The Kim Initial RSU Award will vest as to 25% of the RSUs subject to the award on the 12-month anniversary of Ms. Kim’s employment start date and as to the remaining 75% in substantially equal quarterly installments over the following 12 quarters. The Kim Initial PSU Award will vest based on the achievement of certain performance objectives.

60	Virgin Galactic Holdings, Inc.

Executive Compensation

Ms. Kim remains eligible to receive a discretionary annual equity award with a target grant-date fair value equal to $1,000,000; provided, that Ms. Kim is not entitled to receive an annual equity award, and the grant of any annual equity award (and the terms and amount of such award) will be subject to the Compensation Committee’s discretion and approval.

The vesting of each of Ms. Kim’s awards are subject to her continued service through the applicable vesting date.

Swami Iyer Employment Agreement
Prior to his departure in January 2023, we were party to an employment agreement with Mr. Iyer. Pursuant to his employment agreement, beginning on March 22, 2021, Mr. Iyer served as President, Aerospace Systems for Galactic Co., a wholly-owned subsidiary of the Company, and reported directly to the Chief Executive Officer of the Company.

Under the employment agreement, Mr. Iyer was entitled to receive an initial annual base salary of $525,000, subject to increase by the Board or a subcommittee thereof in its discretion, and was eligible to receive an annual performance bonus targeted at 100% of his then-current annual base salary. The actual amount of any annual bonus was to be determined by reference to the attainment of applicable Company and/or individual performance objectives, as determined by the Board or a subcommittee thereof.

Mr. Iyer also received a one-time cash bonus equal to $150,000. Mr. Iyer was entitled to receive a gross-up payment in an amount equal to the aggregate federal, state and local taxes actually imposed on Mr. Iyer for his one-time cash bonus (calculated at Mr. Iyer’s then-applicable marginal tax rate), (ii) reimbursement for relocation expenses incurred in connection with Mr. Iyer’s relocation to Mojave, California on or prior to July 1, 2022 and (iii) reimbursement for up to $10,000 for legal fees incurred in connection with the negotiation of the employment agreement and (iv) subject to availability, was eligible to be considered to join a spaceflight in connection with the performance of his duties and could in any event purchase two seats on a future spaceflight at the price of $250,000 per seat.

In connection with joining our Company, we granted to Mr. Iyer an award of RSUs with a dollar-denominated value of $800,000 (the “Iyer Sign-On RSU Award”), as well as an additional award of RSUs with a dollar-denominated value of $2,500,000 (the “Iyer Initial RSU Award”). The Iyer Sign-On RSU Award vested with respect to 50% of the RSUs subject to the award on the six-month anniversary of Mr. Iyer’s employment start date, and is scheduled to vest with respect to the remaining 50% of the RSUs subject to the award on the 12-month anniversary of Mr. Iyer’s employment start date. The Iyer Initial RSU Award vested as to 25% of the RSUs subject to the award on the 12-month anniversary of Mr. Iyer’s employment start date and is scheduled to vest as to the remaining 75% of the RSUs subject to the award in substantially equal quarterly installments over the following 12 quarters. The vesting of each of Mr. Iyer’s awards were subject to his continued service through the applicable vesting date.

As part of his departure in connection with our internal reorganization in January 2023, Mr. Iyer’s time-based equity awards (including the Iyer Initial RSU Award) accelerated vesting with respect to the number of shares underlying each such award that would have vested during the 18-month period following Mr. Iyer’s separation date had he remained in continuous service with us during such 18-month period. All other equity awards held by Mr. Iyer which were outstanding and unvested, including all unvested performance-based awards, were forfeited without consideration.

Mike Moses Employment Agreement
On October 25, 2019, we entered into an employment agreement with Mr. Moses. Pursuant to his employment agreement, Mr. Moses serves as the President, Space Missions and Safety, of Galactic Enterprises and reports directly to our Chief Executive Officer. Under the employment agreement in 2020, Mr. Moses is entitled to receive an initial annual base salary of $350,000, subject to increase at the discretion of the Company’s Board of Directors or a subcommittee thereof and is eligible to receive an annual performance bonus targeted at 50% of Mr. Moses then-current annual base salary. The actual amount of any such bonus will be determined by reference to the attainment of applicable Company and/or individual performance objectives, as determined by the Company’s Board of Directors or a subcommittee thereof.

2023 Proxy Statement	61

Executive Compensation

Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2022.

		Option Awards								Stock Awards
Name	Award Grant Date	Numbers of Securities Underlying Unexercised Options Exercisable (#)	Numbers of Securities Underlying Unexercised Options Unexercisable (#)		Numbers of Securities Underlying Unexercised Performance Options Exercisable (#)	Numbers of Securities Underlying Unexercised Performance Options Unexercisable (#)		Option Exercise Price ($/share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Michael Colglazier	07/20/2020	241,666	258,334	(3)	—	—		22.98	07/20/2030	—		—	—	—
	07/20/2020	—	—		—	—		—	—	218,750	(5)	761,250	—	—
	03/24/2021	—	—		—	—		—	—	73,242	(5)	254,882	—	—
	03/17/2022	—	—		—	101,420	(4)	8.99	03/17/2032	—		—	—	—
	03/17/2022	—	—		—	—		—	—	—		—	78,970	274,816
	03/17/2022	—	—		—	—		—	—	473,818	(5)	1,648,887	—	—
Doug Ahrens	03/01/2021	—	—		—	—		—	—	28,047	(5)	97,604	—	—
	03/16/2022	—	202,020	(6)	—	—		7.99	03/16/2032	—		—	—	—
	03/16/2022	—	—		—	—		—	—	—		—	45,274	157,554
	03/16/2022	—	—		—	—		—	—	271,641	(5)	945,311	—	—
Alistair Burns	02/11/2021	—	—		—	—		—	—	23,432	(7)	81,543	—	—
	10/27/2021	—	—		—	—		—	—	7,686	(8)	26,747	—	—
	03/16/2022	—	—		—	—		—	—	42,255	(5)	147,047	—	—
Aparna Chitale	09/30/2021	—	—		—	—		—	—	20,756	(5)	72,231	—	—
	03/16/2022	—	—		—	—		—	—	—		—	15,092	52,520
	03/16/2022	—	—		—	—		—	—	90,547	(5)	315,104	—	—
Sarah Kim	12/05/2022	—	—		—	—		—	—	145,391	(5)	505,961	—	—
	12/05/2022	—	—		—	—		—	—	43,617	(9)	151,787	—	—
	12/05/2022	—	—		—	—		—	—	—		—	24,232	84,327
Swami Iyer	03/22/2021	—	—		—	—		—	—	41,052	(5)	142,861	—	—
	03/16/2022	—	101,010	(6)	—	—		7.99	06/01/2023	—		—	—	—
	03/16/2022	—	—		—	—		—	—	—		—	45,274	157,554
	03/16/2022	—	—		—	—		—	—	271,641	(5)	945,311	—	—
Michael Moses	10/25/2019	362,854	95,489	(10)	—	—		11.79	10/25/2029	—		—	—	—
	10/25/2019	—	—		—	—		—	—	28,995	(11)	100,903	—	—
	10/25/2020	124,134	105,038	(10)	—	—		19.14	10/25/2030	—		—	—	—
	10/25/2020	—	—		—	—		—	—	105,037	(11)	365,529	—	—
	03/23/2021	—	—		—	—		—	—	34,099	(5)	118,665	—	—
	03/16/2022	—	—		—	—		—	—	—		—	41,501	144,423
	03/16/2022	—	—		—	—		—	—	249,004	(5)	866,534	—	—
(1)
The market value of shares of our common stock that have not vested is calculated based on the closing trading price of our common stock ($3.48) as reported on the NYSE on December 30, 2022, the last trading day of the year.

(2)
The PSUs vest upon the achievement of certain milestones, subject to continued service through the performance measurement period. The number of PSUs shown in the table above represent the threshold number of PSUs that are eligible to vest as of December 31, 2022. For additional information about the PSUs, see the section titled “Equity Compensation.”

(3)
This stock option vests and becomes exercisable in substantially equal monthly installments over the 60-month period following Mr. Colglazier’s employment commencement date, July 20, 2020, subject to continued service through the applicable vesting date.

(4)
This performance stock option will vest and become exercisable upon the achievement of certain milestones over the three year performance period from the date of grant, subject to continued service through the applicable vesting date. The number of PSOs shown in the table above represent the threshold number of performance stock options that are eligible to vest as of December 31, 2022. For additional information about the performance stock options, see the section titled “Equity Compensation.”

(5)
This RSU award is scheduled to vest as to 25% of the underlying shares on the first anniversary of the grant date, and as to the remaining 75% of the underlying shares, in substantially equal quarterly installments over the following 12 quarters, subject to continued service through the applicable vesting date.

62	Virgin Galactic Holdings, Inc.

Executive Compensation

(6)
This stock option vests and becomes exercisable with respect to 25% of the shares underlying the option on the first anniversary of the grant date, and as to the remaining 75% of the underlying shares, in substantially equal quarterly installments over the following 12 quarters, subject to continued service through the applicable vesting date.

(7)
This RSU award vested as to 25% of the RSUs on November 9, 2021, and vests as to the remaining 75% of the underlying shares in substantially equal monthly installments over the following 36 months, subject to continued service through the applicable vesting date.

(8)
This RSU award vested as to 25% of the RSUs on October 25, 2022 and vests in substantially equal quarterly installments over the following 12 quarters, subject to continued service through the applicable vesting date.

(9)	This RSU award vested as to 50% on June 5, 2023, and the remaining 50% is scheduled to vest on December 5, 2023.
(10)
This stock option has vested as to 25% of the shares underlying the option on the first anniversary of the grant date, and the remaining 75% of the underlying shares will vest in substantially equal monthly installments over the following 36 months, subject to continued service through the applicable vesting date.

(11)
This RSU award is scheduled to vest as to 25% of the underlying shares on the first anniversary of the grant date, and as to the remaining 75% of the underlying shares, in substantially equal monthly installments over the following 36 months, subject to continued service through the applicable vesting date.

2022 Option Exercises and Stock Vested
The following table shows the number of shares of common stock acquired by each named executive officer during 2022 upon the vesting of RSUs during 2022. None of the NEOs exercised stock options during 2022.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Michael Colglazier	181,966	1,357,935
Doug Ahrens	31,785	265,220
Alistair Burns	14,788	98,589
Aparna Chitale	19,497	89,530
Sarah Kim	—	—
Swami Iyer	43,606	356,898
Michael Moses	118,608	813,516
(1)	Amounts are calculated by multiplying the number of shares vested by our closing stock price on the vesting date.

Potential Payments upon Termination or Change in Control
In accordance with SEC rules, the following table summarizes the payments that would be made to certain of our named executive officers upon the occurrence of certain qualifying terminations of employment, assuming such named executive officer’s termination of employment with the Company occurred on December 31, 2022 and, where relevant, that a change of control of the Company occurred on December 31, 2022. Amounts shown in the table below do not include (1) accrued but unpaid salary and (2) other benefits earned or accrued by the named executive officers during his employment that are available to all salaried employees, such as accrued vacation.

We have entered into certain agreements with each of our named executive officers that provide our named executive officers with severance protections. The employment agreements provide that the named executive officers will be eligible for severance benefits in certain circumstances following a termination of employment without cause or with good reason, whether or not in connection with a change in control.

Under his employment agreement, if Mr. Colglazier experiences a “qualifying termination” of employment, then, in addition to any accrued amounts, he will be entitled to receive the following severance payments and benefits:

●
A cash severance amount equal to the sum of (i) his annual base salary then in effect and (ii) his target annual bonus, multiplied by (A) 1.0 if the termination date occurs after the second anniversary of the employment start date or (B) 2.0 if the termination date occurs on or before the second anniversary of the employment start date;

●	Pro-rated annual bonus for the year of termination;
●	Company-subsidized healthcare coverage for 12 months after the termination date (or 18 months if the termination occurs on or before the second anniversary of the employment start date);

2023 Proxy Statement	63

Executive Compensation

●
Accelerated vesting of any then-outstanding Company equity awards that vest based solely on the passage of time. The accelerated vesting will cover the number of shares or RSUs that would have vested during the 12-month period following the termination date (or, if the termination occurs on or before the second anniversary of the employment start date, the 24-month period); and

●	Continued opportunity to receive the spaceflight described above (but not if his employment terminates due to his death or disability).

However, if a qualifying termination of Mr. Colglazier’s employment occurs on or within 24 months following a “change in control” (as defined in the 2019 Plan), then Mr. Colglazier instead will be entitled to receive the following severance payments and benefits:

●	a cash severance amount equal to 2.0 times the sum of (a) Mr. Colglazier’s annual base salary then in effect and (b) his target annual bonus amount;
●	Company-subsidized healthcare coverage for 18 months after the termination date; and
●	full accelerated vesting of all outstanding and unvested time-based vesting equity awards.

As defined in Mr. Colglazier’s employment agreement, a “qualifying termination” includes a termination of Mr. Colglazier’s employment (i) by the Company without “cause,” (ii) by Mr. Colglazier for “good reason” (as defined in the employment agreement), (iii) due to Mr. Colglazier’s death or disability or (iv) by reason of the Company’s non-renewal of the employment agreement at the end of its term.

Under the employment agreements for Mr. Ahrens, Mr. Iyer, Ms. Chitale and Ms. Kim, if the executive’s employment is terminated by the Company without “cause,” or by the executive for “good reason” (each, as defined in the employment agreement) then the executive will be entitled to receive the following severance payments and benefits:

●
a cash severance amount equal to the sum of (i) the executive’s annual base salary then in effect and (ii) the executive’s target annual bonus amount, multiplied by (A) 1.0 if the termination date occurs after the second anniversary of the employment start date or (B) 1.5 if the termination date occurs on or before the second anniversary of the employment start date;

●	for Ms. Kim only, the earned but unpaid annual bonus for the year prior to the year of termination;
●	pro-rated annual bonus for the year of termination;
●	Company-subsidized healthcare coverage for 12 months after the termination date (or 18 months if the termination occurs on or before the second anniversary of the employment start date); and
●
accelerated vesting of any then-outstanding Company equity awards that vest based solely on the passage of time. The accelerated vesting will cover the number of shares or RSUs that would have vested during the 12-month period following the termination date (or, if the termination occurs on or before the second anniversary of the employment start date, the 18-month period).

However, if either such termination of employment occurs on or within 24 months following a change in control, then the executive instead will be entitled to receive the following severance payments and benefits:

●	a cash severance amount equal to 1.0 times (1.5 times for Ms. Chitale and Ms. Kim) the sum of (a) the executive’s annual base salary then in effect and (b) the executive’s target annual bonus amount;
●	pro-rated annual bonus for the year of termination;
●	Company-subsidized healthcare coverage for 12 months after the termination date (18 months for Ms. Kim); and
●	full accelerated vesting of all outstanding and unvested time-based vesting equity awards.

Under the employment agreement for Mr. Moses, if the executive’s employment is terminated by the Company without “cause,” or by the executive for “good reason” (each, as defined in the employment agreement, and referred to herein as a qualifying termination) then the executive will be entitled to receive the following severance payments and benefits:

●	an amount equal to 0.5 times the sum of (a) the executive’s annual base salary then in effect and (b) his target annual bonus amount; and
●	Company-subsidized healthcare coverage for 6 months after the termination date.

64	Virgin Galactic Holdings, Inc.

Executive Compensation

However, if either such termination of employment occurs on or within 24 months following a change in control, then the executive instead will be entitled to receive the following severance payments and benefits:

●	an amount equal to 1.0 times the sum of (a) the executive’s annual base salary then in effect and (b) his target annual bonus amount;
●	Company-subsidized healthcare coverage for 12 months after the termination date; and
●	full accelerated vesting of all outstanding and unvested time-based vesting equity awards.

Under the offer letter for Mr. Burns, if his employment is terminated by the Company without “cause” (as defined in the offer letter) then Mr. Burns will be entitled to receive three months of base salary and Company-subsidized healthcare coverage.

Mr. Iyer’s employment was terminated without “cause” in January 2023. As a result, he was entitled to receive the severance payments and benefits under his employment agreement, which included (i) a cash amount equal to 1.5 multiplied by the sum of his annual base salary as of the date of his departure and target bonus amount, payable over six months, (ii) Company-subsidized healthcare coverage for eighteen months following the date of his ultimate separation in March 2023 and (iii) accelerated vesting of Mr. Iyer’s time-based equity awards with respect to the number of shares underlying each such award that would have vested during the 18-month period following Mr. Iyer’s separation date had he remained in continuous service with us during such 18-month period. All other equity awards held by Mr. Iyer which were outstanding and unvested, including all unvested performance-based awards, were forfeited without consideration.

The severance payments and benefits described above are subject to the executive’s execution and non-revocation of a general release of claims in favor of the Company and continued compliance with customary confidentiality and non-solicitation requirements, then, in addition to any accrued amounts.

Named Executive Officer		Qualifying Termination ($)	Change in Control with Qualifying Termination ($)
Michael Colglazier(1)	Cash Payments	3,175,000	5,425,000
	Vesting of Equity Awards	1,269,668	2,665,019
	Value of Benefits	26,798	40,197
	Total	4,484,866	8,130,216
Douglas Ahrens	Cash Payments	2,088,000	1,542,000
	Vesting of Equity Awards	596,806	1,042,914
	Value of Benefits	45,503	30,335
	Total	2,730,309	2,615,249
Alistair Burns	Cash Payments	87,500	87,500
	Vesting of Equity Awards	—	—
	Value of Benefits	7,584	7,584
	Total	95,084	95,084
Aparna Chitale	Cash Payments	1,365,000	1,365,000
	Vesting of Equity Awards	216,640	387,334
	Value of Benefits	40,197	26,798
	Total	1,621,837	1,779,132
Sarah Kim	Cash Payments	1,080,000	1,080,000
	Vesting of Equity Awards	341,517	657,748
	Value of Benefits	1,217	1,217
	Total	1,422,734	1,738,965
Swami Iyer(2)	Cash Payments	1,638,000	—
	Vesting of Equity Awards	832,367	—
	Value of Benefits	2,549	—
	Total	2,472,916	—

2023 Proxy Statement	65

Executive Compensation

Named Executive Officer		Qualifying Termination ($)	Change in Control with Qualifying Termination ($)
Michael Moses	Cash Payments	437,750	875,500
	Vesting of Equity Awards	—	1,451,630
	Value of Benefits	15,168	30,335
	Total	452,918	2,357,465
(1)	Mr. Colglazier’s total does not include the value of the spaceflight opportunity.
(2)
Amounts for Mr. Iyer reflect severance payments and benefits Mr. Iyer is eligible to receive in connection with his separation from the Company. The value of the healthcare benefits is an estimated amount subject to his timely election of COBRA coverage.

Compensation Risk Assessment

In November 2022, Meridian completed a compensation risk assessment to assess whether the Company’s executive compensation program might encourage aggressive risk taking and reported its findings to the Compensation Committee. The assessment indicated that the Company’s executive and overall compensation pay practices do not encourage excessive or inappropriate risk taking and the Compensation Committee determined such policies or practices are not reasonably likely to have a material adverse effect on our business.

CEO Pay Ratio

Under the Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of our median compensated employee to the annual total compensation of Michael Colglazier, our Chief Executive Officer. We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner that is intended to be consistent with the requirements of Item 402(u) of Regulation S-K.

For 2022, our last completed fiscal year:

●	the annual total compensation of the employee who represents our median compensated employee (other than our Chief Executive Officer) was $138,270; and
●	the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table included above, was $10,781,868.

Based on this information, for 2022, our Chief Executive Officer’s ratio of annual total compensation to the median of the annual total compensation of all of our employees (other than the Chief Executive Officer) was 78 to 1.

We determined that, as of December 31, 2022, our employee population excluding our Chief Executive Officer consisted of 1,165 full-time employees. To identify the median employee from our employee population, we reviewed the annual total compensation of each of our employees in the same manner as calculated for the annual total compensation of our Chief Executive Officer.

With respect to the annual total compensation of the median employee, we identified and calculated the elements of such employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $138,270. With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our 2022 Summary Compensation Table included in this Proxy Statement.

66	Virgin Galactic Holdings, Inc.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance measures of the Company. The following tables set forth information regarding compensation for our principal executive officers (“PEOs”) and average compensation related to our Non-PEO NEOs versus our Company performance for 2022, 2021, and 2020.

Year	Summary Compensation Table Total for the Current PEO(1)(2)	Summary Compensation Table Total for the Former PEO(1)(2)	Compensation Actually Paid to Current PEO(3)	Compensation Actually Paid to Former PEO(3)	Average Summary Compensation Table Total for Non-PEO NEOs(4)	Average Compensation Actually Paid to Non-PEO NEOs(5)	Value of Initial Fixed $100 Investment Based on:		Net Income(8)	Year End Stock Price(9)
							Total Shareholder Return(6)	Peer Group Total Shareholder Return(6)(7)
2022	$10,781,868	–	($1,438,803)	–	$3,047,989	$535,128	$30	$51	($500,152)	$3.48
2021	$7,405,794	–	$461,818	–	$2,839,648	($1,535,598)	$116	$81	($352,899)	$13.38
2020	$22,055,600	$14,679,129	$21,187,059	$20,884,791	$6,925,868	$7,172,507	$205	$129	($644,887)	$23.73
(1)	For 2020, Michael Colglazier (Current PEO) and George Whitesides (Former PEO) each served as principal executive officer (“PEO”) for a portion of the year, Mr. Whitesides from January 1, 2020 to July 19, 2020, and Mr. Colglazier from July 20, 2020 to December 31, 2020. For 2021 and 2022, Michael Colglazier served as the sole PEO of the Company.
(2)	The dollar amounts reported in this column are the amounts of total compensation reported for the Company’s PEOs for each corresponding year in the “Total” column of the Summary Compensation Table for the applicable fiscal year.
(3)	The dollar amounts reported in this column represent the amount of “compensation actually paid” to the Company’s PEO for the applicable fiscal year, as computed in accordance with Item 402(v) of Regulation S-K. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the applicable PEO’s total compensation reported in the Summary Compensation Table for the applicable fiscal year to determine the compensation actually paid:
Year	Name of PEO	Reported Summary Compensation Table Total for PEO	[Less] Reported Value of Equity Awards(a)	[Plus] Equity Award Adjustments(b)	[Equals] Compensation Actually Paid to PEO(c)
2022	Michael Colglazier	$10,781,868	$8,818,252	($3,402,419)	($1,438,803)
2021	Michael Colglazier	$7,405,794	$5,000,000	($1,943,976)	$461,818
2020	Michael Colglazier	$22,055,600	$20,638,600	$19,770,059	$21,187,059
2020	George Whitesides	$14,679,129	$14,194,900	$20,400,562	$20,884,791
(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)	The amounts deducted or added in calculating the equity award adjustments are set forth in the tables below.
(c)	No other adjustments were required to be made in calculating compensation actually paid.
Year	Name of PEO	[Plus] Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	[Plus] Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	[Plus] Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	[Plus] Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	[Less] Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year	Total Equity Award Adjustments
2022	Michael Colglazier	$2,903,517	($4,271,270)	$0	($1,453,934)	$580,732	($3,402,419)
2021	Michael Colglazier	$2,322,915	($5,843,634)	$0	$1,576,743	$0	($1,943,976)
2020	Michael Colglazier	$18,546,255	$0	$1,223,804	$0	$0	$19,770,059
2020	George Whitesides	$9,904,178	$6,898,644	$1,596,590	$2,001,150	$0	$20,400,562

2023 Proxy Statement	67

Pay Versus Performance

(4)	The dollar amounts reported in this column represent the average of the amounts reported for our NEOs (excluding persons serving as PEOs) (collectively, the “Non-PEO NEOs”) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the non-PEO NEOs (included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Doug Ahrens, Alistair Burns, Aparna Chitale, Sarah Kim, Swami Iyer, and Michael Moses; (ii) for 2021, Doug Ahrens, Michelle Kley, Michael Moses, Swami Iyer, and Jonathan Campagna; and (iii) for 2020, Jonathan Campagna, Michael Moses, Michelle Kley, and Enrico Palermo.
(5)	The dollar amounts reported in this column represent the average “compensation actually paid” to the non-PEO NEOs for the applicable fiscal year, as computed in accordance with Item 402(v) of Regulation S-K. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average total compensation for the non-PEO NEOs reported in the Summary Compensation Table for the applicable fiscal year, as follows:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	[Less] Reported Value of Equity Awards	[Plus] Equity Award Adjustments(a)	[Equals] Average Compensation Actually Paid to Non-PEO NEOs
2022	$3,047,989	$2,384,640	($128,221)	$535,128
2021	$2,839,648	$2,060,000	($2,315,246)	($1,535,598)
2020	$6,925,868	$6,399,769	$6,646,408	$7,172,507
(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	[Plus] Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	[Plus] Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	[Plus] Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	[Plus] Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	[Less] Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year	Total Equity Award Adjustments
2022	$946,609	($647,772)	$0	($359,556)	$67,502	($128,221)
2021	$689,469	($1,301,229)	$113,053	$221,432	$2,037,971	($2,315,246)
2020	$3,404,410	$2,721,642	$0	$1,197,515	$677,159	$6,646,408
(6)	Represents Cumulative TSR of our common stock and the cumulative TSR of the Compensation Peer Group through December 31, 2020, 2021 and 2022.
(7)	Represents the weighted peer group cumulative TSR for the compensation peer group for the applicable year, as further described in this footnote (the “Compensation Peer Group”), weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. Our Compensation Peer Group for 2022 was unchanged from 2021 and is disclosed in the Compensation Discussion and Analysis under the section titled “Review of Peer Group Data”. Our Compensation Peer Group for 2020 was comprised of the following companies:

●	Aerojet Rocketdyne Holdings, Inc.	●	Cubic Corporation	●	Mercury Systems, Inc.
●	AeroVironment, Inc.	●	Emergent Biosolutions, Inc.	●	National Instruments Corp.
●	Appfolio, Inc.	●	FireEye, Inc.	●	Proofpoint, Inc.
●	Axon Enterprise, Inc.	●	FLIR Systems, Inc.	●	PROS Holdings, Inc.
●	Cloudera, Inc.	●	HEICO Corporation	●	PTC Therapeutics, Inc.
●	Cognex Corporation	●	II-VI Incorporated	●	Rogers Corporation
●	Coherent, Inc.	●	Kratos Defense & Security Solutions, Inc.

(8)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year (in thousands).
(9)	The PSUs granted to our NEOs in 2022 are eligible to vest based on the achievement of stock price goals measured based on the average of our stock price over a 20 trading day trailing average during a three-year performance period. As such, Year-End Stock Price is the most important financial performance measure used by the Company to link compensation actually paid to our NEOs for the fiscal year ended December 31, 2022 to our performance.

68	Virgin Galactic Holdings, Inc.

Pay Versus Performance

DESCRIPTION OF RELATIONSHIP BETWEEN NEO COMPENSATION ACTUALLY PAID AND TSR PERFORMANCE

The Pay versus Performance Table demonstrates the link between Compensation Actually Paid (“CAP”) and Company performance. As demonstrated by the following graph, the compensation actually paid to our PEOs and the average amount of compensation actually paid to our other NEOs as a group during the periods presented were aligned with our cumulative TSR over the period presented. CAP generally decreases when our TSR decreases. TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

COMPENSATION ACTUALLY PAID VERSUS TSR

Compensation Actually Paid ($M)
Cumulative TSR (Value of Initial $100 Investment)
30
25
20
15
10
5
0
-5
$220.00
$200.00
$180.00
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
$205
$20.88
$21.19
$129
$7.17
$116
$81
$51
$0.46
$30
$0.54
($1.54)
($1.44)
12/31/2020
12/31/2021
12/31/2022
CAP - Former PEO ($M)
CAP - Current PEO ($M)
CAP - NEOs ($M)
Virgin Galactic
Peer Group

2023 Proxy Statement	69

Pay Versus Performance

DESCRIPTION OF RELATIONSHIP BETWEEN NEO COMPENSATION ACTUALLY PAID AND NET INCOME

The graph below shows the relationship between CAP to our PEO and the average CAP paid to our other NEOs and the Company’s net income over the periods presented. As a pre-revenue company, our net income is negative for the periods presented.

COMPENSATION ACTUALLY PAID VERSUS NET INCOME (IN $MILLIONS)

$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
-$5.00
-$100.0
-$200.0
-$300.0
-$400.0
-$500.0
-$600.0
-$700.0
-$800.0
Compensation Actually Paid ($M)
Net Income ($M)
$20.88
$21.19
$7.17
($645)
($353)
$0.46
($1.54)
($1.44)
$0.54
($500)
2020
2021
2022
CAP - Former PEO ($M)
CAP - Current PEO ($M)
CAP - NEOs ($M)
Virgin Galactic Net Income

70	Virgin Galactic Holdings, Inc.

Pay Versus Performance

DESCRIPTION OF COMPENSATION ACTUALLY PAID AND YEAR-END STOCK PRICE

Year-end stock price is the company-selected measure because stock price (hurdles) is the metric currently used in our PSU program. The graph below shows the relationship between CAP paid to our CEO and the average to our other NEOs and our year-end stock price in each of the periods presented. CAP is aligned with our year-end stock price over the period presented, with stock price shown as year-end price. CAP generally decreases when our stock price decreases.

COMPENSATION ACTUALLY PAID VERSUS YEAR END STOCK PRICE

$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
-$5.00
Compensation Actually Paid ($M)
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
Year End Stock Price
$20.88
$21.19
$23.73
$7.17
$13.38
$0.46
($1.54)
$3.48
$0.54
($1.44)
2020
2021
2022
CAP - Former PEO ($M)
CAP - Current PEO ($M)
CAP - NEOs ($M)
Virgin Galactic Stock Price

FISCAL 2022 TABULAR LIST OF MOST IMPORTANT FINANCIAL PERFORMANCE MEASURES

The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs in fiscal 2022 to Company performance. The measures in this table are not ranked.

Most Important Performance Measures
Share Price
Annual Spending
Commercial Growth

2023 Proxy Statement	71

Proposal No. 4:
Approval of the Amended and Restated Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan

Introduction

On April 21, 2023, our Board adopted the Amended and Restated Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan (the “A&R Plan”), which amends and restates the Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan (the “Original Plan”). The A&R Plan makes the following material amendments to the Original Plan:

●	Increases the aggregate number of shares reserved for issuance under the A&R Plan by 8,200,000 shares;
●	Increases the aggregate number of shares which may be granted as incentive stock options (“ISOs”) by 8,200,000 shares;
●	With certain limited exceptions, requires that awards or portions of an award granted on or after the effective date of the A&R Plan may vest no earlier than the first anniversary of the award’s grant date (i.e., one-year minimum vesting period);
●	Includes provisions for treatment of outstanding awards in connection with a change in control;
●	Amends the definition of eligible consultants to include any individual or entity that qualifies as a consultant under the Form S-8 rules; and
●	Extends the right to grant awards under the A&R Plan through April 21, 2033.

The A&R Plan is subject to stockholder approval. If approved by our stockholders, the A&R Plan will become effective as of April 21, 2023 (the “A&R Plan Effective Date”). The Board recommends that you vote “FOR” the approval of the A&R Plan.

Why Stockholders Should Vote to Approve the A&R Plan

The Original Plan was adopted by our Board and approved by our stockholders on October 25, 2019 in connection with the Virgin Galactic Business Combination. We do not have any other stock incentive plans pursuant to which equity awards can be granted. We are asking our stockholders to approve the A&R Plan because we believe the availability of an adequate reserve of shares under the A&R Plan is an integral part of our compensation program, as well as our continued growth and success. If the A&R Plan is not approved, we believe the foregoing goals will be adversely affected.

●	Equity Incentive Awards Are an Important Part of Our Compensation Philosophy. We believe our future success depends on our ability to attract, motivate, and retain high quality talent, and that the ability to continue to provide equity-based incentives is critical to achieving this success as we compete for talent in an industry in which equity compensation is market practice and is expected by many existing personnel and prospective candidates. The A&R Plan was structured to provide the Company with the necessary flexibility to design long-term incentive programs for our employees that align with our compensation philosophy, and more effectively support the strategic priorities of our organization. By maintaining a long-term incentive plan such as the A&R Plan, our Compensation Committee will be able to design and implement compensation programs that retain our key employees, compensate those employees based on the performance of the Company and other individual performance factors, align the goals and objectives of our employees with the interests of our shareholders and promote a focus on long-term value creation.

72	Virgin Galactic Holdings, Inc.

Proposal No. 4: Approval of the Amended and Restated Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan

●
The Original Plan Will No Longer Have Shares Available for Grant. Under the Company’s current forecasts, the shares available for future grant under the Original Plan will be inadequate to meet our equity needs for 2023 and our next annual equity grant and beyond, and we will not be able to continue to issue equity to our current employees, consultants and non-employee directors unless our shareholders approve the A&R Plan. In order for the Company to continue to grant equity compensation with a value consistent with historic grant practices, additional shares are required. As such, in determining to approve the A&R Plan, the Board was primarily motivated by a desire to ensure the Company has an available pool of shares from which to grant long-term equity incentive awards in future years. While the Company could increase cash compensation if it is unable to grant equity compensation, the Company anticipates that it will have difficulty attracting, retaining and motivating its employees, consultants and directors if it is unable to grant equity awards to them.

●
We Manage Our Equity Incentive Award Use Carefully. We manage our long-term shareholder dilution and share usage by limiting the number of equity awards granted annually. Our Compensation Committee carefully monitors our equity share usage to ensure that we maximize shareholder value by granting only the appropriate number of equity awards necessary to attract, reward and retain employees, non-employee directors and consultants.

Information on Equity Compensation Plans as of April 2, 2023

The information included in this Proxy Statement and our 2022 Annual Report is updated by the following information regarding all existing equity compensation plans as of April 2, 2023.

Number of Shares
Options outstanding(1)	3,604,509
Weighted average exercise price of outstanding options	$13.23
Weighted average remaining term of outstanding options	6.99 years
Total number of shares subject to full-value awards outstanding(2)	7,763,573
Total number of shares available for grant under Original Plan(3)	1,136,395
Total number of shares of common stock outstanding	281,664,887
(1)	Includes both time-based and performance-based stock options (“PSOs”).
(2)	Includes both time-based restricted stock units (“RSUs”) and performance share units (“PSUs”). The number of shares subject to full-value awards outstanding includes PSUs outstanding assuming performance at the “target” performance level.
(3)	The Original Plan is the only equity plan maintained by the Company, and is the only equity plan under which we may currently grant new equity awards. The number of shares remaining available for future grant under the Original Plan reflects PSUs at target payout.

Background of Determination of Shares Under the A&R Plan

As mentioned above, in its determination to approve the A&R Plan, the Board was primarily motivated by a desire to ensure the Company has an available pool of shares from which to grant long-term equity-based incentive awards, which the Board believes is an incentive and retention mechanism for our employees, consultants and non-employee directors. The Board considered key factors in making its determination including our historical grant rates, the shares remaining available for issuance under the Original Plan, and the potential dilution associated with the Original Plan.

This review included a consideration of the following key metrics, factors and philosophies:

●	In fiscal year 2022, we granted equity awards covering 5,565,188 shares of our common stock, of which 944,997 were performance-based awards granted to our executives. On average, over the fiscal 2020 - 2022 period, we granted 4,773,543 shares annually. The amounts include PSUs and PSOs based on the achievement of “target” performance goals.
●	Our three-year average annual share pool usage over the most recently completed three-year period (or “burn rate”) was approximately 2.02%, as shown in the following table.

2023 Proxy Statement	73

Proposal No. 4: Approval of the Amended and Restated Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan

	2020	2021	2022	Three-Year Average
Stock options granted	1,919,640	0	303,030	740,890
Restricted Stock Units granted	5,752,331	988,781	4,317,161	3,686,091
PSUs granted (at “target”)	0	94,689	539,317	211,335
PSUs vested(1)	0	0	0	0
PSOs granted (at “target”)	0	0	405,680	135,227
PSOs vested(1)	0	0	0	0
Total Shares Granted(2)	7,671,971	1,083,470	5,565,188	4,773,543
Burn Rate(3)	3.50%	0.44%	2.11%	2.02%
Weighted Average Shares Outstanding (Basic)	219,107,905	247,618,557	263,947,000	243,557,821
(1)	Reflects PSU and PSO awards vested in the applicable year based on actual achievement of performance goals. The number of PSU and PSO awards that were forfeited as of the end of 2022 was 128,473. No PSU or PSO awards were forfeited at the end of 2020 or 2021.
(2)	“Total Shares Granted” reflect the aggregate amount of options, restricted stock units, PSUs and PSOs granted in the applicable year. PSUs and PSOs assume performance at the “target” performance level.
(3)	Burn Rate reflects the Total Shares Granted divided by Weighted Average Shares Outstanding in the applicable year.

●	An additional metric that we use to measure the cumulative dilutive impact of our equity-based awards program is fully diluted overhang, which is the sum of (1) the number of shares subject to equity awards outstanding, but not exercised or settled and (2) the number of shares available to be granted under our equity compensation plans, divided by the sum of (1) the total common shares outstanding, (2) the number of shares subject to equity awards outstanding but not exercised or settled, and (3) the number of shares available to be granted under our equity compensation plans. Our approximate fully-diluted overhang as of the April 2, 2023 was 4.3%. If the A&R Plan had been approved as of such date, our approximate potential overhang, on a fully-diluted basis, would increase by 2.5% to 6.8% and then would decline over time.

If approved by our stockholders, the A&R Plan would increase the aggregate number of shares available for grant by 8,200,000 shares of common stock.

If we exhaust the share reserve under the Original Plan without approval of the A&R Plan, we would lose an important element of our compensation program that is essential to attract, motivate and retain highly qualified talent, and that aligns the interests of our employees with our stockholders.

In light of the factors described above, the Board believes that the size of the share reserve proposed by the A&R Plan is reasonable and appropriate at this time.

The A&R Plan Combines Compensation and Governance Best Practices

The A&R Plan includes provisions that are designed to protect our shareholders’ interests and to reflect corporate governance best practices including:

●	Prohibitions Against Various “Liberal” Share Recycling Practices. Shares tendered by participants to satisfy the exercise price or purchase price of awards, or tax withholding obligation with respect to awards, will not be added back to the shares available for issuance under the A&R Plan.
●	Shareholder approval is required for additional shares. The A&R Plan does not contain an annual “evergreen” provision. The A&R Plan authorizes a fixed number of shares, so that shareholder approval is required to increase the maximum number of shares of our common stock which may be issued under the A&R Plan.
●	No discount stock options or stock appreciation rights. All stock options and stock appreciation rights will have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.
●	Minimum Vesting Period. The A&R Plan mandates a vesting period of at least one year for all equity-based awards granted under the A&R Plan, which applies to no less than 95% of the shares authorized for grant (subject to certain limited exceptions set forth in the A&R Plan).
●	Repricing and cash buyouts are not allowed. The A&R Plan prohibits the repricing or other exchange of underwater stock options and stock appreciation rights for new awards or cash without prior shareholder approval.

74	Virgin Galactic Holdings, Inc.

Proposal No. 4: Approval of the Amended and Restated Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan

●	Limitations on dividend payments on unvested awards. Dividends and dividend equivalents may not be paid on awards subject to vesting conditions unless and until such conditions are met. In addition, dividend equivalents may not be granted on options or stock appreciation rights.
●	Clawback. The A&R Plan provides that all awards will be subject to the Company’s clawback policy.
●	No tax gross-ups. The A&R Plan does not provide for any tax gross-ups.
●	Annual Director Limit. The A&R Plan provides that the sum of any cash compensation and the aggregate grant date fair value (determined as of the date of the grant under ASC Topic 718, or any successor thereto) of all awards granted to a non-employee director as compensation for services as a non-employee director with respect to any fiscal year, or director limit, may not exceed the amount equal to $750,000.

Stockholder Approval

As mentioned above, if this A&R Plan is approved, then an aggregate of 29,408,755 shares of our common stock will be reserved for issuance pursuant to the A&R Plan, all of which may be granted as ISOs pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Approval of the A&R Plan will constitute approval pursuant to the NYSE stockholder approval requirements applicable to equity compensation plans and approval pursuant to the stockholder approval requirements of Section 422 of the Code relating to ISOs (to the extent required by the Code).

If our stockholders do not approve the A&R Plan pursuant to this Proposal 4, the additional shares proposed by the A&R Plan will not become available for issuance and the term of the Original Plan will not be extended; instead, the Original Plan will continue in full force and effect, without giving effect to the A&R Plan, and we may continue to grant equity-based awards under the Original Plan subject to shares remaining available for grant under the Original Plan.

Material Terms of the A&R Plan

Summary of the A&R Plan
This section summarizes certain principal features of the A&R Plan. The summary is qualified in its entirety by reference to the complete text of the A&R Plan, which is attached as Annex A to this proxy statement.

Eligibility and Administration. Our employees, consultants and non-employee directors, and employees and consultants of our subsidiaries, are eligible to receive awards under the A&R Plan. Currently, approximately 1,171 employees, ten non-employee directors and 217 other individual service providers are eligible to receive awards under the A&R Plan.

The A&R Plan is administered by our Board or a committee of our Board, either of which may delegate its duties and responsibilities to one or more committees of our directors and/or officers (referred to collectively as the plan administrator), subject to the limitations imposed under the A&R Plan and applicable laws. The plan administrator will have the authority to take all actions and make all determinations under the A&R Plan, to interpret the A&R Plan and award agreements and to adopt, amend and repeal rules for the administration of the A&R Plan as it deems advisable. The plan administrator will also have the authority to determine which service providers receive awards, grant awards and set the terms and conditions of all awards under the A&R Plan, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the A&R Plan.

Limitation on Awards and Shares Available. An aggregate of 21,208,755 shares of our common stock initially were available for issuance under awards granted pursuant to the Original Plan. As of April 2, 2023, there were 1,136,395 shares remaining available for grant under the Original Plan (assuming the payout of outstanding performance share awards at “target” performance goals). As described above, if this Proposal 4 is approved, then an aggregate of 29,408,755 shares of our common stock will be reserved for issuance under awards granted pursuant to the A&R Plan, which includes the 1,136,395 shares available for future issuance as of April 2, 2023 (assuming the payout of outstanding performance share awards at “target” performance goals), the number of shares already issued under the Plan as of such date, the number of shares covered by outstanding awards granted under the Plan as of such date and the 8,200,000 new shares subject to the A&R Plan.

2023 Proxy Statement	75

Proposal No. 4: Approval of the Amended and Restated Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan

If an award under the A&R Plan is forfeited, expires, is settled for cash or is repurchased at or below the price paid by the participant for such shares, any shares subject to such award may, to the extent of such forfeiture, expiration, cash settlement or repurchase, be used again for new grants under the A&R Plan. However, the following shares may not be used again for grant under the A&R Plan: (i) shares subject to stock appreciation rights (“SARs”) that are not issued in connection with the stock settlement of the SAR on exercise, (ii) shares purchased on the open market with the cash proceeds from the exercise of options, and (iii) shares tendered or withheld to satisfy the exercise or purchase price or tax withholding obligation for any award. The payment of dividend equivalents in cash in conjunction with any awards under the A&R Plan will not reduce the shares available for grant under the A&R Plan. Shares issued under the A&R Plan may be authorized but unissued shares, treasury shares or shares purchased in the open market.

Awards granted under the A&R Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares available for grant under the A&R Plan but will count against the maximum number of shares that may be issued upon the exercise of ISOs.

The A&R Plan provides that the sum of any cash compensation and the aggregate grant date fair value (determined as of the date of the grant under ASC Topic 718, or any successor thereto) of all awards granted to a non-employee director as compensation for services as a non-employee director with respect to any fiscal year, or director limit, may not exceed the amount equal to $750,000.

Types of Awards
The A&R Plan provides for the grant of stock options, including ISOs and nonqualified stock options (“NSOs”), SARs, restricted stock, dividend equivalents, RSUs and other stock or cash based awards. Certain awards under the A&R Plan may constitute or provide for payment of “nonqualified deferred compensation” under Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the A&R Plan are evidenced by award agreements, which detail the terms and conditions of awards, including any applicable vesting (including performance-based vesting) and payment terms and post-termination exercise limitations. Awards other than cash awards generally are settled in shares of our common stock, but the applicable award agreement may provide for cash settlement of any award. A brief description of each award type follows.

●	Stock Options and SARs. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. ISOs, in contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a stock option or SAR may not be less than 100% of the fair market value of the underlying share on the grant date (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute awards granted in connection with a corporate transaction. The term of a stock option or SAR may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders).
●	Restricted Stock. Restricted stock is an award of nontransferable shares of our common stock that are subject to certain vesting conditions and other restrictions. Dividends with respect to restricted stock will only be paid to the extent that the vesting conditions of the underlying award are satisfied.
●	RSUs. RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met and may be accompanied by the right to receive the equivalent value of dividends paid on shares of common stock prior to the delivery of the underlying shares (i.e., dividend equivalent rights). The plan administrator may provide that the delivery of the shares underlying RSUs will be deferred on a mandatory basis or at the election of the participant. The terms and conditions applicable to RSUs will be determined by the plan administrator, subject to the conditions and limitations contained in the A&R Plan.
●	Other Stock or Cash Based Awards. Other stock or cash based awards are awards of cash, fully vested shares of our common stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of our common stock. Other stock or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a participant is otherwise entitled.

76	Virgin Galactic Holdings, Inc.

Proposal No. 4: Approval of the Amended and Restated Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan

●	Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of the dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator. Dividend equivalents will only be paid to the extent that the vesting conditions of the underlying award are satisfied.

No Reload Options
No stock option will include terms entitling a participant to a grant of stock options upon exercise of the original stock option.

Certain Transactions
The plan administrator has broad discretion to take action under the A&R Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the A&R Plan and outstanding awards.

The A&R Plan provides that, in the event of a change in control (as defined in the A&R Plan), to the extent that the surviving entity declines to continue, convert, assume or replace outstanding awards, then all such awards will become fully vested (and for performance-based awards, vested at target, unless provided otherwise in an individual agreement between the Company and a participant) and exercisable in connection with the transaction.

Minimum Vesting
The A&R Plan contains a minimum vesting requirement, subject to limited exceptions, that equity-based awards made pursuant to the A&R Plan on and after the A&R Plan Effective Date may not vest earlier than the date that is one year following the grant date of the award. The limited exceptions allow the issuance of awards in an aggregate of up to 5% of the shares available for issuance as of the A&R Plan Effective Date without minimum vesting provisions, as well as the issuance of (i) awards delivered in lieu of cash compensation, (ii) annual equity grants to non-employee directors for which the vesting period runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders and which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iii) substitute awards. The plan administrator has the authority to waive the one-year vesting restrictions upon the participant’s termination of service or in connection with a change in control.

No Repricing or Cash Buyouts
Except in connection with certain changes in our capital structure, stockholder approval is required for any amendment that reduces the exercise price of any stock option or SAR, or cancels any stock option or SAR in exchange for cash, other awards or stock options or SARs with an exercise price per share that is less than the exercise price per share of the original stock options or SARs.

Plan Amendment and Termination
Our Board may amend or terminate the A&R Plan at any time; however, no amendment, other than an amendment that increases the number of shares available under the A&R Plan, may materially and adversely affect an award outstanding under the A&R Plan without the consent of the affected participant, and stockholder approval will be obtained for any amendment to the extent necessary to comply with applicable laws, or any amendment to increase the annual director limit. The A&R Plan will remain in effect until the tenth anniversary of the A&R Plan Effective Date, unless earlier terminated, but an ISO may not be granted after the tenth anniversary of the date on which the A&R Plan was adopted. No awards may be granted under the A&R Plan after its termination.

2023 Proxy Statement	77

Proposal No. 4: Approval of the Amended and Restated Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan

Foreign Participants, Clawback Provisions, Transferability and Participant Payments
The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards will be subject to any company clawback policy as set forth in such clawback policy or the applicable award agreement. Awards under the A&R Plan are generally non-transferrable, except by will or the laws of descent and distribution, or, subject to the plan administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the A&R Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable.

Material U.S. Federal Income Tax Consequences
The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the A&R Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

●	Non-Qualified Stock Options. If an optionee is granted an NSO under the A&R Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.
●	Incentive Stock Options. A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We or our subsidiaries or affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.
●	Other Awards. The current federal income tax consequences of other awards authorized under the A&R Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); RSUs, dividend equivalents and other stock or cash based awards are generally subject to tax at the time of payment. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

78	Virgin Galactic Holdings, Inc.

Proposal No. 4: Approval of the Amended and Restated Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan

Section 409A of the Code

Certain types of awards under the A&R Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the A&R Plan and awards granted under the A&R Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the A&R Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

New Plan Benefits

Except with respect to grants of RSUs that will be awarded to each non-employee director serving on our Board on the date of this Annual Meeting as reflected in the table below, the number of awards that our named executive officers, directors, other executive officers and other employees and consultants may receive under the A&R Plan in the future, will be determined in the discretion of our Board or Compensation Committee, and neither our Board nor the Compensation Committee has made any determination to make future grants to any persons under the A&R Plan as of the date of this Annual Meeting. Therefore, it is not possible to determine the future benefits that will be received by these participants under the A&R Plan.

Name and Position	Dollar Value ($)(1)	Number of Shares (#)
Michael Colglazier, Chief Executive Officer, President and Director	—	—
Doug Ahrens, Executive Vice President, Chief Financial Officer and Treasurer	—	—
Alistair Burns, Senior Vice President, Chief Information Officer	—	—
Aparna Chitale, Executive Vice President, Chief People Officer	—	—
Sarah Kim, Executive Vice President, Chief Legal Officer and Secretary	—	—
Swami Iyer, former President, Aerospace Systems	—	—
Michael Moses, President, Space Missions and Safety	—	—
All Current Executive Officers as a Group	—	—
All Current Non-Executive Directors as a Group	875,000	(2)
All Non-Executive Officer Employees, Including all Current Officers who are not Executive Officers, as a Group	—	—
(1)	Pursuant to our non-employee director compensation program, each non-employee director serving on our Board on the date of the annual stockholders’ meeting (other than Mr. Lovell) will be awarded an RSU award covering a number of shares having an aggregate value equal to $125,000.
(2)	The aggregate number of RSUs to be granted to non-employee directors is not included in the table above as their equity awards will depend on the value of our common stock on the grant date.

Plan Benefits

The table below sets forth summary information concerning the number of shares of our common stock subject to equity awards granted to certain persons under the A&R Plan as of December 31, 2022. The closing per share market value of our stock on December 30, 2022 was $3.48 (as December 31, 2022 was a Saturday).

Certain awards set forth in this table for the named executive officers were granted in 2022 and therefore also are included in the Summary Compensation Table and in the Grants of Plan-Based Awards Table set forth in this Proxy Statement and are not additional awards. Certain awards set forth in this table for the non-employee directors were granted in 2022 and therefore also are included in the Director Compensation Table set forth in this Proxy Statement and are not additional awards.

2023 Proxy Statement	79

Proposal No. 4: Approval of the Amended and Restated Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan

Name and Position	Options (#)	Restricted Stock Units (#)	Performance- Based Restricted Stock Units (#)(1)
Michael Colglazier, Chief Executive Officer, President and Director	905,680	1,174,026	157,940
Doug Ahrens, Executive Vice President, Chief Financial Officer and Treasurer	202,020	341,445	90,547
Alistair Burns, Senior Vice President, Chief Information Officer	—	101,404	—
Aparna Chitale, Executive Vice President, Chief People Officer	—	140,863	30,183
Sarah Kim, Executive Vice President, Chief Legal Officer and Secretary	—	189,008	48,464
Swami Iyer, former President, Aerospace Systems	101,010	367,976	90,547
Michael Moses, President, Space Missions and Safety	687,515	677,971	83,002
All Current Executive Officers as a Group	1,896,225	2,992,693	500,683
All Current Non-Executive Directors as a Group	—	197,418	—
Current Director Nominees:
Evan Lovell	—	—	—
Wanda Austin	—	56,763	—
Tina Jonas	—	27,653	—
Craig Kreeger	—	56,763	—
Raymond Mabus, Jr.	—	—	—
Wanda Sigur	—	29,425	—
Diana Strandberg	—	—	—
W. Gilbert West	—	26,814	—
Each Associate of any such Directors, Executive Officers or Nominees	—	—	—
Each Other Person who Received or are to Receive 5% of Such Options or Rights	962,521	1,157,364	—
All Employees, Including all Current Officers who are not Executive Officers, as a Group	6,939,085	10,268,363	—
(1)	Based on “target” PSU awards granted for outstanding awards; otherwise based on actual PSU awards vested.

Board Recommendation Our Board recommends you vote “FOR” the proposal to approve the Amended and Restated Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan

80	Virgin Galactic Holdings, Inc.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2023 for:

●	each person who is known to be the beneficial owner of more than 5% of shares of our outstanding common stock;
●	each of our current named executive officers and directors; and
●	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. The beneficial ownership of our voting securities is based on 281,664,887 shares of our common stock issued and outstanding as of March 31, 2023. Each share of our common stock is entitled to one vote on any matter presented to stockholders. Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

Name of Beneficial Owner(1)	Shares Beneficially Owned
Holders of More Than 5%	Shares	% of Ownership
Virgin Investments Limited(2)	30,745,494	10.9%
BlackRock, Inc.(3)	20,034,830	7.1%
The Vanguard Group(4)	19,982,247	7.1%
State Street Corporation(5)	17,308,278	6.1%
Directors and Named Executive Officers
Evan Lovell	—	—
Wanda Austin	38,106	*
Adam Bain	1,200,000	*
Tina Jonas	6,173	*
Craig Kreeger	38,106	*
Raymond Mabus, Jr.	—	—
George Mattson	38,106	*
Wanda Sigur	3,590	*
Diana Strandberg	—	—
W. Gilbert West	7,025	*
Michael Colglazier(6)	592,868	*
Doug Ahrens(7)	111,699	*
Alistair Burns(8)	29,890	*
Aparna Chitale	28,157	*
Sarah Kim	—	*
Swami Iyer(9)	175,696	*
Mike Moses(10)	824,244	*
All Directors and Executive Officers as a Group (15 individuals)(11)	3,093,660	1.1%
*	Less than one percent
(1)	Unless otherwise noted, the business address of each of those listed in the table above is 1700 Flight Way, Tustin, California 92782.

2023 Proxy Statement	81

Security Ownership of Certain Beneficial Owners and Management

(2)	This information is based solely on a Schedule 13D/A filed by Virgin Investments Limited (“VIL”) on November 15, 2021. VIL is a company limited by shares under the laws of the British Virgin Islands. VIL is wholly owned by Virgin Group Investments LLC, whose sole managing member is Corvina Holdings Limited, which is wholly owned by Virgin Group Holdings Limited (“Virgin Group Holdings”). As a result, each of the foregoing entities may be deemed to share beneficial ownership of the securities held of record by VIL. Virgin Group Holdings is owned by Sir Richard Branson, and he has the ability to appoint and remove the management of Virgin Group Holdings and, as such, may indirectly control the decisions of Virgin Group Holdings regarding the voting and disposition of securities held by Virgin Group Holdings. Therefore, Sir Richard Branson may be deemed to have indirect beneficial ownership of the shares held by Virgin Group Holdings. The address of VIL, Virgin Group Holdings Limited, and Corvina Holdings Limited is Craigmuir Chambers, Road Town, Tortola, VG1110, British Virgin Islands. The address of Sir Richard Branson is Branson Villa (Necker Beach Estate), Necker Island, VG 1150, British Virgin Islands.
(3)	This information is based solely on a Schedule 13G filed by BlackRock, Inc. (“BlackRock”) on February 10, 2023. This schedule reported that BlackRock has sole voting power with respect to 19,593,862 shares of common stock and sole dispositive power with respect to 20,034,830 shares of common stock. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.
(4)	The information is based solely on a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) on February 9, 2023. This schedule reported that Vanguard has sole voting power with respect to 0 shares of common stock, shared voting power with respect to 282,662 shares of common stock, sole dispositive power with respect to 19,488,579 shares of common stock, and shared dispositive power with respect to 493,668 shares of common stock. The address of Vanguard is 100 Vanguard Blvd, Malvern, PA 19355.
(5)	This information is based solely on a Schedule 13G filed by State Street Corporation (“State Street”) on February 3, 2023. This schedule reported that State Street has no sole voting power, has shared voting power with respect to 16,814,057 shares of common stock, no sole dispositive power and shared dispositive power with respect to 17,308,278 shares. The address for State Street is State Street Financial Center, One Lincoln Street, Boston, MA 02111.
(6)	Includes 278,285 shares of common stock held directly by Mr. Colglazier. Includes up to 283,333 shares of common stock that can be acquired upon the exercise of options that will be vested within 60 days of March 31, 2023. Includes 31,250 shares of common stock that will be issued upon vesting of RSUs within 60 days of March 31, 2023.
(7)	Includes 61,194 shares of common stock held directly by Mr. Ahrens. Includes 50,505 shares of common stock that can be acquired upon the exercise of options that will be vested within 60 days of March 31, 2023.
(8)	Includes 27,212 shares of common stock held directly by Mr. Burns. Includes 2,678 shares of common stock that will be issued upon vesting of RSUs within 60 days of March 31, 2023.
(9)	Includes 118,878 shares of common stock held directly by Mr. Iyer. Includes up to 56,818 shares of common stock that can be acquired upon the exercise of options that will be vested within 60 days of March 31, 2023.
(10)	Includes up to 250,292 shares of common stock held directly by Mr. Moses. Includes up to 558,604 shares of common stock that can be acquired upon the exercise of options that will be vested within 60 days of March 31, 2023. Includes 15,348 shares of common stock that will be issued upon vesting of RSUs within 60 days of March 31, 2023.
(11)	Includes 949,260 options vested as of, or vesting within, 60 days of March 31, 2023, and 49,276 RSUs vesting within 60 days of March 31, 2023.

82	Virgin Galactic Holdings, Inc.

Equity Compensation Plan Information

The following table provides information on our equity compensation plans as of December 31, 2022. The only plan pursuant to which the Company may currently make additional equity grants is the 2019 Plan.

Plan category	Numbers of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities in column (a)) (c)
Equity compensation plans approved by stockholders(1)	10,173,446	(2)	$13.13	(3)	3,429,018
Equity compensation plans not approved by stockholders	—		—		—
Total	10,173,446		$13.13		3,429,018
(1)	Consists of the 2019 Plan.
(2)	Amount includes 3,340,674 time-based stock options, 5,926,409 RSUs, 500,683 PSUs and 405,680 PSOs.
(3)	As of December 31, 2022, the weighted-average exercise price of outstanding options under the 2019 Plan was $13.13. The calculation of the weighted average exercise price does not include outstanding equity awards that are received or exercised for no consideration.

2023 Proxy Statement	83

Certain Transactions with Related Persons

Policies and Procedures for Related Party Transactions

Our Board of Directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404(a) of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person had, has or will have a direct or indirect material interest. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained on terms no less favorable than in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction.

Summary of Related-Person Transactions

Stockholders Agreement
In connection with the Closing, we entered into a stockholders’ agreement (the “Stockholders’ Agreement”) with Vieco US, SCH Sponsor Corp. (the “Sponsor”) and Chamath Palihapitiya. In March 2020, Vieco US distributed its shares of our common stock to Vieco 10 Limited (“Vieco 10”) and, in connection with such distribution, Vieco 10 executed a joinder to the Stockholders’ Agreement and to the Registration Rights Agreement described below. On July 30, 2020, Vieco 10 subsequently distributed its shares of our common stock to VIL and a third party and, in connection with such distribution, VIL and the third party executed a joinder to the Stockholders’ Agreement and the Registration Rights Agreement. As of the Closing, the Sponsor and Chamath Palihapitiya were party to the Stockholders’ Agreement whereby Mr. Palihapitiya had certain rights under the terms of the Stockholders’ Agreement, including the right to designate directors for election to the Board of Directors. As of April 27, 2022, neither Sponsor nor Mr. Palihapitiya are party to the Stockholders’ Agreement and have no rights or obligations thereunder.

Board Composition
Under the Stockholders’ Agreement, VIL has the right to designate two VG designees for as long as VIL and the third party beneficially own 28,697,610 or more shares of our common stock, which represents 25% of the number of shares beneficially owned by Vieco US immediately following the Closing and related transactions, provided that when such beneficial ownership falls below (x) 28,697,610 shares, VIL will have the right to designate only 1 director and (z) 11,479,044 shares, VIL will not have the right to designate any directors. For purposes of determining the number of shares beneficially owned by VIL and the extent of VIL’s nomination and consent rights under the Stockholders’ Agreement, the shares distributed to the third party are deemed to be held by VIL until such time as the third party transfers or sells such shares, subject to certain exceptions, as contemplated by the Stockholders’ Agreement.

Under the terms of the Stockholders’ Agreement, two directors, each of whom qualify as an “independent director” under stock exchange regulations applicable to us and one of whom must qualify as an “Audit Committee financial expert” as defined under the rules of the SEC, were originally appointed in accordance with the Stockholders’ Agreement and, thereafter, will be as determined by the Board of Directors. In addition, under the terms of the Stockholders’ Agreement, the individual serving as our Chief Executive Officer was appointed in accordance with the Stockholders’ Agreement to our Board of Directors and will, going forward, be determined by what individual holds the title of our Chief Executive Officer. Messrs. Kreeger and Lovell currently serve as the VIL designees, and Dr. Austin serves as the only remaining Other designee.

84	Virgin Galactic Holdings, Inc.

Certain Transactions with Related Persons

Resignation; Removal; Vacancies
Upon any decrease in the number of directors that VIL is entitled to designate for nomination to our Board, VIL shall take all necessary action to cause the appropriate number of designees to offer to tender their resignation, effective as of the next annual meeting of our stockholders. If as a result of changes in ownership by VIL of our common stock such that there are no seats on our Board of Directors for which VIL has the right to designate a director, the selection of such director shall be conducted in accordance with applicable law and our certificate of incorporation and bylaws.

Chair of the Board
Pursuant to the Stockholders’ Agreement, Mr. Palihapitiya was entitled to serve as interim Chair of our Board of Directors, subject to certain conditions. Mr. Palihapitiya resigned from his positions as Chair of our Board and a member of our Board on February 17, 2022, and the Board appointed Mr. Lovell as interim Chair of the Board. In April 2023, the Board also appointed Mr. Lovell as permanent Chair of the Board. Mr. Palihapitiya no longer has any rights or obligations under the terms of the Stockholders’ Agreement.

Voting; Necessary Actions
In addition, pursuant to the Stockholders’ Agreement, VIL and the Company have agreed not to take, directly or indirectly, any actions (including removing directors in a manner inconsistent with the Stockholders’ Agreement) that would frustrate, obstruct or otherwise affect the provisions of the Stockholders’ Agreement and the intention of the parties thereto with respect to the composition of our Board as provided in the agreement.

VIL Approval Rights; Limitations
Pursuant to the Stockholders’ Agreement, among other things, VIL also has certain approval rights with respect to significant corporate transactions and other actions involving us as set forth below.

For so long as VIL is entitled to designate one director to our Board under the Stockholders’ Agreement, in addition to any vote or consent of our stockholders or Board as required by law, we must obtain VIL’s prior written consent to engage in:

●	any business combination or similar transaction;
●	amendments to our certificate of incorporation or bylaws, any similar documents of any of our subsidiaries, the Stockholders’ Agreement and the Registration Rights Agreement;
●	a liquidation or related transaction; or
●	an issuance of capital stock in excess of 5% of our then issued and outstanding shares.

For so long as VIL is entitled to designate two directors to our Board under the Stockholders’ Agreement, in addition to any vote or consent of our stockholders or Board as required by law, we must obtain VIL’s prior written consent to engage in:

●	a business combination or similar transaction having a fair market value of $10.0 million or more;
●	a non-ordinary course sale of assets or equity interest having a fair market value of $10.0 million or more;
●	an acquisition of any business or assets having a fair market value of $10.0 million or more;
●	an acquisition of equity interests having a fair market value of $10.0 million or more;
●	an engagement of any professional advisers, including, without limitation, investment bankers and financial advisers;
●	the approval of a non-ordinary course investment having a fair market value of $10.0 million or more;
●	increasing or decreasing the size of our Board;
●	an issuance or sale of any of our capital stock, other than an issuance of shares of capital stock upon the exercise of options to purchase shares of our capital stock;
●	making any dividends or distributions to the stockholders other than redemptions and those made in connection with the cessation of services of employees;
●	incurring indebtedness outside of the ordinary course in an amount greater than $25.0 million in a single transaction or $100.0 million in aggregate consolidated indebtedness;

2023 Proxy Statement	85

Certain Transactions with Related Persons

●	amendments to our certificate of incorporation or bylaws, any similar documents of any of our subsidiaries, the Stockholders’ Agreement and the Registration Rights Agreement;
●	a liquidation or similar transaction;
●	transactions with any interested stockholder pursuant to Item 404 of Regulation S-K;
●	engaging any professional advisors for any of the matters listed above; or
●	the authorization or approval, or entrance into any agreement to engage in any of the matters listed above.

However, the Stockholders’ Agreement also contemplates that: (i) no transaction involving consideration of $120,000 or more, between VIL or any affiliate of VIL, on the one hand, and us on the other, may be approved without the affirmative vote of at least a majority of our directors that were not designated by VIL under the terms of the Stockholders’ Agreement (or otherwise) and (ii) VIL and the directors it has designated to our Board of Directors, as applicable, will be required to first consult and discuss with our Board of Directors before (x) adopting, amending or repealing, in whole or in part, our certificate of incorporation or bylaws or (y) taking any action by written consent as our stockholder, in each case, in addition to any vote or consent required under our certificate of incorporation or bylaws, and otherwise in accordance with the other terms and subject to the other conditions contemplated by the Stockholders’ Agreement.

Termination
The provisions of the Stockholders’ Agreement relating to the stockholders’ agreement to vote, VIL’s approval rights and our covenants will terminate automatically on the first date on which no voting party has the right to designate a director to our Board of Directors under the Stockholders’ Agreement; provided, that the provisions of the Stockholders’ Agreement regarding indemnification of our directors and maintenance of director and officer liability insurance by us will survive such termination. The remaining provisions of the Stockholders’ Agreement will terminate automatically as to each voting party when such party ceases to beneficially own any of our securities that may be voted in the election of our directors registered in the name of, or beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act, including by the exercise or conversion of any security exercisable or convertible for shares of our common stock, but excluding shares of stock underlying unexercised options or warrants) by such party.

Transfer Restriction and Registration Rights
At the Closing, we entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) with Vieco US, the Sponsor and Mr. Palihapitiya, pursuant to which we have agreed to register for resale, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), certain shares of our common stock and other equity securities (the “Registrable Securities”) that are held by the parties thereto from time to time. In March 2020, Vieco US distributed its shares of our common stock to VIL and, in connection with such distribution, VIL executed a joinder to the Registration Rights Agreement. In July 2020, Vieco 10 subsequently distributed its shares of our common stock to VIL and a third party and, in connection with such distribution, VIL the third party executed a joinder to the Registration Rights Agreement.

In accordance with Registration Rights Agreement, we have filed resale registration statements for the benefit of the holders of Registrable Securities, which have been declared effective by the SEC. Pursuant to the Registration Rights Agreement, we are required to file with the SEC such amendments and supplements as may be necessary to keep a resale registration statement continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities held by the parties to the Registration Rights Agreement or their permitted transferees.

VG Companies’ Historical Relationship with VIL
In connection with the Virgin Galactic Business Combination, we entered into new or amended agreements in order to provide a framework for its relationship with VEL, VIL and their respective affiliates (other than the VG Companies), including the Amended TMLA and the Transition Services Agreements as described below.

86	Virgin Galactic Holdings, Inc.

Certain Transactions with Related Persons

Agreements with VIL and its Affiliates in Connection with the Virgin Galactic Business Combination

Virgin Trademark License Agreement
We possess certain exclusive and non-exclusive rights to use the name and brand “Virgin Galactic” and the Virgin signature logo pursuant to an Amended TMLA. Our rights under the Amended TMLA are subject to certain reserved rights and pre-existing licenses granted by Virgin to third parties. In addition, for the term of the Amended TMLA, to the extent the Virgin Group does not otherwise have a right to place a director on our Board of Directors, we have agreed to provide VEL with the right to appoint one director to our Board of Directors, provided the designee is qualified to serve on the Board under all applicable corporate governance policies and applicable regulatory and listing requirements.

Unless terminated earlier, the Amended TMLA has an initial term of 25 years expiring October 2044, subject to up to two additional 10-year renewals by mutual agreement of the parties. The Amended TMLA may be terminated by VEL upon the occurrence of a number of specified events, including if:

●	we commit a material breach of our obligations under the Amended TMLA (subject to a cure period, if applicable);
●	we materially damage the Virgin brand;
●	we use the brand name “Virgin Galactic” outside of the scope of the activities licensed under the Amended TMLA (subject to a cure period);
●	we become insolvent;
●	we undergo a change of control to an unsuitable buyer, including to a competitor of VEL;
●	we fail to make use of the “Virgin Galactic” brand to conduct our business;
●	we challenge the validity or entitlement of VEL to own the “Virgin” brand; or
●	the commercial launch of our services does not occur by a fixed date or thereafter if we are unable to undertake any commercial flights for paying passengers for a specified period (other than in connection with addressing a significant safety issue).

Upon any termination or expiration of the Amended TMLA, unless otherwise agreed with VEL, we will have 90 days to exhaust, return or destroy any products or other materials bearing the licensed trademarks, and to change our corporate name to a name that does not include any of the licensed trademarks, including the Virgin name.

Pursuant to the terms of the Amended TMLA, we are obligated to pay VEL quarterly royalties equal to the greater of (a) a low single-digit percentage of our gross sales and (b) (i) prior to the first spaceflight for paying customers, a mid-five figure amount in dollars and (ii) from our first spaceflight for paying customers, a low-six figure amount in dollars, which increases to a low-seven figure amount in dollars over a four-year ramp up and thereafter increases in correlation with the consumer price index. In relation to certain sponsorship opportunities, a higher, mid-double-digit percentage royalty on related gross sales applies. In the year ended December 31, 2022, we paid Virgin a total of $0.2 million under the Amended TMLA and its predecessor agreement.

The Amended TMLA also contains, among other things, customary mutual indemnification provisions, representations and warranties, information rights of VEL and restrictions on our and our affiliates’ ability to apply for or obtain registration for any confusingly similar intellectual property to that licensed to us pursuant to the Amended TMLA. Furthermore, VEL is generally responsible for the maintenance, enforcement and protection of the licensed intellectual property, including the Virgin brand, subject to our step-in rights in certain circumstances.

All Virgin and Virgin-related trademarks are owned by VEL and our use of such trademarks is subject to the terms of the Amended TMLA, including our adherence to VEL’s quality control guidelines and granting VEL customary audit rights over our use of the licensed intellectual property.

Compensation of Chief Astronaut Instructor
Our chief astronaut instructor, Natalie Beth Moses, is an immediate family member of Mike Moses, President of Spaceline Missions and Safety. Mrs. Moses received approximately $172,357 in total compensation in 2022.

2023 Proxy Statement	87

General Information about the Annual Meeting and Voting

Questions and Answers

When and where will the Annual Meeting be held?	The Annual Meeting will be held on Thursday, June 8, 2023 at 9:00 a.m., Pacific Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting. In order to attend, you must register at www.viewproxy.com/SPCE/2023 by 11:59 p.m. Eastern Time on June 7, 2023 and join using the unique link and password in your confirmation. You may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the close of business on April 13, 2023 (the “Record Date”).
What are the purposes of the Annual Meeting?	The purpose of the Annual Meeting is to vote on the following items described in this Proxy Statement:
●Proposal No. 1: Election of the director nominees listed in this Proxy Statement.
●Proposal No. 2: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023.
●Proposal No. 3: Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.
●Proposal No. 4: Approval of the Company’s Amended and Restated 2019 Incentive Award Plan.

Are there any matters to be voted on at the Annual Meeting that are not included in this Proxy Statement?	As of the date of this Proxy Statement, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the meeting or any adjournment or postponement thereof for consideration, and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?	The rules of the SEC permit us to furnish proxy materials, including this Proxy Statement and the Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice and Access Card provides instructions on how to access and review on the Internet all of the proxy materials. The Notice and Access Card also instructs you as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials described in the Notice and Access Card.
What does it mean if I receive more than one Notice and Access Card or more than one set of proxy materials?	It means that your shares are held in more than one account at the transfer agent and/ or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice and Access Card or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

88	Virgin Galactic Holdings, Inc.

General Information about the Annual Meeting and Voting

Can I vote my shares by filling out and returning the Notice and Access Card?	No. The Notice and Access Card identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and Access Card and returning it. If you would like a paper proxy card, you should follow the instructions in the Notice and Access Card. The paper proxy card you receive will also provide instructions as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. Alternatively, you can mark the paper proxy card with how you would like your shares voted, sign the proxy card and return it in the envelope provided.
Who is entitled to vote at the Annual Meeting?
Holders of record of shares of our common stock as of the Record Date will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment thereof. At the close of business on the Record Date, there were 282,500,129 shares of our common stock issued and outstanding and entitled to vote. Each share of our common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.
You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet. To attend and participate in the Annual Meeting, you must register at www.viewproxy.com/SPCE/2023 by 11:59 p.m. Eastern Time on June 7, 2023 and join using the unique link and password in your confirmation. You may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 9:00 a.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m., Pacific Time, and you should allow ample time for the check-in procedures.
What is the difference between being a “record holder” and holding shares in “street name”?	A record holder (also called a “registered holder”) holds shares in his or her name. Shares held in “street name” refer to shares that are held on the holder’s behalf in the name of a bank, broker or other nominee.
What do I do if my shares are held in “street name”?	If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The Notice and Access Card or the proxy materials, if you elected to receive a hard copy, has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority in voting power of the Company’s capital stock issued and outstanding and entitled to vote, present in person, or by remote communication, or represented by proxy constitutes a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials.
Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.

2023 Proxy Statement	89

General Information about the Annual Meeting and Voting

What are “broker non-votes”?
A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion.
Under current NYSE interpretations that govern broker non-votes, Proposal Nos. 1, 3 and 4 are considered non-discretionary (non-routine) matters, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposals. Proposal No. 2 is considered a discretionary (routine) matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.
Broker non-votes are not considered as votes cast or as shares represented at the meeting and entitled to vote on such question and will not be counted toward the vote total and therefore will have no effect on the outcome of a proposal.
What if a quorum is not present at the Annual Meeting?	If a quorum is not present or represented at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present electronically or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.
How do I vote my shares without attending the Annual Meeting?	We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote electronically. If you are a stockholder of record, there are three ways to vote by proxy:
by Telephone—You can vote by telephone by calling 1-866-804-9616 and following the instructions on the proxy card;
by Internet—You can vote over the Internet at www.viewproxy.com/SPCE/2023 by following the instructions on the Notice and Access Card or proxy card; or
by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 7, 2023.
If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions on how to vote from the bank, broker or holder of record. You must follow the instructions of such bank, broker or holder of record in order for your shares to be voted.

Why hold a virtual meeting?	We believe that hosting a virtual meeting is in the best interest of the Company and its stockholders and enables increased stockholder attendance and participation because stockholders can participate from any location around the world while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting.

90	Virgin Galactic Holdings, Inc.

General Information about the Annual Meeting and Voting

How can I attend and vote at the Annual Meeting?
We will be hosting the Annual Meeting live via audio webcast. Any stockholder can attend the Annual Meeting live online at www.viewproxy.com/SPCE/2023. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:
●Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.viewproxy.com/SPCE/2023.
●Assistance with questions regarding how to attend and participate via the Internet will be provided at www.viewproxy.com/SPCE/2023 on the day of the Annual Meeting.
●Webcast starts promptly at 9:00 a.m., Pacific Time.
●You will need your unique link to enter the Annual Meeting.
●Stockholders may submit questions while attending the Annual Meeting via the Internet.
To attend and participate in the Annual Meeting, you will need the unique link and password provided after registration. You may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 9:00 a.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m., Pacific Time, and you should allow ample time for the check-in procedures.

Will I be able to ask questions at the Annual Meeting?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted during the meeting and that relate to the matters to be voted on. We intend to reserve up to 10 minutes before the closing of the polls to address questions submitted. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “How can I attend and vote at the Annual Meeting?” will be able to submit questions during the Annual Meeting. Additionally, our Annual Meeting will follow “Rules of Conduct,” which will be made available on our Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”). Under these Rules of Conduct, a stockholder may ask up to two questions, and we will not address questions that are, among other things:
●irrelevant to the business of the Company or to the business of the Annual Meeting;
●related to the status or conduct of our operations beyond that which is contained in our prior public disclosures;
●related to material non-public information of the Company;
●related to personal grievances;
●derogatory references to individuals or that are otherwise in bad taste;
●substantially repetitious of statements already made by another stockholder;
●in furtherance of the stockholder’s personal or business interests; or
●out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair of the Annual Meeting or the Corporate Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be made available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “How can I attend and vote at the Annual Meeting?”

2023 Proxy Statement	91

General Information about the Annual Meeting and Voting

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?	We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that is posted on the Annual Meeting login page.
How does the Board recommend that I vote?
The Board recommends that you vote:
●FOR the nominees to the Board set forth in this Proxy Statement.
●FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023.
●FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.
●FOR the approval of the Company’s Amended and Restated 2019 Incentive Award Plan.

How many votes are required to approve each proposal?	The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted.

Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed
NO. 1 Election of Directors	The plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected.	“FOR ALL” “WITHHOLD ALL” “FOR ALL EXCEPT”	None(1)	No(3)
NO. 2 Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority of the total number of votes represented at the meeting and entitled to vote on such question.	“FOR” “AGAINST” “ABSTAIN”	Against(2)	Yes(4)
NO. 3 Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.	The affirmative vote of the holders of a majority of the total number of votes represented at the meeting and entitled to vote on such question.	“FOR” “AGAINST” “ABSTAIN”	Against(2)	No(3)
NO. 4 Approval of the Company’s Amended and Restated 2019 Incentive Award Plan.	The affirmative vote of the holders of a majority of the total number of votes represented at the meeting and entitled to vote on such question.	“FOR” “AGAINST” “ABSTAIN”	Against(2)	No(3)
(1)	Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting.
(2)	A vote marked as an “Abstention” will have the same effect as a vote against the proposal.
(3)	As this proposal is considered a non-discretionary (non-routine) matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal.
(4)	As this proposal is considered a discretionary (routine) matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal.

92	Virgin Galactic Holdings, Inc.

General Information about the Annual Meeting and Voting

What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth above, as well as with the description of each proposal in this Proxy Statement.

Who will count the votes?	Representatives of Alliance Advisors, LLC (“Alliance”) will tabulate the votes, and a representative of Alliance will act as inspector of election.
Can I revoke or change my vote after I submit my proxy?
Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:
●sending a written statement to that effect to the attention of our Corporate Secretary at our corporate offices or by electronic mail at CorporateSecretary@ virgingalactic.com, provided such statement is received no later than June 7, 2023;
●voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern time, on June 7, 2023;
●submitting a properly signed proxy card with a later date that is received no later than June 7, 2023; or
●attending the Annual Meeting, revoking your proxy and voting again.
If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.
Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote at the Annual Meeting.

Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

2023 Proxy Statement	93

Additional Information

Stockholder Proposals and Director Nominations

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of stockholders to be held in 2024 (the “2024 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Corporate Secretary at our offices at 1700 Flight Way, Tustin, California 92782, in writing not later than December 27, 2023.

If such other stockholder intends to present a proposal at our 2024 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, such stockholder must comply with the requirements set forth in our bylaws. Our bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. Therefore, we must receive notice of such a proposal or nomination for the 2024 Annual Meeting no earlier than the close of business on February 9, 2024 and no later than the close of business on March 10, 2023. The notice must contain the information required by our bylaws. In the event that the date of the 2024 Annual Meeting is not within 25 days before or after June 8, 2024, then our Corporate Secretary must receive such written notice not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.

In connection with our solicitation of proxies for our 2024 annual meeting of stockholders, we intend to file a proxy statement and WHITE proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than April 9, 2024.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Householding

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the Annual Report by contacting Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

94	Virgin Galactic Holdings, Inc.

Additional Information

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of a registered class of our equity securities (the “Reporting Persons”) to file reports regarding their ownership and changes in ownership of our securities with the SEC, and to furnish us with copies of all Section 16(a) reports that they file.

To the best of our knowledge and based solely upon our review of the copies of such reports furnished to us for the fiscal year ended December 31, 2022 and the information provided to us by the Reporting Persons, we believe that all Reporting Persons complied with Section 16(a) during the 2022 fiscal year, except that one Form 4 was filed late for Mr. Colglazier with respect to two transactions, and one Form 4 was filed late for each of Mr. Ahrens, Ms. Chitale and Michelle Kley, each with respect to one transaction.

2022 Annual Report

Our Annual Report, which includes our 2022 10-K, is being mailed with this Proxy Statement to those stockholders that receive this Proxy Statement in the mail. Stockholders that receive the Notice Regarding the Availability of Proxy Materials can access our Annual Report at www.viewproxy.com/SPCE/2023.

Our 2022 10-K has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a stockholder, we will mail without charge a copy of our Annual Report, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the Annual Report are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Corporate Secretary at our offices at 1700 Flight Way, Tustin, California 92782 or by electronic mail at CorporateSecretary@virgingalactic.com.

Your vote is important. Please promptly vote your shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors

Michael Colglazier

Chief Executive Officer,
President and Director
Tustin, California
April 25, 2023

2023 Proxy Statement	95

ANNEX A – Amended and Restated Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan

Article I. Purpose

The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities and/or equity-linked compensatory opportunities. The Plan amends and restates in its entirety the Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan (the “Original Plan”). Capitalized terms used in the Plan are defined in Article XI.

Article II. Eligibility

Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.

Article III. Administration and Delegation

3.1
Administration. The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award Agreement as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.

3.2
Appointment of Committees. To the extent Applicable Laws permit, the Board or the Administrator may delegate any or all of its powers under the Plan to one or more Committees or committees of officers of the Company or any of its Subsidiaries; provided, that, any such officer delegation shall exclude the power to grant Awards to non-employee Directors or Section 16 Persons. The Board or the Administrator, as applicable, may rescind any such delegation, abolish any such committee or Committee and/or re-vest in itself any previously delegated authority at any time.

Article IV. Stock Available for Awards

4.1
Number of Shares. Subject to adjustment under Article VIII and the terms of this Article IV, the maximum number of Shares that may be issued pursuant to Awards under the Plan shall be equal to the Overall Share Limit. Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.

4.2
Share Recycling. If all or any part of an Award expires, lapses or is terminated, exchanged for or settled in cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award, the unused Shares covered by the Award will, as applicable, become or again be available for Award grants under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not count against the Overall Share Limit. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 4.1 and shall not be available for future grants of Awards: (i) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock

96	Virgin Galactic Holdings, Inc.

ANNEX A – Amended and Restated Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan

Appreciation Right on exercise thereof; (ii) Shares purchased on the open market with the cash proceeds from the exercise of Options; and (iii) Shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award and/or to satisfy any applicable tax withholding obligation with respect to an Award (including Shares retained by the Company from the Award being exercised or purchased and/or creating the tax obligation).

4.3	Incentive Stock Option Limitations. Notwithstanding anything to the contrary herein, no more than 29,408,755 Shares may be issued pursuant to the exercise of Incentive Stock Options.

4.4
Substitute Awards. In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees, Consultants or Directors prior to such acquisition or combination.

4.5
Non-Employee Director Compensation. Notwithstanding any provision to the contrary in the Plan, the Administrator may establish compensation for non-employee Directors from time to time, subject to the limitations in the Plan. The sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a non-employee Director as compensation for services as a non-employee Director during any fiscal year of the Company may not exceed $750,000 (the “Director Limit”).

Article V. Stock Options and Stock Appreciation Rights

5.1
General. The Administrator may grant Options or Stock Appreciation Rights to Service Providers subject to the limitations in the Plan, including any limitations in the Plan that apply to Incentive Stock Options. A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement.

5.2
Exercise Price. The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. The exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option (subject to Section 5.6) or Stock Appreciation Right. Notwithstanding the foregoing, in the case of an Option or a Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.

5.3
Duration. Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that, subject to Section 5.6, the term of an Option or Stock Appreciation Right will not exceed ten years. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the

2023 Proxy Statement	97

ANNEX A – Amended and Restated Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan

last business day of the term of an Option or Stock Appreciation Right (other than an Incentive Stock Option) (i) the exercise of the Option or Stock Appreciation Right is prohibited by Applicable Law, as determined by the Company, or (ii) Shares may not be purchased or sold by the applicable Participant due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right shall be extended until the date that is 30 days after the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, in no event shall the extension last beyond the ten year term of the applicable Option or Stock Appreciation Right. Notwithstanding the foregoing, to the extent permitted under Applicable Laws, if the Participant, prior to the end of the term of an Option or Stock Appreciation Right, violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall terminate immediately upon such violation, unless the Company otherwise determines.

5.4
Exercise. Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5.5 for the number of Shares for which the Award is exercised and (ii) as specified in Section 9.5 for any applicable taxes. Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.

5.5	Payment Upon Exercise. Subject to Sections 9.10 and 10.8, any Company insider trading policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by:

(a)
cash, wire transfer of immediately available funds or by check payable to the order of the Company, provided that the Company may limit the use of one of the foregoing payment forms if one or more of the payment forms below is permitted;

(b)
if there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (A) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;

	(c)	to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value;

	(d)	to the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;

	(e)	to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or

	(f)	to the extent permitted by the Company, any combination of the above payment forms approved by the Administrator.

5.6
Additional Terms of Incentive Stock Options. The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. If an Incentive Stock Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive

98	Virgin Galactic Holdings, Inc.

ANNEX A – Amended and Restated Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan

stock option” under Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Stock Option.
5.7	No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.

Article VI. Restricted Stock; Restricted Stock Units

6.1	General. The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to the Company’s right to repurchase all or part of such Shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such Shares) if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement.
6.2	Restricted Stock.
	(a)	Dividends. Participants holding Shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such Shares, unless the Administrator provides otherwise in the Award Agreement. In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid. Notwithstanding anything to the contrary herein, with respect to any award of Restricted Stock, dividends which are paid to holders of Common Stock prior to vesting shall only be paid out to the Participant holding such Restricted Stock to the extent that the vesting conditions are subsequently satisfied. All such dividend payments will be made no later than March 15 of the calendar year following the calendar year in which the right to the dividend payment becomes nonforfeitable.
	(b)	Stock Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of Shares of Restricted Stock, together with a stock power endorsed in blank.
6.3	Restricted Stock Units.
	(a)	Settlement. The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A.
	(b)	Stockholder Rights. A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

Article VII. Other Stock or Cash Based Awards; Dividend Equivalents

7.1	Other Stock or Cash Based Awards. Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines.
7.2	Dividend Equivalents. A grant of Restricted Stock Units or Other Stock or Cash Based Award may provide a Participant with the right to receive Dividend Equivalents, and no Dividend Equivalents shall be payable with respect to Options

2023 Proxy Statement	99

ANNEX A – Amended and Restated Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan

or Stock Appreciation Rights. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Award with to which the Dividend Equivalents are paid and subject to other terms and conditions as set forth in the Award Agreement. Notwithstanding anything to the contrary herein, Dividend Equivalents with respect to an Award shall only be paid out to the Participant to the extent that the vesting conditions are subsequently satisfied. All such Dividend Equivalent payments will be made no later than March 15 of the calendar year following the calendar year in which the right to the Dividend Equivalent payment becomes nonforfeitable, unless determined otherwise by the Administrator or unless deferred in a manner intended to comply with Section 409A.

Article VIII. Adjustments for Changes in Common Stock and Certain Other Events

8.1	Equity Restructuring. In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article VIII, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include (if applicable) adjusting the number and type of securities subject to each outstanding Award, the Award’s exercise price or grant price and/or applicable performance goals, granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 8.1 will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.
8.2	Corporate Transactions. In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken in connection with the occurrence of such transaction or event (and any action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change), is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:
	(a)	To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment; provided, further, that Awards held by members of the Board will be deemed settled in Shares on or immediately prior to the applicable event if the Administrator takes action under this clause (a);
	(b)	To provide that such Award shall vest and, to the extent applicable, be exercisable as to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;
	(c)	To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, or equivalent value thereof in cash, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;
	(d)	To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article IV on the maximum number and kind of shares which may be issued) and/or in the terms and conditions of (including the grant or exercise price or applicable performance goals), and the criteria included in, outstanding Awards;
	(e)	To replace such Award with other rights or property selected by the Administrator; and/or
	(f)	To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.

100	Virgin Galactic Holdings, Inc.

ANNEX A – Amended and Restated Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan

8.3	Effect of Non-Assumption in a Change in Control. Notwithstanding the provisions of Section 8.2, if a Change in Control occurs and a Participant’s Awards are not continued, converted, assumed, or replaced with a substantially similar award by (a) the Company, or (b) a successor entity or its parent or subsidiary (an “Assumption”), and provided that the Participant has not had a Termination of Service, then, immediately prior to the Change in Control, such Awards shall become fully vested, exercisable and/or payable, as applicable, and all forfeiture, repurchase and other restrictions on such Awards shall lapse; provided that, to the extent the vesting of any such Award is subject to the satisfaction of specified performance goals, such Award shall vest and all performance goals or other vesting criteria will be deemed achieved at the target level of performance, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any Subsidiary, as applicable. In addition, to the extent an Award is not Assumed, such Award shall be canceled upon the consummation of the Change in Control in exchange for the right to receive the Change in Control consideration payable to other holders of Common Stock (i) which may be on such terms and conditions as apply generally to holders of Common Stock under the Change in Control documents (including, without limitation, any escrow, earn-out or other deferred consideration provisions) or such other terms and conditions as the Administrator may provide, and (ii) determined by reference to the number of Shares subject to such Award and net of any applicable exercise price; provided that to the extent that any Awards constitute “nonqualified deferred compensation” that may not be paid upon the Change in Control under Section 409A without the imposition of taxes thereon under Section 409A, the timing of such payments shall be governed by the applicable Award Agreement (subject to any deferred consideration provisions applicable under the Change in Control documents); and provided, further, that if the amount to which the Participant would be entitled upon the settlement or exercise of such Award at the time of the Change in Control is equal to or less than zero, then such Award may be terminated without payment. The Administrator shall determine whether an Assumption of an Award has occurred in connection with a Change in Control.
8.4	Administrative Stand Still. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the Share price, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to 60 days before or after such transaction.
8.5	General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8.1 or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Article VIII.

Article IX. General Provisions Applicable to Awards

9.1	Transferability. Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Stock Options, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except for certain Designated Beneficiary designations, by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. Any permitted transfer of an Award hereunder shall be without consideration, except as required by Applicable Law. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.
9.2	Documentation. Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.
9.3	Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any

2023 Proxy Statement	101

ANNEX A – Amended and Restated Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan

other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.
9.4	Termination of Status. The Administrator will determine how an authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.
9.5	Withholding. Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by Applicable Law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the applicable statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. In the absence of a contrary determination by the Company (or, with respect to withholding pursuant to clause (ii) below with respect to Awards held by individuals subject to Section 16 of the Exchange Act, a contrary determination by the Administrator), all tax withholding obligations will be calculated based on the maximum applicable statutory withholding rates. Subject to Section 10.8 and any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, provided that the Company may limit the use of the foregoing payment forms if one or more of the payment forms below is permitted, (ii) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares delivered by attestation and Shares retained from the Award creating the tax obligation, valued at their fair market value on the date of delivery, (iii) subject to Section 9.10, if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (A) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator, or (iv) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator. Notwithstanding any other provision of the Plan, the number of Shares which may be so delivered or retained pursuant to clause (ii) of the immediately preceding sentence shall be limited to the number of Shares which have a fair market value on the date of delivery or retention no greater than the aggregate amount of such liabilities based on the maximum applicable individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America). Subject to Section 9.10, if any tax withholding obligation will be satisfied under clause (ii) above by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.
9.6	Amendment of Award; Prohibition on Repricing. The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Article VIII or pursuant to Section 10.6. Notwithstanding anything to the contrary contained herein, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price per Share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per Share that is less than the exercise price per Share of the original Options or Stock Appreciation Rights without the approval of the stockholders of the Company.

102	Virgin Galactic Holdings, Inc.

ANNEX A – Amended and Restated Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan

9.7	Conditions on Delivery of Stock. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.
9.8	Acceleration. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.
9.9	Cash Settlement. Without limiting the generality of any other provision of the Plan, the Administrator may provide, in an Award Agreement or subsequent to the grant of an Award, in its discretion, that any Award may be settled in cash, Shares or a combination thereof.
9.10	Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 9.5: (i) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (ii) such Shares may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (iii) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (iv) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (v) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (vi) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.
9.12	Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, no Award (or portion thereof) granted hereunder on and after the Effective Date shall vest earlier than the first anniversary of the date the Award is granted; provided, however, that the foregoing shall not apply to: (i) Substitute Awards; (ii) Awards delivered in lieu of fully-vested cash awards or payments; (iii) Awards delivered in lieu of cash compensation otherwise payable to a non-employee Director, where such non-employee Director has elected to receive an Award in lieu of such cash compensation; (iv) Awards granted to non-employee Directors for which the vesting period runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders and which is at least 50 weeks after the immediately preceding year’s annual meeting; or (v) any other Awards that result in the issuance of an aggregate of up to 464,927 Shares, which represents 5% of Shares available for issuance as of the Effective Date. In addition, the Administrator may provide that such one-year vesting restrictions may lapse or be waived upon the Participant’s Termination of Service and/or in connection with a Change in Control.

Article X. Miscellaneous

10.1	No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company or any of its Subsidiaries. The Company and its Subsidiaries expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement or in the Plan.
10.2	No Rights as Stockholder; Certificates. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.

2023 Proxy Statement	103

ANNEX A – Amended and Restated Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan

10.3	Effective Date and Term of Plan. Unless earlier terminated by the Board, the Plan will become effective April 21, 2023 (the “Effective Date”) and will remain in effect until the tenth anniversary of the Effective Date. Notwithstanding anything to the contrary in the Plan, an Incentive Stock Option may not be granted under the Plan after 10 years from the earlier of (i) the date the Board adopted the Plan or (ii) the date the Company’s stockholders approved the Plan, but Awards previously granted may extend beyond that date in accordance with the Plan. If the Plan is not approved by the Company’s stockholders, the Plan will not become effective and the Original Plan shall remain in full force and effect in accordance with its existing terms and conditions.
10.4	Amendment of Plan. The Board may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. No Awards may be granted under the Plan during any suspension period or after the Plan’s termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws, or any amendment to increase the Director Limit.
10.5	Provisions for Foreign Participants. The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.
10.6	Section 409A.
(a) General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 10.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A. Notwithstanding any contrary provision of the Plan or any Award Agreement, any payment of “nonqualified deferred compensation” under the Plan that may be made in installments shall be treated as a right to receive a series of separate and distinct payments.
(b) Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”
(c) Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

104	Virgin Galactic Holdings, Inc.

ANNEX A – Amended and Restated Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan

10.7
Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

10.8
Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to 180 days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.

10.9
Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 10.9 in writing, without cost, by contacting the local human resources representative. If the Participant refuses or withdraws the consents in this Section 10.9, the Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

10.10
Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

10.11
Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.

10.12
Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.

10.13
Claw-back Provisions. All Awards (including, without limitation, any proceeds, gains or other economic benefit actually or constructively received by Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with Applicable Laws.

2023 Proxy Statement	105

ANNEX A – Amended and Restated Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan

10.14	Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

10.15
Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.

10.16
Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.

Article XI. Definitions

As used in the Plan, the following words and phrases will have the following meanings:

11.1	“Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

11.2
“Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted.

11.3
“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Dividend Equivalents, or Other Stock or Cash Based Awards.

11.4
“Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.

11.5	“Board” means the Board of Directors of the Company.

11.6	“Change in Control” means and includes each of the following:

(a)
A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (c) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, VG Holder (as defined in the Stockholders’ Agreement), an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b)
During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)
The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i)
which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

106	Virgin Galactic Holdings, Inc.

ANNEX A – Amended and Restated Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan

(ii)
after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b) or (c) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

11.7	“Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

11.8
“Committee” means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

11.9	“Common Stock” means the common stock of the Company.

11.10	“Company” means Virgin Galactic Holdings, Inc., a Delaware corporation, or any successor.

11.11
“Consultant” means any consultant or advisor, engaged by the Company or any of its Subsidiaries to render services to such entity, who qualifies as a consultant or advisor under the applicable rules of Form S-8 Registration Statement.

11.12
“Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.

11.13	“Director” means a Board member.

11.14	“Dividend Equivalents” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.

11.15	“Employee” means any employee of the Company or its Subsidiaries.

11.16
“Equity Restructuring” means, as determined by the Administrator, a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, or other large, nonrecurring cash dividend, that affects the Shares (or other securities of the Company) or the share price of Common Stock (or other securities of the Company) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

11.17	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

11.18
“Fair Market Value” means, as of any date, the value of a Share determined as follows: (a) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (b) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (c) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.

2023 Proxy Statement	107

ANNEX A – Amended and Restated Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan

11.19
“Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.

11.20	“Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

11.21	“Non-Qualified Stock Option” means an Option, or portion thereof, not intended or not qualifying as an Incentive Stock Option.

11.22	“Option” means an option to purchase Shares, which will either be an Incentive Stock Option or a Non-Qualified Stock Option.

11.23
“Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property awarded to a Participant under Article VII.

11.24	“Overall Share Limit” means 29,408,755 Shares.

11.25	“Participant” means a Service Provider who has been granted an Award.

11.26
“Performance Criteria” mean the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period, which may include the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human capital management (including diversity and inclusion); supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company or a Subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies.

11.27	“Plan” means this Amended and Restated Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan.

11.28	“Restricted Stock” means Shares awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.

11.29
“Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.

11.30	“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.

11.31	“Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

11.32	“Section 16 Persons” means those officers, directors or other persons who are subject to Section 16 of the Exchange Act.

11.33	“Securities Act” means the Securities Act of 1933, as amended.

11.34	“Service Provider” means an Employee, Consultant or Director.

11.35	“Shares” means shares of Common Stock.

11.36	“Stock Appreciation Right” means a stock appreciation right granted under Article V.

108	Virgin Galactic Holdings, Inc.

ANNEX A – Amended and Restated Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan

11.37	“Stockholders’ Agreement” means that certain Stockholders’ Agreement by and between the Company, Vieco USA, Inc. and SCH Sponsor Corp., dated as of October 25, 2019.

11.38
“Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

11.39
“Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

11.40	“Termination of Service” means the date the Participant ceases to be a Service Provider.

*****

2023 Proxy Statement	109

1700 Flight Way
Tustin, CA 92782

www.virgingalactic.com

PROXY
Virgin Galactic Holdings, Inc.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 8, 2023
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The undersigned hereby appoints Michael Colglazier and Douglas Ahrens, or either of them, each with power of substitution, as proxies for the undersigned to vote all shares of Common Stock of said Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) of Virgin Galactic Holdings, Inc. (the “Company”) to be held on June 8, 2023, and any adjournment or postponement thereof, as hereinafter specified and, in their judgment, upon such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies previously given.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” EACH OF THE NOMINEES NAMED IN PROPOSAL 1, AND “FOR” PROPOSALS 2, 3 AND 4. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR JUDGMENT UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF

(Continued and to be marked, dated and signed on other side)
▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

If you plan to attend the Annual Meeting, you must be a holder of Company shares as of the Record Date of April 13, 2023, and you must register at www.viewproxy.com/SPCE/2023 by 11:59 p.m. Eastern Time on June 7, 2023. For more information on how to attend the Virtual Annual Meeting, see “General Information about the Annual Meeting and Voting--How can I attend and vote at the Annual Meeting?” in the statement.

Important Notice Regarding the Availability of Proxy Materials for the Virtual Annual
Meeting of Stockholders to be held June 8, 2023

The Proxy Statement and our 2022 Annual Report to
Stockholders are available at: www.viewproxy.com/SPCE/2023.

Please mark your votes like this in blue or black ink ☒
The Board of Directors recommends you vote FOR each of the nominees named in Proposal 1, and FOR Proposals 2, 3, and 4.
Proposal 1 – To elect the director nominees listed in the Proxy Statement
Nominees:
1a. Evan Lovell	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
1b. Michael Colglazier
1c. Wanda Austin
1d. Tina Jonas
1e. Craig Kreeger
1f. Raymond Mabus, Jr.
1g. Wanda Sigur
1h. Diana Strandberg
1i. W. Gilbert (Gil) West
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

DO NOT PRINT IN THIS AREA (Stockholder Name & Address Data)

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.)
Please indicate if you plan to attend this meeting
Proposal 2 – To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2023.
FOR AGAINST ABSTAIN
Proposal 3 – To approve, on an advisory (non-binding) basis, the compensation of our named executive officers.
FOR AGAINST ABSTAIN
Proposal 4 – To approve the Company’s Amended and Restated 2019 Incentive Award Plan.
FOR AGAINST ABSTAIN
To transact other business as may properly come before the meeting or any adjournment or postponement thereof.
Date
Signature
Signature
(Joint Owners)
Note: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. If signing as a fiduciary or attorney, please give your exact title.
CONTROL NUMBER

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

As a stockholder of Virgin Galactic Holdings, Inc., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 7, 2023.

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS
Please have your 11-digit control number ready when voting by Internet or Telephone

INTERNET	TELEPHONE	MAIL
Vote Your Proxy on the Internet: Go to www.AALvote.com/spce Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	Vote Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.